                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:                 [_] Confidential, for Use of the
[X] Preliminary Proxy Statement                Commission Only (as Permitted by
                                               Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                                    IGI, INC.

                               ------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                               ------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         Not applicable
         ------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
         Not applicable
         ------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $16,700,000, all of which is a cash payment to be received by the Registrant(a)
         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
         $16,700,000
         ---------------------------------------------------------------------
(5)      Total fee paid:
         $1,537
         ---------------------------------------------------------------------
--------
(a) Fee calculated based upon Section 14(g) of the Securities Exchange Act of 1934, as amended. See Fee Rate Advisory #8 dated January 16, 2002.

[X] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.       Amount Previously Paid:

         ______________________________________________________
2.       Form, Schedule or Registration Statement No.:

         ______________________________________________________
3.       Filing Party:

         ______________________________________________________
4.       Date Filed:

         ______________________________________________________

                                                               Preliminary Copy
                                                        Filed on April 29, 2002

                             [IGI LOGO]

May   , 2002

Dear IGI Stockholder:

   On February 6, 2002, IGI, Inc. entered into an asset purchase agreement for the sale of substantially all of the assets of its companion pet products business to Vetoquinol U.S.A., Inc., a wholly owned subsidiary of Vetoquinol S.A. of Lure, France. IGI's companion pet products business produces and markets products such as pharmaceuticals, nutritional supplements and grooming aids under the names EVSCO Pharmaceuticals, Tomlyn and Luv 'Em. Under the terms of the asset purchase agreement, IGI will receive at closing cash consideration of $16.7 million. In addition, specified liabilities of IGI's companion pet products business will be assumed by Vetoquinol U.S.A. The cash consideration is subject to post-closing adjustments.

   The sale of our companion pet products business will, among other things, provide IGI with cash resources sufficient to repay our outstanding obligations under our principal loan agreements, including prepayment and related fees. The sale will also permit IGI and its management to focus their attention, efforts and resources, including the additional working capital provided by the sale of the companion pet products business, on further developing our consumer products business.

   It is a condition to closing the sale of assets contemplated by the asset purchase agreement that the asset sale be authorized by the holders of at least a majority of our outstanding shares of common stock. We are holding a special meeting of IGI's stockholders on May 31, 2002 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the special meeting, we will ask our stockholders to consider and vote upon a proposal to authorize the sale of assets contemplated by the asset purchase agreement. All IGI stockholders are cordially invited to attend the meeting.

   After careful consideration, our board of directors has unanimously determined that the asset purchase agreement and the sale of assets contemplated by the asset purchase agreement are fair and in the best interests of IGI and its stockholders. The board has unanimously approved the asset purchase agreement and the sale of assets contemplated by that agreement and unanimously recommends that you vote to authorize the asset sale.

   In the materials accompanying this letter, you will find a notice of special meeting of stockholders, a proxy statement relating to the actions to be taken by stockholders at the special meeting and a proxy card. The proxy statement more fully describes the asset purchase agreement and the sale of assets contemplated by that agreement. Please read carefully the proxy statement and notice and consider the information included in those documents. This letter and the accompanying notice of special meeting, proxy statement and proxy card
are first being sent to IGI's stockholders on or about May   , 2002

   Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card in the enclosed envelope or direct your broker or other nominee to vote your shares pursuant to the applicable instructions provided to you by your broker or other nominee. In this way you will ensure that your shares will be represented at the special meeting. No postage need be affixed if the proxy card is mailed in the United States.

                                          Sincerely,

                                          John Ambrose
                                          President and Chief Executive Officer

                                                               Preliminary Copy
                                                        Filed on April 29, 2002

                                   IGI, INC.
                              105 Lincoln Avenue
                            Buena, New Jersey 08310
                                (856) 697-1441

                               -----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 31, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of IGI, Inc. will be held on May 31, 2002, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the purpose of considering and acting upon the following matters:

       1. to authorize the sale of assets contemplated by the asset purchase agreement dated as of February 6, 2002 by and between Vetoquinol U.S.A., Inc. and IGI, Inc., a copy of which is set forth in Annex A to the proxy statement accompanying this notice of special meeting; and

       2. to transact such other business incident to the conduct of the special meeting as may properly be brought before the special meeting and any adjournment of the special meeting.

   Our board of directors has fixed the close of business on May 1, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. Our stock record books remain open.

   All stockholders are cordially invited to attend the special meeting.

                                          By order of the board of directors,

                                          Domenic N. Golato
                                          Secretary

May   , 2002

   Your vote is important. It is a condition to consummating the sale of assets contemplated by the asset purchase agreement that the holders of at least a majority of our outstanding shares of common stock authorize the asset sale. Therefore, a failure to vote, either by not completing and returning the enclosed proxy card and not attending the special meeting, by checking the "abstain" box on the enclosed proxy card or by not directing your broker or other nominee to vote your shares pursuant to the applicable instructions provided to you by your broker or other nominee, will have the same effect as a vote against the authorization of the sale of assets contemplated by the asset purchase agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return your proxy card in the enclosed envelope or direct your broker or other nominee to vote your shares pursuant to the applicable instructions provided to you by your broker or other nominee. In this way you will ensure that your shares will be represented at the special meeting, if you are unable to attend. No postage need be affixed if the proxy card is mailed in the United States.

                                                               Preliminary Copy
                                                        Filed on April 29, 2002

                                   IGI, INC.
                              105 Lincoln Avenue
                            Buena, New Jersey 08310
                                (856) 697-1441

                               -----------------

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 31, 2002

                               -----------------
                                    SUMMARY

   This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For a more complete description of the terms of the proposed transaction, you should read carefully this entire proxy statement, including the agreements attached as annexes to this proxy statement. This section includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Q: Why is this proxy statement being distributed to IGI's stockholders? (see page 1)

A: We have entered into an asset purchase agreement for the sale of substantially all of the assets of our companion pet products business to Vetoquinol U.S.A., Inc., a wholly owned subsidiary of Vetoquinol S.A. of Lure, France. The assets to be sold include, to the extent they relate solely to the companion pet products business: inventories, products, product formulations and specifications, contractual relationships, permits and licenses, intellectual property rights and accounts receivable. Following the sale, we will retain the assets used in our consumer products business, as well as the real property and facilities relating to our companion pet products business.

   It is a condition to closing the sale of assets contemplated by the asset purchase agreement that the asset sale be authorized by the holders of at least a majority of our outstanding shares of common stock. We are holding a special meeting of our stockholders on May 31, 2002 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for our stockholders to consider and vote upon the authorization of the sale of assets contemplated by the asset purchase agreement. This proxy statement is being distributed by IGI on behalf of its board of directors. This proxy statement and the accompanying letter to stockholders, notice of special meeting and proxy card are first being sent
   to our stockholders on or about May   , 2002.

Q: What is IGI's companion pet products business? (see page 7)

A: Our companion pet products business produces and markets products such as pharmaceuticals, nutritional supplements and grooming aids under the names Tomlyn, EVSCO Pharmaceuticals and Luv 'Em for dogs, cats and other companion pets. Revenues from the companion pet products business represented approximately 73% of our revenues in the year ended December 31, 2001, and the assets of the companion pet products business as of December 31, 2001 represented approximately 52% of our assets.

Q: Why did IGI enter into the asset purchase agreement? (see page 12)

A: We entered into the asset purchase agreement because we believe it will result in a number of benefits to IGI and our stockholders, including the following:

  . that the sale of the companion pet products business pursuant to the asset purchase agreement enables IGI to realize immediately the value of that business in cash;

  . that the cash consideration to be received by IGI for the sale of its companion pet products business will be sufficient to allow the repayment in full of IGI's obligations under its loan agreements with American Capital Strategies, Ltd. and Fleet Capital Corporation, including prepayment and related fees. These obligations aggregated to approximately $11.9 million as of April 1, 2002;

  . that the repayment by IGI of its obligations under its loan agreements with American Capital Strategies and Fleet Capital Corporation will substantially reduce IGI's long-term debt obligations, which were $11.8 million as of December 31, 2001 and will reduce IGI's interest expense, which was approximately $2.1 million in the year ended December 31, 2001, of which approximately $577,000 represents the amortization of deferred financing costs and debt discount, to approximately $25,000 per year, payable in cash. The remaining interest expense is related to additional long-term debt obligations of approximately $200,000 taken on as of January 31, 2002; and

  . the sale of the companion pet products business will permit IGI and its management to focus their attention, efforts and resources, including the additional working capital provided by the sale of the companion pet products business, which is expected to be approximately $4.3 million, on further developing IGI's consumer products business.

Q: What will IGI receive for the sale of its assets contemplated by the asset purchase agreement? (see pages 8 and 26)

A: We will receive cash consideration of $16.7 million at the closing of the sale of assets contemplated by the asset purchase agreement. In addition, specified liabilities of our companion pet products business, aggregating to approximately $1.5 million as of December 31, 2001, will be assumed by Vetoquinol U.S.A. The cash consideration is subject to post-closing adjustments.

Q: What are the other material terms of the asset purchase agreement? (see pages 8 and 25)

A: In addition to the cash consideration to be received by IGI and the liabilities to be assumed by Vetoquinol U.S.A., the asset purchase agreement contains several other terms and provisions, including:

  . during the period ending 60 months following the closing, we have agreed, subject to limited exceptions, not to engage anywhere in the United States and Canada in any enterprise in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products;

  . we will enter into a sublicense and supply relationship with Vetoquinol U.S.A. with respect to rights and products relating to the Novasome lipid vesicle encapsulation technology;

  . we will indemnify Vetoquinol U.S.A. for damages arising from, among other things, breaches of our representations and warranties and of our post-closing agreements under the asset purchase agreement and for specified environmental liabilities;

  . following the closing, we have agreed to provide Vetoquinol U.S.A. with specified transitional services and, at Vetoquinol U.S.A.'s election, use and occupancy of our facility located at 701-711 Harding Road, Buena, New Jersey on a "triple net" basis;

  . Vetoquinol U.S.A. has agreed to hire 33 of our 52 employees. None of the employees being hired are directors or executive officers of IGI. All of the employees to be hired by Vetoquinol U.S.A. are engaged in our companion pet products business. We have agreed not to solicit or induce any of those employees to terminate their employment in the companion pet products business at any time during the period ending two years following the closing. The asset purchase agreement does not provide that Vetoquinol U.S.A. will retain any of the transferred employees for a minimum period of time; and

  . Vetoquinol S.A. has unconditionally guaranteed the due and punctual performance of all of Vetoquinol U.S.A.'s obligations under the asset purchase agreement.

Q: How many shares must be voted to authorize the sale of assets contemplated by the asset purchase agreement? (see page 2)

A: As of the close of business on May 1, 2002, the record date for the special
   meeting, there were issued and outstanding [      ] shares of our common
   stock. The authorization of the sale of assets contemplated by the asset purchase agreement at the special meeting requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date. Therefore, authorization of the matter requires the affirmative vote of at
   least [      ] shares of our common stock. Stockholders holding an aggregate
   of [      ], or [  ]% of the outstanding shares of our common stock as of the record date for the special meeting, including all of our directors, have entered into voting agreements with, and granted irrevocable proxies to Vetoquinol U.S.A., authorizing designees of Vetoquinol U.S.A. to vote their shares of common stock outstanding as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.

Q: What do I need to do now? (see page 1)

A: You should read carefully this proxy statement, including the agreements attached as annexes to this proxy statement, and consider how the asset purchase agreement will affect you. Then you should complete and mail your signed and dated proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of stockholders. If your shares are held in "street name" by a broker or other nominee, your broker or other nominee will not be able to vote your shares prior to the special meeting unless you have given your broker or other nominee instructions to vote your shares on this matter. You should instruct your broker or other nominee to vote your shares by following the procedure provided by your broker or other nominee. You may also attend the special meeting and vote in person. If you fail either to return your proxy card, to instruct your broker or other nominee to vote your shares or to vote in person at the special meeting, or if you mark your proxy "abstain", the effect will be a vote against the sale of assets contemplated by the asset purchase agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return your proxy card in the enclosed envelope or grant a proxy pursuant to the applicable instructions provided to you by your broker or other nominee. In this way you will ensure that your shares will be represented at the special meeting, if you are unable to attend.

Q: May I change my vote after I have mailed in my signed proxy card? (see page
   1)

A: You may change your vote at any time before the vote takes place at the special meeting by either submitting a later dated proxy card or sending a written notice stating that you would like to revoke your proxy. In addition, you may attend the special meeting and vote in person. However, if you elect to vote in person at the special meeting and your shares are held by a broker or other nominee, you must bring to the special meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

Q:  What does IGI recommend? (see page 15)

A: After careful consideration, our board of directors has unanimously determined that the asset purchase agreement and the sale of assets contemplated by that agreement are fair and in the best interests of IGI and its stockholders. The board has unanimously approved the asset purchase agreement and the sale of assets contemplated by that agreement and unanimously recommends that you vote to authorize the asset sale.

Q: Do IGI's directors and executive officers have any interests in the sale of assets contemplated by the asset purchase agreement which may be different from my interests? (see page 15)

A: In considering the recommendation of our board of directors, you should be aware that upon the closing of the sale of assets contemplated by the asset purchase agreement, all options to purchase shares of common stock issued by IGI to its directors and executive officers will vest in full. As of February 6, 2002, the date the asset purchase agreement was signed, this acceleration would result in the accelerated vesting of an aggregate of options to purchase approximately 795,000 shares of our common stock, with a per share weighted average exercise price of $0.69. On April 15, 2002 the per share closing price of our common stock on the American Stock Exchange was $0.69.

Q: When is the closing expected to occur? (see page 27)

A: The parties are working towards completing the transaction as quickly as possible. In addition to obtaining the authorization of our stockholders, the parties must satisfy or waive all of the closing conditions contained in the asset purchase agreement. The parties hope to complete the transaction promptly after the special meeting of our stockholders, which is scheduled for May 31, 2002. Either IGI or Vetoquinol U.S.A. may terminate the asset purchase agreement under circumstances specified in the asset purchase
   agreement, including if the closing has not taken place by           , 2002.

Q: What are the conditions to the closing of the sale of assets contemplated by the asset purchase agreement? (see page 34)

A: The closing of the sale of the assets contemplated by the asset purchase agreement depends upon the satisfaction of a number of conditions, including:

  . the authorization by the holders of a majority of the outstanding shares of our common stock of the sale of assets contemplated by the asset purchase agreement;

  . we must obtain the consents of third parties under agreements to which we are a party or which we will assign to Vetoquinol U.S.A. pursuant to the asset purchase agreement, including the consents of American Capital Strategies and Fleet Capital Corporation under our loan agreements with each of those entities;

  . we must obtain an appropriate determination, waiver or approval from the New Jersey Department of Environmental Protection with respect to the transactions contemplated by the asset purchase agreement; and

  . other customary conditions specified in the asset purchase agreement, including: the truth of representations and warranties made in the asset purchase agreement, the absence of injunctions, litigation or other restraints preventing the consummation of the transactions contemplated by the asset purchase agreement, the delivery of legal opinions and the performance in all material respects of the obligations of the parties to the asset purchase agreement.

   In some circumstances, conditions to the closing may be waived by one or both of IGI and Vetoquinol U.S.A.

Q: How does IGI intend to use the cash consideration it will receive for the sale of assets contemplated by the asset purchase agreement? (see page 9)

A: We intend to use the cash consideration we will receive for the sale of assets contemplated by the asset purchase agreement to:

  . pay all of our outstanding debt obligations and applicable prepayment and other fees under our loan agreements with American Capital Strategies and Fleet Capital Corporation, which as of April 1, 2002 amounted in the aggregate to approximately $11.9 million;

  . pay our costs and expenses associated with the transactions contemplated by the asset purchase agreement, which we anticipate to be approximately $480,000; and

  . use the remaining cash consideration of approximately $4.3 million for general corporate purposes.

Q: Are there other financial or legal issues, other than the terms of the asset purchase agreement, of which I should be aware? (see page 16)

A: The sale of assets contemplated by the asset purchase agreement has various financial and legal effects. Among these effects are the following:

  . we have been advised by the American Stock Exchange that we are no longer in compliance with its continuing listing standards. Consistent with the instructions of the American Stock Exchange, we have presented to that exchange a plan for future compliance with its continuing listing standards. Based upon that plan, the exchange has not delisted our common stock, notwithstanding our present failure to comply with its continuing listing standards. The exchange is monitoring our compliance with our plan on a monthly basis. The consummation of the sale of our companion pet products business and the related pay-off of our outstanding long-term debt are integral components of our plan. If we consummate the sale of our companion pet products business and pay off our outstanding debt obligations to American Capital Strategies and Fleet Capital Corporation, the American Stock Exchange will continue to monitor our compliance with our plan on a monthly basis and will review our overall compliance with its continuing listing standards in March 2003 in light of our financial results for fiscal 2002. In the event the sale of our companion pet products business pursuant to the asset purchase agreement is not consummated, we will not be in compliance with our plan, as presented to the American Stock Exchange, and the exchange will delist our common stock;

  . the sale of assets contemplated by the asset purchase agreement will be a taxable sale of the assets of our companion pet products business, which will be accounted for as a discontinued operation. We anticipate that we will be able to offset all taxable gain we experience for United States federal income tax purposes against our net operating loss carryforwards and that therefore any federal income tax liability resulting from the asset sale will not reduce the amount of cash available for corporate purposes;

  . the closing of the sale of assets contemplated by the asset purchase agreement will not be a taxable event for our stockholders under applicable United States federal income tax laws; and

  . under Delaware law, you will not be entitled to exercise appraisal rights in connection with the sale of assets contemplated by the asset purchase agreement.

Q: Who can help answer my additional questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions regarding the procedures for voting your shares, you should contact IGI, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310,
   Attention: Domenic N. Golato, Chief Financial Officer, phone number: (856) 697-1441.

                               TABLE OF CONTENTS

SUMMARY........................................................................................ S-1
TABLE OF CONTENTS..............................................................................   i
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.....................................  ii
THE SPECIAL MEETING OF STOCKHOLDERS............................................................   1
   Date, Time and Place of the Special Meeting.................................................   1
   Matter to be Considered at the Special Meeting..............................................   1
   Record Date.................................................................................   1
   Voting......................................................................................   1
   Votes Required..............................................................................   2
   Quorum......................................................................................   2
   Abstentions and Broker Non-Votes............................................................   2
   Solicitation of Proxies and Expenses........................................................   3
   Other Matters...............................................................................   3
   Recommendation to Stockholders..............................................................   3
   Security Ownership of Certain Beneficial Owners and Management..............................   3
   Stockholder Proposals for the 2002 Annual Meeting...........................................   6
   Householding of Proxy Materials.............................................................   6
THE SALE OF THE COMPANION PET PRODUCTS BUSINESS................................................   7
   Overview of IGI.............................................................................   7
   Consumer Products Business..................................................................   7
   Companion Pet Products Business.............................................................   7
   Other Parties to the Sale of the Companion Pet Products Business............................   8
   Sale of the Companion Pet Products Business.................................................   8
   Use of Proceeds from the Sale...............................................................   9
   Background of the Sale......................................................................  10
   Reasons for the Sale........................................................................  12
   No Fairness Opinion.........................................................................  14
   Recommendation of IGI's Board of Directors..................................................  15
   Interests of Directors and Executive Officers of IGI in the Sale............................  15
   Material United States Federal Income Tax Consequences and Accounting Treatment of the Sale.  16
   Listing of Our Common Stock on the American Stock Exchange..................................  16
   No Rights of Appraisal......................................................................  16
UNAUDITED PRO FORMA FINANCIAL INFORMATION......................................................  17
THE ASSET PURCHASE AGREEMENT...................................................................  25
   Asset Sale..................................................................................  25
   Purchased Assets............................................................................  25
   Excluded Assets.............................................................................  26
   Purchase Price..............................................................................  26
   Closing.....................................................................................  27
   Representations and Warranties..............................................................  27
   Additional Agreements of IGI and Vetoquinol U.S.A...........................................  29
   Conditions to Closing.......................................................................  34
   Expenses and Termination....................................................................  35
   Indemnification.............................................................................  35
   Other Agreements............................................................................  36
WHERE YOU CAN FIND MORE INFORMATION............................................................  37
INDEX TO FINANCIAL STATEMENTS.................................................................. F-1
ASSET PURCHASE AGREEMENT....................................................................... A-1
TECHNOLOGY RIGHTS AGREEMENT.................................................................... B-1
MANUFACTURING AND SUPPLY AGREEMENT............................................................. C-1

   In this proxy statement, "IGI", "we", "us" and "our" refer to IGI, Inc., unless the context otherwise requires. Our web site addresses include www.askigi.com, www.Tomlyn.com and www.EvscoPharm.com. References in this proxy statement to www.askigi.com, askigi.com, www.Tomlyn.com, Tomlyn.com, www.EvscoPharm.com, EvscoPharm.com, or any variations of the foregoing or any other uniform resource locator, or URL, are inactive textual references only. The information on our web sites or at any other URL is not incorporated by reference into this proxy statement and should not be considered to be a part of this document.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. When used in this proxy statement, the words "will", "believe", "anticipate", "intend", "estimate", "should", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact included in this proxy statement regarding our strategy, future operations, use of the cash consideration to be received by IGI under the asset purchase agreement, financial position, prospects, plans and objectives of management are forward-looking statements, including those statements set forth under the headings:

  .  "Summary";

  .  "The Sale of the Companion Pet Products Business--Consumer Products
     Business";

  . "The Sale of the Companion Pet Products Business--Companion Pet Products Business";

  . "The Sale of the Companion Pet Products Business--Sale of the Companion Pet Products Business";

  . "The Sale of the Companion Pet Products Business--Use of Proceeds from the Sale"; and

  .  "The Sale of the Companion Pet Products Business--Reasons for the Sale".

   We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential effect of any future acquisitions, mergers, dispositions, joint ventures or strategic alliances. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including:

  . our ability to consummate the transactions contemplated by the asset purchase agreement;

  . the authorization by a majority of our stockholders of the sale of assets contemplated by the asset purchase agreement;

  . our ability to realize anticipated benefits and opportunities and to implement successfully proposed strategies;

  . intense competitive pressures affecting our business, generally, and our consumer products business, in particular;

  . the rapidly changing marketplace for our products, generally, and for companion pet products, in particular;

  . the effects of new or improved technologies which may have greater utility than, be superior to or supersede our technologies, including the Novasome lipid vesicle encapsulation technology; and

  . effects of and delays attendant to government regulation and oversight of our products and the industries in which we compete.

   The forward-looking statements provided by us in this proxy statement represent our estimates as of the date this document is filed with the Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our estimates to change. However, while we may elect to update our forward-looking statements in the future we specifically disclaim any obligation to do so. Our forward-looking statements should not be relied upon as representing our estimates as of any date subsequent to the date this document is filed with the Securities and Exchange Commission.

                      THE SPECIAL MEETING OF STOCKHOLDERS

   This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders to be held on May 31, 2002 and at any adjournment of the meeting.

Date, Time and Place of the Special Meeting

   The special meeting will be held on May 31, 2002 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Matter to be Considered at the Special Meeting

   At the special meeting and any adjournment of the meeting, our stockholders will be asked to consider and vote upon the authorization of the sale of assets contemplated by the asset purchase agreement between IGI, Inc. and Vetoquinol U.S.A., Inc. A copy of the asset purchase agreement is attached to this proxy statement as Annex A. The sale of assets and the other transactions contemplated by the asset purchase agreement are summarized in this proxy statement beginning on page 25 under the heading "The Asset Purchase Agreement".

Record Date

   Our board of directors has fixed the close of business on May 1, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment of the meeting.

Voting

   As described below, stockholders of record as of the close of business on May 1, 2002 may cast votes by granting a proxy via a proxy card or in person at the special meeting. Stockholders of record are stockholders who own IGI common stock registered in their own name, as opposed to in the name of a broker or other nominee.

   Voting by proxy card. Stockholders of record may grant a proxy by completing, dating, signing and returning the enclosed proxy card. Stockholders may revoke this proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to our Secretary or by voting in person at the special meeting.

   Voting in person at the special meeting. Stockholders of record attending the special meeting may deliver a completed proxy card in person or may vote by completing a ballot, which will be available at the meeting. Attendance at the meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the special meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the meeting.

   Stockholders who hold shares registered in the name of a broker or other nominee may generally only vote pursuant to the instructions given to them by their broker or other nominee. If you hold shares registered in the name of a broker or other nominee, generally the nominee may only vote your shares as you direct the nominee, pursuant to the instructions given to you by the nominee. However, if the nominee has not timely received your directions, the nominee may vote on matters for which it has discretionary voting authority. Brokers will not have discretionary voting authority to vote on the proposal to authorize the sale of assets contemplated by the asset purchase agreement. Brokers will have discretionary voting authority to vote on matters incident to the conduct of the special meeting. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. In order to vote their shares by attending the special meeting, as opposed to directing their broker or nominee to vote their shares, stockholders who hold shares registered in the name of a broker or other nominee generally must bring to the special meeting a legal proxy from the broker or nominee authorizing them to vote the shares.

   The last vote a stockholder submits chronologically (either by proxy card or by attending the special meeting) will supersede any prior votes cast by that stockholder.

   We request that our stockholders complete, date and sign the proxy card and promptly return it by mail in the accompanying envelope or direct their broker or other nominee to vote their shares pursuant to the applicable instructions provided by the broker or nominee. All properly submitted proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to authorize the sale of assets contemplated by the asset purchase agreement.

Votes Required

   As of the close of business on May 1, 2002, the record date for the special
meeting, there were [        ] shares of our common stock outstanding and
entitled to vote. The holders of a majority of the outstanding shares of our common stock entitled to vote must affirmatively vote to authorize the sale of assets contemplated by the asset purchase agreement in order for the proposal to be authorized. Stockholders have one vote per share of our common stock owned on the record date. Therefore, the affirmative vote of at least
[        ] shares is required to authorize the sale of assets contemplated by the asset purchase agreement.

   Stockholders holding an aggregate of [        ], or [   ]%, of the
outstanding shares of our common stock as of the record date for the special meeting, including all of our directors, have entered into voting agreements with, and granted irrevocable proxies to Vetoquinol U.S.A. authorizing designees of Vetoquinol U.S.A., to vote their shares of common stock outstanding as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.

Quorum

   The required quorum for the transaction of business at the special meeting is holders, present in person or by proxy, of a majority of the shares of our stock issued and outstanding on the record date. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. In the event that a quorum is not present at the time the special meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the special meeting and the persons named in the enclosed proxy will vote all shares of common stock for which they have voting authority in favor of that adjournment, unless authority to do so is withheld by checking the appropriate box on the proxy card.

Abstentions and Broker Non-Votes

   Because authorization of the sale of assets contemplated by the asset purchase agreement requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against the authorization of the sale of assets contemplated by the asset purchase agreement. In addition, the failure of a stockholder to return a proxy or to vote in person or to direct its broker or other nominee to vote its shares will have the effect of a vote against the authorization of the sale of assets contemplated by the asset purchase agreement. Brokers holding shares for beneficial owners cannot vote on the proposal without the owners' specific instructions. Accordingly, stockholders are encouraged to return the enclosed proxy card marked to indicate their grant of a proxy or to follow the instructions for voting provided by their broker or other nominee.

Solicitation of Proxies and Expenses

   We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal meetings. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Other Matters

   No other matters may be brought before the special meeting, other than matters incident to the conduct of the meeting.

Recommendation to Stockholders

   After careful consideration, our board of directors has unanimously determined that the asset purchase agreement and the sale of assets contemplated by the asset purchase agreement are fair and in the best interests of IGI and its stockholders. The board has unanimously approved the asset purchase agreement and the sale of assets contemplated by that agreement and unanimously recommends that you vote to authorize the asset sale.

   The matter to be considered at the special meeting is of great importance to the stockholders of IGI. Accordingly, you are encouraged to read and carefully consider the information presented in this proxy statement and the agreements attached as annexes to this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope or direct your broker or other nominee to vote your shares pursuant to the applicable instructions provided to you by your broker or other nominee.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information as of January 25, 2002, unless otherwise indicated, with respect to the beneficial ownership of shares of our common stock by:

  . each person known to us to own beneficially more than 5% of our outstanding shares of common stock;

  .  our directors;

  .  each of our executive officers; and

  .  all of our directors and executive officers as a group.

   As of January 25, 2002, we had 11,243,720 shares of common stock outstanding.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after January 25, 2002 through the exercise or conversion of any stock option, warrant, preferred stock or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

   The address of each of our employees, officers and directors is c/o IGI, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310.

                                                                  Shares Beneficially
                                                                         Owned
                                                                --------------------
                                                                 Number       Percent
                                                                ---------     -------
Name of Beneficial Owner
------------------------
5% Stockholders
Vetoquinol U.S.A., Inc......................................... 7,378,756(1)   52.1%(2)
    c/o Vetoquinol North America Inc.
    2000 Chemin Georges
    Lavaltrie, Quebec, Canada J0K IHO

Edward B. Hager, M.D........................................... 2,284,313(3)   19.5%
    Pinnacle Mountain Farms
    Lyndeboro, New Hampshire 03082

American Capital Strategies, Ltd............................... 1,913,013(4)   14.5%
    2 Bethesda Metro Center, 14th Floor
    Bethesda, Maryland 20814

Frank Gerardi..................................................   900,000(5)    8.0%
    c/o Univest Mgt. Inc. EPSP
    149 West Village Way
    Jupiter, Florida 33458

Directors and Executive Officers:
  Stephen J. Morris............................................ 2,581,349(6)   22.8%
  Jane E. Hager................................................ 2,284,313(7)   19.5%
  Kenneth E. Jones............................................. 1,913,013(8)   14.5%
  Terrence O'Donnell...........................................   240,829(9)    2.1%
  Constantine L. Hampers, M.D..................................   218,929(10)   1.9%
  John Ambrose.................................................   100,000(11)      *
  Domenic N. Golato............................................   100,000(12)      *
  Earl R. Lewis................................................    88,672(13)      *
  Donald W. Joseph.............................................    51,651(14)      *
  All executive officers and directors, as a group (9 persons). 7,578,756(15)  52.8%

--------
 * Less than 1%.
(1) Consists of 2,581,349 shares beneficially owned by Stephen J. Morris, an aggregate of 2,284,313 shares beneficially owned by Edward B. Hager and Jane E. Hager, 1,913,013 shares beneficially owned by Kenneth E. Jones, 240,829 shares beneficially owned by Terrence O'Donnell, 218,929 shares beneficially owned by Constantine L. Hampers, 88,672 shares beneficially owned by Earl R. Lewis and 51,651 shares beneficially owned by Donald W. Joseph. An aggregate of 1,000,000 of those shares are issuable upon the exercise of options exercisable within 60 days of January 25, 2002. Moreover, 1,907,543 of those shares are issuable upon the exercise of warrants held by American Capital Strategies. Vetoquinol U.S.A. entered into a voting agreement as of February 6, 2002 with Mr. Morris, Dr. Hager, Mrs. Hager, Mr. O'Donnell, Dr. Hampers, Mr. Lewis, Mr. Joseph and American Capital Strategies. Pursuant to the voting agreement, each of those parties, other than Vetoquinol U.S.A., agreed to vote all shares of common stock outstanding as of the record date for the special meeting which they beneficially own to authorize the sale of assets contemplated by the asset purchase agreement. In addition, each party to the voting agreement, other than Vetoquinol U.S.A., has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A. to vote their shares of common stock outstanding as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(2) As of January 25, 2002, 4,471,213 shares of our common stock subject to the voting agreement referenced in note (1) above were outstanding, representing 39.8% of the outstanding shares of our common stock. All of these shares of our common stock were outstanding as of the record date for the special meeting and are entitled to vote at the special meeting. The remaining 2,907,543 shares set forth in the table above as beneficially owned by Vetoquinol U.S.A. as of January 25, 2002 were not outstanding as of the record date for the special meeting and are not entitled to be voted at the special meeting. As of May 1, 2002, the record date for the special
    meeting, there were outstanding [        ] shares of our common stock
    subject to the voting agreement, representing [ ]% of the outstanding shares of our common stock as of the record date.

(3) Includes 350,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Dr. Hager. Also includes 639,815 shares of common stock beneficially owned by Dr. Hager and Mrs. Jane E. Hager, as co-trustees of the Hager Family Trust, who share voting and investment control. Dr. Hager disclaims beneficial ownership of the 639,815 shares of common stock held by the Hager Family Trust. Also includes 537,681 shares of common stock held by Mrs. Hager and 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mrs. Hager, of which Dr. Hager disclaims beneficial ownership. Pursuant to the voting agreement referenced in note (1) above, Dr. Hager has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(4) Includes 1,907,543 shares of common stock issuable upon the exercise of warrants held by American Capital Strategies.
(5) Consists of 825,500 shares of common stock held by Univest Mgt. Inc. EPSP, 24,500 shares of common stock held by Univest Partners and 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. Gerardi. Mr. Gerardi is the trustee of Univest Mgt. Inc. EPSP and the general partner of Univest Partners.
(6) Includes 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. Morris. Also includes 26,500 shares of common stock held jointly with Mr. Morris's spouse and 156,040 shares held in an account on behalf of Mr. Morris's children, over which Mr. Morris has voting and investment control, and 51,280 shares of common stock held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control. Pursuant to the voting agreement referenced in note (1) above, Mr. Morris has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(7) Includes 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mrs. Hager. Also includes 639,815 shares of common stock beneficially owned by Dr. Edward B. Hager and Mrs. Hager, as co-trustees of the Hager Family Trust, who share voting and investment control. Mrs. Hager disclaims beneficial ownership of the 639,815 shares of common stock held by the Hager Family Trust. Also includes 606,817 shares of common stock held by Dr. Hager and 350,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Dr. Hager, of which Mrs. Hager disclaims beneficial ownership. Pursuant to the voting agreement referenced in note (1) above, Mrs. Hager has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by her as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(8) Consists of 5,470 shares of common stock held by American Capital Strategies and 1,907,543 shares of common stock issuable upon the exercise of warrants held by American Capital Strategies. Mr. Jones is a principal of American Capital Strategies. Mr. Jones disclaims beneficial ownership of the 5,470 shares of common stock held by American Capital Strategies and 1,907,543 shares of common stock issuable upon the exercise of warrants held by American Capital Strategies. Pursuant to the voting agreement referenced in note (1) above, Mr. Jones has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(9) Includes 190,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. O'Donnell. Pursuant to the voting agreement referenced in note (1) above, Mr. O'Donnell has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.

(10) Includes 170,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Dr.
     Hampers. Pursuant to the voting agreement referenced in note (1) above, Dr. Hampers has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(11) Consists of 100,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. Ambrose.
(12) Consists of 100,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. Golato.
(13) Consists of 30,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. Lewis and 58,672 shares of common stock held jointly with Mr. Lewis's spouse. Pursuant to the voting agreement referenced in note (1) above, Mr. Lewis has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(14) Includes 30,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 held by Mr. Joseph. Pursuant to the voting agreement referenced in note (1) above, Mr. Joseph has agreed, and has granted to Vetoquinol U.S.A. an irrevocable proxy authorizing designees of Vetoquinol U.S.A., to vote all outstanding shares of common stock beneficially owned by him as of the record date for the special meeting to authorize the sale of assets contemplated by the asset purchase agreement.
(15) Includes an aggregate of 1,200,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 25, 2002 and 1,907,543 shares of common stock issuable upon the exercise of warrants.

Stockholder Proposals for the 2002 Annual Meeting

   Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, for consideration at our 2002 annual meeting of stockholders must have been received by us on or before March 6, 2002 in order to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934. The persons designated in our proxy card for our 2002 annual meeting of stockholders will be granted discretionary authority with respect to any stockholder proposal with respect to which we do not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, for inclusion in our proxy materials for our 2002 annual meeting of stockholders must have been received by our Secretary at our principal offices no later than December 21, 2001.

Householding of Proxy Materials

   Some brokers and other nominee record holders may be participating in the practice of "householding" corporate communications to stockholders such as proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you call or write us at the following address or phone number: IGI, Inc., 105 Lincoln Avenue, Buena, New Jersey 08310, Telephone: (856) 697-1441. If you want to receive separate copies of our corporate communications to stockholders such as proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holder, or you may contact us at the above address and phone number.

                THE SALE OF THE COMPANION PET PRODUCTS BUSINESS

Overview of IGI

   We are a diversified company engaged in two business segments:

  . Consumer Products Business. Production and marketing of cosmetics and skin care products, and

  . Companion Pet Products Business. Production and marketing of companion pet products such as pharmaceuticals, nutritional supplements and grooming aids.

   Within each of these two business segments, we produce and market products which incorporate the Novasome lipid vesicle encapsulation technology. This technology allows for a controlled and sustained release of encapsulated materials. We use the Novasome lipid vesicle encapsulation technology under a license agreement which entitles us to their exclusive use in the fields of:

  .  animal pharmaceuticals, biologicals and other animal health products;

  .  foods, food applications, nutrients and flavorings;

  . cosmetics, consumer products and dermatological over-the-counter and prescription products, other than some topically delivered hormones;

  .  fragrances; and

  . chemicals, including herbicides, insecticides, pesticides, paints and coatings, photographic chemicals and other specialty chemicals, and the processes for making them.

Consumer Products Business

   Our consumer products business is focused primarily on the continued commercialization of the Novasome lipid vesicle encapsulation technology for skin care applications. These efforts have been directed toward the development of high quality skin care products that we market through collaborative arrangements with major cosmetic and consumer products companies. We plan to continue to work with cosmetics, food, personal care products, and over-the-counter pharmaceutical companies for commercial applications of this technology. Because of their ability to encapsulate skin protective agents, oils, moisturizers, shampoos, conditioners, skin cleansers and fragrances and to provide both a controlled and a sustained release of the encapsulated materials, Novasome lipid vesicles are well-suited to cosmetics and consumer product applications. For example, Novasome lipid vesicles may be used to:

  . deliver moisturizers and other active ingredients to the deeper layers of the skin or hair follicles for a prolonged period;

  . deliver or preserve ingredients which impart favorable cosmetic characteristics described in the cosmetics industry as "feel", "substantivity", "texture" or "fragrance";

  . deliver normally incompatible ingredients in the same preparation, with one ingredient being shielded or protected from the other by encapsulation within the Novasome vesicle; and

  .  deliver pharmaceutical agents.

   Revenues from the consumer products business represented approximately 27% of our revenues in the year ended December 31, 2001, and the assets of the consumer products business, including corporate assets, as of December 31, 2001 represented approximately 48% of our assets.

Companion Pet Products Business

   We sell our companion pet products to the veterinarian market under the EVSCO Pharmaceuticals trade name and to the over-the-counter pet products market under the Tomlyn and Luv 'Em labels. The EVSCO line of veterinary products is used by veterinarians in caring for companion pets such as dogs and cats and includes pharmaceuticals such as antibiotics, anti-inflammatories and cardiac drugs, as well as nutritional supplements, vitamins, insecticides and diagnostics. Product forms include gels, tablets, creams, liquids, ointments, powders, emulsions, shampoos and diagnostic kits. EVSCO also produces professional grooming aids for dogs and cats. The Tomlyn and Luv 'Em product lines include pet grooming, nutritional and therapeutic products, such as shampoos, grooming aids, vitamin and mineral supplements, insecticides and over-the-counter medications. The products are sold directly to pet superstores and through distributors to independent merchandising chains, shops and kennels. Revenues from the companion pet products business represented approximately 73% of our revenues in the year ended December 31, 2001, and the assets of the companion pet products business as of December 31, 2001 represented approximately 52% of our assets.

Other Parties to the Sale of the Companion Pet Products Business

   Vetoquinol U.S.A., Inc. Vetoquinol U.S.A., Inc. is a Delaware corporation and is a wholly owned subsidiary of Vetoquinol S.A. Vetoquinol U.S.A. is principally engaged in the animal health business. The principal executive office of Vetoquinol U.S.A., Inc. is c/o Vetoquinol North America Inc., 2000 Chemin Georges, Lavaltrie, Quebec, Canada J0K 1H0 (telephone: 450-586-2252).

   Vetoquinol S.A. Vetoquinol S.A. is organized under the laws of France and is a subsidiary of Soparfin S.C.A. Vetoquinol S.A. is principally engaged in the animal health business. The principal executive office of Vetoquinol S.A. is 34 rue du Chene Sainte Anne, Magny Vernois, 70200, Lure, France (telephone:
011-333-84-62-55-55).

Sale of the Companion Pet Products Business

   On February 6, 2002, we entered into an asset purchase agreement for the sale of substantially all of the assets of our companion pet products business to Vetoquinol U.S.A. The assets to be sold include, to the extent they relate solely to the companion pet products business: inventories, products, product formulations and specifications, contractual relationships, permits and licenses, intellectual property rights and accounts receivable. Following the sale, we will retain the assets used in our consumer products business, as well as the real property and facilities relating to our companion pet products business. We will receive cash consideration of $16,700,000 at the closing of the sale of assets contemplated by the asset purchase agreement. In addition, specified liabilities of our companion pet products business, aggregating to approximately $1,474,000 as of December 31, 2001, will be assumed by Vetoquinol U.S.A. These liabilities will consist primarily of current liabilities and future obligations under assigned contracts. Among the contracts to be assigned to Vetoquinol U.S.A. pursuant to the asset purchase agreement are our supply and license agreements with Corwood Laboratory, Inc. The cash purchase price is subject to post-closing adjustment as follows:

  . the cash purchase price will be decreased on a dollar-for-dollar basis to the extent the net working capital transferred to Vetoquinol U.S.A. at closing is less than $3,099,000; and

  . the cash purchase price will be increased on a dollar-for dollar basis to the extent the net working capital transferred to Vetoquinol U.S.A. at closing exceeds $3,249,000.

   Except in limited circumstances, we have generally agreed not to engage anywhere in the United States and Canada in any enterprise in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products during the 60-month period following the closing. We are not restricted from engaging in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products during this period:

  . by acquiring up to 10% of the outstanding common stock of a publicly traded company engaged in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products;

  . by acquiring an interest in any entity that derives 20% or less of its total sales from the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products;

  . by acquiring an interest in any entity that derives greater than 20% of its total sales from the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products so long as we cause, to the extent we are able, that entity to use reasonable commercial efforts to divest, as soon as reasonably practicable, a portion of its interest in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products so that it no longer derives greater than 20% of its total sales from all its businesses from the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products, or, if we cannot cause this divestiture, that we divest our interest in this entity as soon as practicable;

  . by exercising any of our rights or performing any of our obligations under the supply agreement contemplated by the asset purchase agreement; and

  . by supplying or sublicensing third parties with Novasome lipid vesicle technology for marketing, sale, distribution or other use in products that are not shampoos, creme rinses, moisturizing sprays or ear cleansers or hand cremes for the animal health business.

   We will also enter into a sublicense and supply relationship with Vetoquinol U.S.A. with respect to rights and products relating to the Novasome lipid vesicle encapsulation technology. We have also agreed to provide Vetoquinol U.S.A. with specified transitional services and, at Vetoquinol U.S.A.'s election, use and occupancy of our facility located at 701-711 Harding Road, Buena, New Jersey on a "triple net" basis.

   Vetoquinol U.S.A. will offer employment to 33 of our 52 employees. None of the employees being hired are directors or executive officers of IGI. All of the employees to be hired by Vetoquinol U.S.A. are engaged in our companion pet products business. We have agreed not to solicit or induce any of these employees to terminate their employment in the companion pet products business at anytime during the period ending two years following the closing. The asset purchase agreement does not provide that Vetoquinol U.S.A. will retain any of the transferred employees for a minimum period of time.

   We will indemnify Vetoquinol U.S.A. for damages arising from, among other things, breaches of our representations and warranties and of our post-closing agreements under the asset purchase agreement and for specified environmental liabilities, including any claims which may be made against Vetoquinol U.S.A. relating to our properties in Buena, New Jersey and our environmental remediation efforts at those properties. Vetoquinol S.A. has agreed to guarantee the due and punctual performance of all of Vetoquinol U.S.A.'s obligations under the asset purchase agreement.

   In the event the sale of assets contemplated by the asset purchase agreement is not approved by the stockholders of IGI, IGI will continue to operate both the companion pet products business and the consumer products business, and IGI will not be able to use the proceeds of the sale to eliminate its debt obligations to American Capital Strategies and Fleet Capital Corporation. During the year ended December 31, 2001, IGI had total revenues of $15,898,000 and interest expense of $2,133,000, of which approximately $577,000 represents the amortization of deferred financing costs and debt discount. During 2001, IGI therefore used 13.4% of its total revenues to service its outstanding debt obligations. By eliminating its debt obligations under its loan agreements with American Capital Strategies and Fleet Capital Corporation, IGI's interest expense will be reduced to approximately $25,000 per year, payable in cash. This will provide IGI with substantially greater flexibility to apply its cash generated from operations to the operation and development of its consumer products business.

Use of Proceeds from the Sale

   We intend to use a substantial portion of the cash consideration we will receive for the sale of assets contemplated by the asset purchase agreement to pay all of our outstanding debt obligations and applicable prepayment and other fees under our loan agreements with American Capital Strategies and Fleet Capital Corporation. As of April 1, 2002, these obligations amounted in the aggregate to approximately $11,931,000. In addition, we will pay our costs and expenses associated with the sale of the companion pet products business, which we anticipate to be approximately $480,000. We have no established plans for the remaining cash consideration of approximately $4,289,000, and expect to use it for general corporate purposes. Upon its repayment of its outstanding obligations under its loan agreements with American Capital Strategies and Fleet Capital Corporation, IGI will not be subject to any material outstanding debt covenants.

Background of the Sale

   Our board of directors regularly reviews IGI's long-term objectives and strategic position, particularly in light of changing economic developments and our access to capital resources. As part of this review, the board of directors evaluates the operating capabilities and prospects of our business segments and considers various strategic transactions, including acquisitions, dispositions and alliances. Most recently, in September 2000, we sold substantially all of the assets of our poultry vaccine products business.

   In October 1999, we were contacted by a consultant retained by a third party for the purpose of acquiring our companion pet products business. This effort resulted in an offer in June 2000 by that third party to acquire the companion pet products business for approximately $15,000,000. In July 2000, the third party reduced its offer to $11,400,000. We rejected that offer and decided to continue to operate, rather than sell, the companion pet products business.

   In August 2001, Antares International Partners, Inc. contacted Domenic N. Golato, our Senior Vice President and Chief Financial Officer, to express the preliminary interest of its client, Vetoquinol S.A., in acquiring our companion pet products business. At the time, we were not actively soliciting offers with respect to our companion pet products business. However, the parties entered into a confidentiality agreement and Vetoquinol S.A. began a preliminary due diligence investigation. In late September 2001, in a letter to Mr. Golato, Vetoquinol S.A. requested a meeting to discuss the terms of a potential acquisition by Vetoquinol S.A. of our companion pet products business.

   Also in September 2001, John F. Ambrose, our President and Chief Executive Officer, received an indication of interest from another third party to acquire the companion pet products business. The purchase price proposed by the third party was less than half that of the initial purchase price proposed by Vetoquinol S.A. Mr. Ambrose contacted the third party and advised it that IGI had received another offer to purchase the companion pet products business for a substantially greater purchase price; however, the third party did not increase its proposed purchase price for the business.

   Mr. Ambrose and Mr. Golato advised our board of directors of Vetoquinol S.A.'s interest and the status of its due diligence investigation, as well as of the third party's interest, at a board meeting on October 15, 2001. At the meeting, the board authorized management to pursue the sale of IGI's companion pet products business. Due to its high level of current interest, as well as the purchase price proposed by Vetoquinol S.A. in light of IGI's experience in July 2000 and the September 2001 offer by a third party, the board also authorized management to, for a limited period, pursue the sale exclusively with Vetoquinol S.A. Management was instructed to pursue the sale exclusively with Vetoquinol S.A. only if Vetoquinol S.A.'s offer for the business remained greater than a minimum amount determined by the board based upon the other offers IGI had received for the business and if Vetoquinol S.A. requested exclusivity. On October 17, 2001, by letter to our Chairman of the Board, Earl
R. Lewis, Vetoquinol S.A. reaffirmed its interest in acquiring our companion pet products business.

   On October 25, 2001, at a meeting in Philadelphia, Pennsylvania, Mr. Ambrose, Mr. Golato and Richard Mixson, our National Sales Manager for EVSCO Pharmaceuticals, met with representatives of Vetoquinol S.A. and Antares to discuss the products and sales history of our companion pet products business, as well as other due diligence inquiries.

   Based upon indications made at the October 25, 2001 meeting as to a proposed range for Vetoquinol S.A.'s offer to acquire the companion pet products business, on November 2, 2001, IGI agreed to negotiate exclusively with Vetoquinol S.A. for the sale of our companion pet products business through December 15, 2001 or later, if the parties continued to negotiate in good faith. On November 5, 2001, Vetoquinol S.A. confirmed by letter to Mr. Ambrose its prospective offer range for the companion pet products business.

   At a November 20, 2001 meeting of our board of directors, Mr. Ambrose and Mr. Golato provided the board with an update regarding the status of discussions with Vetoquinol S.A., including the proposed offer range. The board instructed management to proceed with negotiations to achieve greater specificity with respect to the overall terms of Vetoquinol S.A.'s offer and to advise the board of further developments.

   By letter dated December 10, 2001 addressed to IGI's board of directors, Vetoquinol S.A. advised IGI that after its evaluation of the recent financial results of the companion pet products business, it was reducing its valuation of the business by $2,000,000. On December 11, 2001, Mr. Lewis replied to Vetoquinol S.A. indicating that IGI believed the proposed reduction in the valuation of the companion pet products business to be inappropriate. Vetoquinol S.A. responded to Mr. Lewis' letter by contacting him to set up a meeting to discuss the proposed transaction.

   On December 13, 2001, at a meeting in Boston, Massachusetts, Mr. Lewis, Mr. Ambrose and Mr. Golato and IGI's legal advisors met with representatives of Vetoquinol S.A. and its financial and legal advisors. At the meeting, several of the terms for the proposed sale of the companion pet products business were negotiated, including purchase price, supply arrangements, technology rights, noncompetition provisions and indemnification terms. With respect to price, Vetoquinol S.A. offered IGI a choice; either an aggregate purchase price of $17,000,000 with a $500,000 escrow or an aggregate purchase price of $16,800,000 with no escrow.

   At a December 18, 2001 meeting of our board of directors, Mr. Lewis, Mr. Ambrose and Mr. Golato advised the board of the results of the December 13, 2001 meeting. At the meeting, the board considered each option as to price offered by Vetoquinol S.A. at the December 13, 2001 meeting. After consideration of its experience with escrow arrangements in connection with IGI's September 2000 disposition of its poultry vaccine products business and the practicality of receiving the entire consideration at closing, the board instructed management to pursue the purchase price of $16,800,000 with no escrow. The board also authorized IGI management to proceed with finalizing the documentation for the proposed transaction.

   Thereafter, Vetoquinol S.A. provided IGI with drafts of an asset purchase agreement and related agreements. The parties and their advisors held several conference calls throughout late December 2001 and January 2002 and continued to negotiate the specific terms of the agreements. During this period, Vetoquinol S.A. also concluded its due diligence investigation.

   On January 22, 2002, at a meeting in Boston, Massachusetts, Mr. Ambrose and Mr. Golato and IGI's legal advisors met with representatives of Vetoquinol S.A. and its advisors. At the meeting, the parties further negotiated the terms of the agreements, including the treatment of specific assets and liabilities, representations and warranties and details of the supply and technology rights relationships and noncompetition terms. Following these negotiations, the parties agreed to a reduction in the purchase price to $16,700,000.

   On January 31, 2002, the parties again met, along with their respective advisors, in Boston, Massachusetts in order to finalize the terms of the several agreements and to address remaining due diligence issues, including environmental issues. On February 1, 2002, Vetoquinol S.A. provided revised drafts of the several agreements.

   On February 5, 2002, Mr. Ambrose and Mr. Golato and IGI's legal advisors met with its board of directors to discuss the final terms of the asset purchase agreement and the related agreements. At the meeting, the board reviewed in detail the terms of the asset purchase agreement and the related agreements. In particular, the board discussed the purchase price, including the absence of an escrow, the process by which the purchase price was determined, including the $100,000 reduction in purchase price agreed to at the January 22, 2002 meeting, and the obligations of IGI to indemnify Vetoquinol U.S.A. With respect to the process by which the purchase price was determined, the board discussed the contributions of the companion pet products business to IGI's overall business, the reports of management on the negotiations of the terms of the asset purchase agreement, the financial assurances given to IGI by Vetoquinol S.A. and the due diligence process. The board also analyzed the "fiduciary out" provisions under which the board, under limited circumstances, would have the opportunity to negotiate and potentially recommend to IGI's stockholders a more favorable proposal for the companion pet products business, if such proposal was not solicited by IGI. The "fiduciary out" provisions were available to the board for a limited time following the signing of the asset purchase agreement. IGI's management also provided the board with an update as to IGI's current outstanding debt obligations and the prepayment penalties and other fees associated with those obligations. At the conclusion of the meeting, the board unanimously approved the asset purchase agreement and the sale of assets contemplated by that agreement and determined each to be fair and in the best interests of IGI and its stockholders. The board then authorized IGI's management to finalize and execute the definitive asset purchase agreement.

   After the close of business on February 6, 2002, the parties executed the asset purchase agreement. IGI announced the agreement on February 7, 2002.

Reasons for the Sale

   Our board of directors unanimously determined that the sale of our companion pet products business pursuant to the asset purchase agreement is fair and in the best interests of IGI and its stockholders. The decision of the board was based on several potential benefits of the sale of the companion pet products business that the board believes will contribute to IGI's success. These potential benefits include:

  . that the sale of the companion pet products business pursuant to the asset purchase agreement enables IGI to realize immediately the value of that business in cash in the amount of $16,700,000 and to transfer liabilities which aggregated to approximately $1,474,000 as of December 31, 2001;

  . that the cash consideration to be received by IGI for the sale of its companion pet products business will be sufficient to allow the repayment in full of IGI's obligations under its loan agreements with American Capital Strategies and Fleet Capital Corporation, including prepayment and related fees. These obligations aggregated to approximately $11,931,000 as of April 1, 2002;

  . that the repayment by IGI of its obligations under its loan agreements with American Capital Strategies and Fleet Capital Corporation will substantially reduce IGI's long-term debt obligations, which were $11,767,000 as of December 31, 2001 and will reduce IGI's interest expense, which was $2,133,000 in the year ended December, 31 2001, of which approximately $577,000 represents the amortization of deferred financing costs and debt discount, to approximately $25,000 per year, payable in cash. The remaining interest expense is related to additional long-term debt obligations of approximately $200,000 taken on as of January 31, 2002;

  . the sale of the companion pet products business will permit IGI and its management to focus their attention, efforts and resources, including the additional working capital provided by the sale of the companion pet products business, which is expected to be approximately $4,289,000, on further developing IGI's consumer products business;

  . the sale of the companion pet products business will permit IGI to substantially reduce its cash investment in inventory, from approximately $3,000,000 to approximately $100,000, as of December 31, 2001, as IGI's consumer products inventory does not require as high a level of cash investment;

  . the benefits to IGI associated with its supply relationship with Vetoquinol U.S.A. to be entered into at the closing, including providing an additional source of revenue for IGI; and

  . the benefits of selling the companion pet products business to Vetoquinol U.S.A., which will be able to realize the value of the companion pet products business and employees and continue to favorably service our customers.

   Our board of directors reviewed the following material factors in evaluating the asset purchase agreement and the sale of the companion pet products business:

  . historical and current market and financial information regarding the companion pet products business and the financial markets, including a recent deterioration in the accessibility of the financial markets and IGI's other businesses;

  . the judgment, advice and analyses of our management with respect to the potential strategic, financial and operational benefits of the sale of the companion pet products business, including management's favorable recommendation of the sale;

  . the terms of the asset purchase agreement and related agreements, including the purchase price, the absence of an escrow and the existence of a fiduciary out allowing for a post-signing market check on the transaction to permit an unsolicited superior proposal to be considered by the board; and

  . the effects of the sale of the companion pet products business on our customers, employees and stockholders.

   Other than with respect to the matters described above and below under the heading "Reasons for the Sale", the board of directors did not make any specific inquiries into the matters supporting the judgment, advice and analyses of management with respect to the sale of assets contemplated by the asset purchase agreement.

   Our board of directors also identified and considered the following material potentially negative factors relating to the sale of the companion pet products business:

  . that the closing of the sale of the companion pet products business is conditioned upon a number of factors, including the authorization of our stockholders, the receipt of various third party consents and the truth and accuracy of our representations and warranties, which factors create a degree of uncertainty as to whether the closing will occur and therefore restrict management's ability to make strategic decisions with respect to IGI's business during the period prior to closing;

  . that the failure of the sale of the companion pet products business to occur for any reason could adversely affect that business through loss of customers, loss of employees and other factors, as these constituencies may believe that IGI is not commited to that business;

  . that the sale of our companion pet products business constitutes a sale of a substantial portion of our total business and that, as a result, our future operational performance, including revenues, will be reduced accordingly and will be dependent solely upon the results of our consumer products business, which generated only $4,294,000 in revenue in 2001;

  . that during the period ending 60 months following the closing, we may not, subject to limited exceptions, engage anywhere in the United States and Canada in any enterprise in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products, thereby restricting our access to opportunities in markets with which we are highly experienced;

  . that we will grant to Vetoquinol U.S.A., the exclusive perpetual, world-wide, royalty-free right and sublicense, subject to limited exceptions, to use solely in the business of animal health, rights of IGI in the Novasome lipid vesicle encapsulation technology solely in connection with the business of marketing or selling shampoos, creme rinses, moisturizing sprays, ear cleansers and hand cremes;

  . that we have agreed to indemnify Vetoquinol U.S.A. for various losses, which may effectively reduce the total consideration we receive for the sale of our companion pet products business;

  . that all of our directors and executive officers have interests in the sale of the companion pet products business that are different from the interests of our other stockholders, as further described under the heading "Interests of Directors and Executive Officers of IGI in the Sale" below;

  . that the asset purchase agreement prevents IGI from soliciting other transactions to acquire our companion pet products business and requires IGI to pay to Vetoquinol U.S.A. a termination fee of $750,000 in the event we terminate the asset purchase agreement in response to an unsolicited proposal for a superior transaction to acquire our companion pet products business, thereby restricting our ability to affirmatively identify and consummate a superior transaction;

  . that we will be responsible for substantially all pre-closing liabilities of the companion pet products business, except for current liabilities and obligations under assigned contracts that will be assumed by Vetoquinol U.S.A. at the closing, which reduces the benefit of divesting ourselves of the companion pet products business; and

  . that the sale of the companion pet products business will be treated as a taxable sale of that business for United States federal income tax purposes, the effects of which treatment would be offset against our net operating loss carryforwards.

   Our board of directors concluded that these factors were outweighed by the potential benefits to be gained by the sale of the companion pet products business.

   The foregoing discussion of the material factors considered by our board of directors is not intended to be inclusive of all factors considered by the board. In view of the wide variety of factors considered in connection with its evaluation of the sale of the companion pet products business and the complexity of these matters, the board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the board's ultimate determination, but rather, the board conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the board may have given different weight to different factors.

No Fairness Opinion

   Our board of directors chose not to obtain, nor did it rely upon, the opinion of any outside financial advisor in:

  . evaluating the asset purchase agreement or the sale of our companion pet products business;

  . making its determination that the asset purchase agreement and the sale of assets contemplated by that agreement are fair and in the best interests of IGI and IGI's stockholders; or

  . making its recommendation that IGI's stockholders authorize the sale of assets contemplated by the asset purchase agreement.

   In determining not to obtain or rely upon an opinion of a financial advisor in connection with the sale of the companion pet products business, our board of directors considered:

  . that the $16,700,000 purchase price offered by Vetoquinol U.S.A. is substantially higher than other offers received by IGI for that business, including the offer made by a third party in September 2001 which was rejected and which the third party refused to increase;

  . that the asset purchase agreement includes a fiduciary out provision permitting IGI a 25-day period following the date of the asset purchase agreement to receive an unsolicited superior proposal to acquire the companion pet products business. IGI was required to notify Vetoquinol U.S.A. of its receipt of such a superior proposal, but was then permitted an additional 25-day period after receipt of the proposal to consider and negotiate the proposal prior to Vetoquinol U.S.A. being able to terminate the asset purchase agreement. See "The Asset Purchase Agreement--Additional Agreements of IGI and Vetoquinol U.S.A.--Limitation on IGI's Ability to Consider Competing Proposals"; and

  .  the cost attendant to obtaining opinions of financial advisors.

   IGI has not received any superior proposals since the date of the asset purchase agreement.

Recommendation of IGI's Board of Directors

   After careful consideration, our board of directors has unanimously determined that the asset purchase agreement and the sale of assets contemplated by the asset purchase agreement are fair and in the best interests of IGI and its stockholders. The board has unanimously approved the asset purchase agreement and the sale of assets contemplated by that agreement and unanimously recommends that you vote to authorize the asset sale.

   The matter to be considered at the special meeting is of great importance to the stockholders of IGI. Accordingly, you are encouraged to read and carefully consider the information presented in this proxy statement and the agreements attached as annexes to this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope or direct your broker or other nominee to vote your shares pursuant to the applicable instructions provided to you by your broker or other nominee.

Interests of Directors and Executive Officers of IGI in the Sale

   In considering the recommendation of our board of directors with respect to the sale of assets contemplated by the asset purchase agreement, you should be aware that all of our directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of IGI's stockholders generally in the sale of our companion pet products business.

   Upon the closing of the sale of assets contemplated by the asset purchase agreement, all options held by the executive officers and directors of IGI will vest in full. The acceleration of options held by John Ambrose results from the terms of his change in control agreement with IGI, which provides for the full acceleration of the vesting of outstanding stock options upon the approval by IGI's stockholders of a sale of substantially all of the assets of IGI. The acceleration of options held by Domenic N. Golato results from the terms of his employment agreement with IGI, which provides for the full acceleration of the vesting of outstanding stock options upon the approval by IGI's stockholders of a sale of substantially all of the assets of IGI. The acceleration of options held by our directors results from the terms of our 1999 Director Stock Option Plan, which provides for the full acceleration of the vesting of outstanding stock options upon the sale of substantially all of the assets of IGI. As of February 6, 2002, the date the asset purchase agreement was signed, this acceleration would have resulted in the acceleration of vesting of an aggregate of options to purchase approximately 795,000 shares of our common stock, with a per share weighted average exercise price of $0.69. On April 15, 2002 the per share closing price of our common stock on the American Stock Exchange was $0.69.

                                                                       Per                  Per Share
                                                     Per              Share                 Weighted
                                                    Share           Weighted                 Average   Total Gain
                                                  Weighted           Average                Exercise   in Value of
                                                   Average          Exercise                Price of      Total
                                                  Exercise          Price of     Total        Total    Options to
                                                  Price of   Total    Total   Options to   Options to      be
                                       Total        Total   Vested   Vested       be           be      Accelerated
                                      Options      Options  Options  Options  Accelerated  Accelerated    Upon
                                     Held as of    Held as   as of   Held as     Upon         Upon     Closing as
  Directors and Executive Officers     2/6/02     of 2/6/02 2/6/02  of 2/6/02   Closing      Closing   of 4/15/02
  --------------------------------   ----------   --------- ------- --------- -----------  ----------- -----------
John Ambrose........................   350,000      $0.75   100,000   $1.06     250,000       $0.63      $25,500
Domenic N. Golato...................   300,000       0.72   100,000    0.84     200,000        0.66       17,000
Earl R. Lewis.......................   245,000       0.82    30,000    1.00     215,000        0.79          600
Terrence O'Donnell..................   220,000       3.08   190,000    3.46      30,000        0.65        1,200
Constantine L. Hampers, M.D.........   195,000       2.89   170,000    3.22      25,000        0.65        1,000
Jane E. Hager.......................   165,000       3.30   150,000    3.56      15,000        0.65          600
Stephen J. Morris...................    95,000       1.42    80,000    1.56      15,000        0.65          600
Donald W. Joseph....................    45,000       0.94    30,000    1.09      15,000        0.65          600
Kenneth E. Jones....................    30,000(1)    0.73         0      --      30,000(1)     0.73          600
All directors and executive officers
  as a group (9 persons)............ 1,645,000       1.62   850,000    2.49     795,000        0.69       47,700

--------
(1) Consists of options to purchase 30,000 shares of common stock held by American Capital Strategies. Mr. Jones is a principal of American Capital Strategies. Mr. Jones disclaims beneficial ownership of the options to purchase 30,000 shares of common stock held by American Capital Strategies.

Material United States Federal Income Tax Consequences and Accounting Treatment of the Sale

   The sale of assets contemplated by the asset purchase agreement will be a taxable sale of the assets of our companion pet products business. We will recognize gain on the difference between the purchase price, increased by the liabilities assumed by Vetoquinol U.S.A., and our tax basis in the assets and will pay income tax accordingly. We anticipate that we will be able to offset all taxable gain we experience for United States federal income tax purposes against our net operating loss carryforwards and that therefore any federal income tax liability resulting from the asset sale will not reduce the amount of cash available for corporate purposes. The closing of the sale of assets contemplated by the asset purchase agreement will not be a taxable event for our stockholders under applicable United States federal income tax laws.

   We will account for the sale of our companion pet products business as a discontinued operation.

Listing of Our Common Stock on the American Stock Exchange

   We have been advised by the American Stock Exchange that we are no longer in compliance with its continuing listing standards. Consistent with the instructions of the American Stock Exchange, we have presented to that exchange a plan for future compliance with its continuing listing standards. Based upon that plan, the exchange has not delisted our common stock, notwithstanding our present failure to comply with its continuing listing standards. The exchange is monitoring our compliance with our plan on a monthly basis. The consummation of the sale of our companion pet products business and the related pay-off of our outstanding long-term debt are integral components of our plan. If we consummate the sale of our companion pet products business and pay off our outstanding debt obligations to American Capital Strategies and Fleet Capital Corporation, the American Stock Exchange will continue to monitor our compliance with our plan on a monthly basis and will review our overall compliance with its continuing listing standards in March 2003 in light of our financial results for fiscal 2002. In the event the sale of our companion pet products business pursuant to the asset agreement is not consummated, we will not be in compliance with our plan, as presented to the American Stock Exchange, and the exchange will delist our common stock.

No Rights of Appraisal

   Under Delaware law, you will not be entitled to exercise appraisal rights in connection with the sale of assets contemplated by the asset purchase agreement.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The following unaudited pro forma condensed consolidated balance sheet of IGI as of December 31, 2001 gives effect to:

  . the elimination of those assets and liabilities of our companion pet products business to be sold to or assumed by Vetoquinol U.S.A. pursuant to the asset purchase agreement; and

  . the related pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet is presented as though the closing of the sale of assets contemplated by the asset purchase agreement occurred on December 31, 2001.

   The following unaudited pro forma condensed consolidated statements of operations of IGI for the three years ended December 31, 2001 give effect to:

  . the elimination of the results of operations of our companion pet products business; and

  . the related pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated statements of operations are presented as though the sale of assets contemplated by the asset purchase agreement occurred on January 1, 2001. The unaudited pro forma condensed consolidated financial statements of operations for the two years ended December 31, 2000 and 1999 are presented to reflect the companion pet products business as a discontinued operation.

   The pro forma adjustments are based on preliminary estimates, currently available information and assumptions that we believe are reasonable. The unaudited pro forma financial information presented below is not necessarily indicative of the financial position or results of operations that we would have obtained had such events occurred as of the dates assumed, or of the future results of IGI.

   IGI issued to American Capital Strategies warrants to purchase up to 1,907,543 shares of our common stock in connection with a financing transaction we originally entered into in October 1999. Under our loan agreement with American Capital Strategies, the warrants issued to American Capital Strategies are subject to a make-whole feature. The make-whole feature requires IGI to compensate American Capital Strategies in the event that, following the occurrence of specified events, American Capital Strategies realizes proceeds from the sale of common stock obtained upon exercise of the warrants that are less than the fair value of that common stock on the date American Capital Strategies provided IGI with notice of its intent to sell that common stock. Under the make-whole feature, IGI is required to compensate American Capital Strategies the full amount of the difference between the aggregate fair market value of the shares of common stock on the date of American Capital Strategies' notice to IGI and the actual aggregate proceeds, less related sale expenses, received by American Capital Strategies from the sale of those shares. At IGI's option, it may compensate American Capital Strategies under the make-whole feature in either cash or IGI common stock. The make-whole feature becomes effective upon the occurrence of specified events, including the earliest to occur of the following:

  .  October 29, 2004;

  . the date of payment in full of IGI's outstanding indebtedness under its loan agreement with American Capital Strategies;

  . the date of payment in full of IGI's outstanding indebtedness under its loan agreement with Fleet Capital Corporation;

  .  the sale of IGI; or

  .  the sale of 30% or more of IGI's assets.

   The occurrence of each of the sale of assets contemplated by the asset purchase agreement, the use of the proceeds from that sale to repay in full IGI's outstanding indebtedness under its loan agreement with American Capital Strategies and the use of the proceeds from that sale to repay in full IGI's outstanding indebtedness under its loan agreement with Fleet Capital Corporation will cause the make-whole provision to be effective. The potential impact on IGI of the make-whole provision will not be known until American Capital Strategies gives notice to IGI of its intent to sell common stock obtained upon exercise of the warrants, and therefore, that potential impact is not incorporated within the unaudited pro forma condensed consolidated balance sheet and statements of operations and their related notes set forth below.

   The unaudited pro forma condensed consolidated balance sheet and statements of operations of IGI should be read in conjunction with the related notes and with the historical consolidated financial statements of IGI and the related notes. The historical consolidated financial statements of IGI and the related notes are included in this proxy statement, beginning on page F-1.

                          IGI, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2001
                                (IN THOUSANDS)

                                                                                    Pro Forma
                                                                               Adjustments Related   Adjusted Pro
                                                                 Historical at   to the Sale of        Forma at
                                                                 December 31,     Companion Pet      December 31,
                                                                     2001       Products Business        2001
                                                                 ------------- -------------------   ------------
ASSETS
Current assets:
   Cash and equivalents.........................................   $     10         $  4,122 (b)       $  4,132
   Accounts receivable, less allowance for doubtful
     accounts...................................................      1,713           (1,427)(a)            286
   Licensing and royalty income receivable......................        255                                 255
   Inventories, net.............................................      3,059           (2,970)(a)             89
   Prepaid expenses and other current assets....................        260             (126)(a)            134
                                                                   --------         --------           --------
       Total current assets.....................................      5,297             (401)             4,896

   Property, plant and equipment, net...........................      4,143             (751)(d)          3,392
   Deferred financing costs.....................................        659             (659)(c)             --
   Other assets.................................................        440             (323)(a),(d)        117
                                                                   --------         --------           --------
       Total assets.............................................   $ 10,539         $ (2,134)          $  8,405
                                                                   ========         ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
   Revolving credit facility....................................   $  2,326         $ (2,326)(b)       $     --
   Current portion of long-term debt............................      7,478           (7,478)(b),(c)         --
   Accounts payable.............................................      2,071           (1,298)(a)            773
   Accrued payroll..............................................        134              (41)(a)             93
   Accrued interest.............................................        111             (111)(b)             --
   Other accrued expenses.......................................      1,033             (135)(a)            898
   Income taxes payable.........................................         12              300 (e)            312
                                                                   --------         --------           --------
       Total current liabilities................................     13,165          (11,089)             2,076

Deferred income.................................................        620                                 620
                                                                   --------         --------           --------
       Total liabilities........................................     13,785          (11,089)             2,696

Detachable stock warrants.......................................      1,145                               1,145

Stockholders' equity (deficit):
   Common stock.................................................        112                                 112
   Additional paid-in capital...................................     22,230                              22,230
   Accumulated deficit..........................................    (26,733)           8,955 (f)        (17,778)
                                                                   --------         --------           --------
       Total stockholders' equity (deficit).....................     (4,391)           8,955              4,564
                                                                   --------         --------           --------
       Total liabilities and stockholders' equity (deficit).....   $ 10,539         $ (2,134)          $  8,405
                                                                   ========         ========           ========

   See accompanying notes to the unaudited pro forma condensed consolidated balance sheet.

                          IGI, INC. AND SUBSIDIARIES

                       NOTES TO THE UNAUDITED PRO FORMA
         CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2001
                                (IN THOUSANDS)

   (a) Adjustments to reflect the sale of certain assets, and the assumption of certain liabilities, of the companion pet products business.

   (b) The proceeds from the sale of the companion pet products business pursuant to the asset purchase agreement are estimated at $16,700. Of these proceeds, $11,878 will be utilized to pay down debt and related accrued interest, $480 will be utilized to pay for transaction costs and professional fees, and $220 will be utilized to pay a pre-payment penalty on the early extinguishment of debt.

   (c) Adjustments to expense the deferred financing costs and the unamortized debt discount upon the early extinguishment of the related debt.

   (d) Adjustments to reflect the write down to net realizable value of certain assets of the companion pet products business that are not being acquired by Vetoquinol U.S.A. Such assets will not be utilized by IGI in its continuing operations after the sale.

   (e) Adjustment to reflect alternative minimum tax on the gain from the sale.

   (f) Comprised of the after-tax gain on the sale of the companion pet products business pursuant to the asset purchase agreement, offset by the loss on early extinguishment of debt and the write down to net realizable value of certain assets which are not being acquired by Vetoquinol U.S.A. Such assets will not be utilized by IGI in its continuing operations after the sale.

   Sale of Companion Pet Products Business
   ---------------------------------------
   Gross proceeds.................................................... $16,700
   Closing costs - legal, accounting, etc............................    (480)
   Proceeds, net of costs............................................ -------
                                                                       16,220

   Assets purchased......................................... $ 4,523
   Liabilities assumed...................................... (1,474)
                                                             -------
   Net book value of assets acquired.................................  (3,049)
   Write off of goodwill and deferred design costs...................    (323)
   Pretax gain on sale............................................... -------
   Income taxes......................................................  12,848
   Net gain on sale..................................................    (300)
                                                                      -------
                                                                       12,548
   Early Extinguishment of Debt
   ----------------------------
   Write off of American Capital Strategies debt discount... (1,963)
   Write off of deferred financing costs....................    (659)
   American Capital Strategies prepayment fee...............    (220)
                                                             -------
   Loss on early extinguishment of debt..............................  (2,842)

   Write Down to Net Realizable Value
   ----------------------------------
   Property, plant and equipment written down to net realizable value    (751)
                                                                      -------
   Impact on accumulated deficit..................................... $ 8,955
                                                                      =======

                          IGI, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          Pro Forma
                                                                         Adjustments
                                                                        Related to the  Adjusted Pro
                                                                         Sale of the    Forma for the
                                                 Historical Results for Companion Pet    Year Ended
                                                     the Year Ended        Products     December 31,
                                                   December 31, 2001     Business (d)       2001
                                                 ---------------------- --------------  -------------
Revenues:
   Sales, net...................................        $14,832           $(11,604)(a)     $ 3,228
   Licensing and royalty income.................          1,066                              1,066
                                                        -------           ---------        -------
       Total revenues...........................         15,898            (11,604)          4,294
Cost and expenses:
   Cost of sales................................          8,767             (7,655)(a)       1,112
   Selling, general and administrative expenses.          5,332             (2,539)(a)       2,793
   Product development and research expenses....            536                                536
   Non-recurring charges........................          1,424               (819)(a)         605
                                                        -------           ---------        -------
Operating loss..................................           (161)              (591)           (752)

Interest expense................................          2,133              (2,133)(b)         --
                                                        -------           ---------        -------
Loss from continuing operations before taxes....         (2,294)              1,542           (752)
Benefit (provision) for income taxes............            271               (300)(c)         (29)
                                                        -------           ---------        -------
Loss from continuing operations.................        $(2,023)            $ 1,242        $  (781)
                                                        =======           =========        =======
Loss per share from continuing operations:
   Basic and diluted net loss per common share..        $ (0.18)                           $ (0.07)
                                                        =======                            =======
Average number of common shares:
   Basic and diluted............................         10,957                             10,957
                                                        =======                            =======


   See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                          IGI, INC. AND SUBSIDIARIES

     NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

   (a) Adjustments to eliminate results of operations of the companion pet products business for the year ended December 31, 2001.

   (b) Adjustment to interest expense to reflect the reduction of indebtedness using the proceeds from the sale of the companion pet products business pursuant to the asset purchase agreement. No interest income has been assumed on the excess proceeds resulting from the sale of the companion pet products business pursuant to the asset purchase agreement.

   (c) Adjustment to reflect alternative minimum tax. Subsequent to December 31, 2001, the tax law changed. Based on the provisions of the new tax law, the alternative minimum tax will not be applicable to this transaction.

   (d) The extraordinary loss on the early extinguishment of debt, the write down to net realizable value of certain assets of the companion pet products business that are not being acquired by Vetoquinol U.S.A., Inc. and the gain on the sale of the companion pet products business pursuant to the asset purchase agreement have been excluded from the pro forma adjustments.

                          IGI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR
                            ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       Pro Forma
                                                                      Adjustments
                                                                     Related to the  Adjusted Pro
                                                                      Sale of the    Forma for the
                                              Historical Results for Companion Pet    Year Ended
                                                  the Year Ended        Products     December 31,
                                                December 31, 2000       Business         2000
                                              ---------------------- --------------  -------------
Revenues:
 Sales, net..................................        $16,799            $(12,700)(a)    $ 4,099
 Licensing and royalty income................          2,453                              2,453
                                                     -------            --------        -------
   Total revenues............................         19,252             (12,700)         6,552
Cost and expenses:
 Cost of sales...............................         10,566              (9,173)(a)      1,393
 Selling, general and administrative expenses          7,990              (2,691)(a)      5,299
 Product development and research expenses...            853                                853
                                                     -------            --------        -------
Operating loss...............................           (157)               (836)          (993)
Interest expense.............................         (2,754)                            (2,754)
                                                     -------            --------        -------
Loss from continuing operations before taxes.         (2,911)               (836)        (3,747)
Provision for income taxes...................         (5,864)                            (5,864)
                                                     -------            --------        -------
Loss from continuing operations..............        $(8,775)           $   (836)       $(9,611)
                                                     =======            ========        =======
Loss per share from continuing operations:
 Basic and diluted net loss per common share.        $ (0.86)                           $ (0.94)
                                                     =======                            =======
Average number of common shares:
 Basic and diluted...........................         10,205                             10,205
                                                     =======                            =======

(a) Adjustments to eliminate results of operations of the companion pet products business for the year ended December 31, 2000.

                          IGI, INC. AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         Pro Forma
                                                                        Adjustments    Adjusted Pro
                                                                      Related to the   Forma for the
                                              Historical Results for    Sale of the     Year Ended
                                                  the Year Ended       Companion Pet   December 31,
                                                December 31, 1999    Products Business     1999
                                              ---------------------- ----------------- -------------
Revenues:
 Sales, net..................................        $18,664             $(13,595)(a)     $ 5,069
 Licensing and royalty income................          1,869                                1,869
                                                     -------             --------         -------
     Total revenues..........................         20,533              (13,595)          6,938
Cost and expenses:
 Cost of sales...............................          8,799               (6,427)(a)       2,372
 Selling, general and administrative expenses          8,519               (3,306)(a)       5,213
 Product development and research expenses...            668                  (12)(a)         656
                                                     -------             --------         -------
 Operating profit (loss).....................          2,547               (3,850)         (1,303)
Interest expense.............................         (4,109)                              (4,109)
Other income (expense), net..................             31                                   31
                                                     -------             --------         -------
Loss from continuing operations before taxes.         (1,531)              (3,850)         (5,381)
Benefit for income taxes.....................            401                1,309(b)        1,710
                                                     -------             --------         -------
Loss from continuing operations..............        $(1,130)            $ (2,541)        $(3,671)
                                                     =======             ========         =======
Loss per share from continuing operations:
 Basic and diluted net loss per common share.        $ (0.12)                             $ (0.38)
                                                     =======                              =======
Average number of common shares:
 Basic and diluted...........................          9,605                                9,605
                                                     =======                              =======

(a) Adjustments to eliminate results of operations of the companion pet products business for the year ended December 31, 1999.
(b) Calculated using the statutory tax rate of 34%.

                         THE ASSET PURCHASE AGREEMENT

   The following is a summary of the material provisions of the asset purchase agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this summary. While we believe that the summary covers the material terms of the asset purchase agreement, this summary may not contain all of the information that is important to you. We urge you to read the asset purchase agreement in its entirety for a complete description of the terms and conditions of the asset sale.

Asset Sale

   On February 6, 2002, we entered into an asset purchase agreement for the sale of substantially all of the assets of our companion pet products business to Vetoquinol U.S.A., Inc., a wholly owned subsidiary of Vetoquinol S.A. of Lure, France. In addition to IGI and Vetoquinol U.S.A., Vetoquinol S.A. is also a party to the asset purchase agreement, but solely with respect to specific provisions of the agreement. In particular, Vetoquinol S.A. has unconditionally guaranteed the due and punctual performance of all of Vetoquinol U.S.A.'s obligations under the asset purchase agreement.

Purchased Assets

   Except for assets specifically excluded in the asset purchase agreement, Vetoquinol U.S.A. will purchase all of the assets used solely in our companion pet products business. These assets expressly include:

  .  all inventories solely of the companion pet products business;

  . all items of personal property used solely in connection with the companion pet products business;

  . all product formulations, specifications, processes, trade secrets and similar property relating solely to the companion pet products business;

  . all books, records, files and other data maintained by IGI and its subsidiaries relating solely to the companion pet products business;

  . agreements, personal property leases, contracts, licenses, leases, commitments, understandings, binding obligations and arrangements either specifically identified or entered into in the ordinary course of business of the companion pet products business between the date of the asset purchase agreement and the closing date;

  . all approvals, consents, permits, licenses, registrations and other similar authorizations from any governmental entity used, held for use or intended to be used solely in the operation of the companion pet products business;

  . all sales and promotional literature and advertising materials relating solely to the companion pet products business;

  . all labels, logos, graphics, associated artwork, packaging and related materials relating solely to the companion pet products business;

  . all rights of IGI in all intellectual property relating solely to the companion pet products business;

  . all accounts receivable of IGI relating solely to the companion pet products business;

  . all other receivables relating solely to the companion pet products business, including refunds, credits, allowances, rebates and other debt items owing by suppliers, vendors and others furnishing goods or providing services to the companion pet products business;

  . all prepaid expenses, advances or deposits and other prepaid items relating solely to the companion pet products business;

  .  all goodwill of IGI relating solely to the companion pet products business;

  . the domain names "Tomlyn.com" and "EvscoPharm.com" and the content at the domain names and Internet web sites of IGI relating solely to the companion pet products business;

  . all claims, causes of action, judgments, indemnity or other rights that were or could have been instituted by IGI against any third party arising solely out of or relating solely to the companion pet products business arising before, on or after the closing; and

  . all products of the companion pet products business manufactured, packaged, marketed, sold or otherwise distributed on or prior to the closing date.

Excluded Assets

   Vetoquinol U.S.A. will not acquire any of the following assets:

  . except where incorporated into the inventory and as provided in the technology rights agreement to be entered into pursuant to the asset purchase agreement, all right, title and interest of IGI in the Novasome lipid vesicle encapsulation technology and records related to the Novasome technology;

  . except where covered by the assumed contracts, all manufacturing equipment, racking and any hazardous substance stored in conjunction with the companion pet products business located at our facility at 701-711 Harding Road, Buena, New Jersey, which we refer to as the "plant";

  . all right, title and interest of IGI in or to any real property, other than set forth in the transition services agreement that may be entered into pursuant to the asset purchase agreement;

  .  all cash, short term investments and cash equivalents held by IGI;

  . all agreements, contracts, leases, licenses, commitments, understandings, instruments or any other binding obligations or arrangements which are not specifically assumed by Vetoquinol U.S.A. under the asset purchase agreement;

  . all insurance policies of IGI and any rights under those insurance policies;

  . all books, records, files and data of IGI that are not related solely to the companion pet products business or which were prepared in connection with the asset purchase agreement;

  . all claims, causes of action, judgments, indemnity or other rights arising out of or relating to any of the assets or liabilities not acquired or assumed by Vetoquinol U.S.A.;

  .  all tax refunds, credits or overpayments;

  .  all rights of IGI arising under the asset purchase agreement;

  . any domain name or Internet website other than "Tomlyn.com" and "EvscoPharm.com";

  . the corporate name of IGI or any derivations and any related trademarks, service marks, logos, artwork or related marks; and

  . those financial records that do not relate solely to the companion pet products business, which IGI has agreed to make available to Vetoquinol U.S.A. and its representatives for a period following the closing date.

Purchase Price

   Cash Purchase Price. The purchase price to be paid by Vetoquinol U.S.A. for the assets to be acquired under the asset purchase agreement consists of $16,700,000 to be paid in cash at closing. The cash purchase price is subject to post-closing adjustment as follows:

  . the cash purchase price will be decreased on a dollar-for-dollar basis to the extent the net working capital transferred to Vetoquinol U.S.A. at closing is less than $3,099,000; and

  . the cash purchase price will be increased on a dollar-for dollar basis to the extent the net working capital transferred to Vetoquinol U.S.A. at closing exceeds $3,249,000.

   Assumed Liabilities. In addition to the cash purchase price, Vetoquinol U.S.A. will assume at closing all of the following liabilities:

  .  all current liabilities of the companion pet products business;

  . all liabilities and obligations of IGI under the contracts acquired by Vetoquinol U.S.A. pursuant to the asset purchase agreement that arise and relate to any period on or after the closing;

  . all obligations for the repair, replacement or return of companion pet products manufactured or sold in the ordinary course of the companion pet products business prior to the closing date;

  . with respect to companion pet products sold in the ordinary course of the companion pet products business prior to the closing date, all liabilities and obligations for product liability claims during the first two years following closing that are not covered by our anticipated insurance coverage and all liabilities and obligations for product liability claims after two years following the closing;

  . all liabilities and obligations relating solely to the companion pet products business, in each case to the extent arising out of and relating to any period on and after the closing date, other than those to which Vetoquinol U.S.A is entitled to be indemnified under the asset purchase agreement; and

  . subject to specified exceptions, liabilities, debts, obligations and claims which do not exceed $100,000 in the aggregate.

Vetoquinol U.S.A. will not assume any liabilities under the asset purchase agreement other than the assumed liabilities identified above.

Closing

   The closing of the sale of assets contemplated by the asset purchase agreement will take place as soon as practicable, but in no event later than five business days after the satisfaction or waiver of the conditions to closing provided for in the asset purchase agreement, or at another time agreed upon between IGI and Vetoquinol U.S.A.

Representations and Warranties

   Representations and Warranties by IGI. The asset purchase agreement contains representations and warranties by IGI to Vetoquinol U.S.A. relating to:

  .  the corporate organization of IGI and similar corporate matters;

  . the authorization, execution, delivery, performance and enforceability of the asset purchase agreement;

  . the absence of conflicts, breaches or defaults under our corporate charter, bylaws and other agreements and documents and applicable laws;

  .  financial statements and undisclosed liabilities;

  . the absence since November 30, 2001 of a material adverse effect or the occurrence of other specified events with respect to the companion pet products business;

  .  tax matters;

  .  the absence of any workers' claims for injury, illness or disability;

  .  litigation matters;

  .  compliance with applicable laws;

  .  environmental matters;

  .  intellectual property matters;

  .  contracts assumed under the asset purchase agreement;

  .  the absence of material outstanding bonds or other surety arrangements;

  .  accounts receivable and payable;

  . matters relating to governmental approvals, consents, permits, licenses, registrations, authorizations and clearances;

  .  suppliers and customers;

  .  real property;

  .  transactions with affiliates;

  .  companion pet products;

  .  employees and employee benefits matters;

  .  inventory;

  . title to the assets to be acquired pursuant to the asset purchase agreement;

  . the sufficiency of the assets to be acquired pursuant to the asset purchase agreement;

  . our license agreement under which we have rights to use the Novasome lipid vesicle encapsulation technology; and

  .  our capitalization.

   Representations and Warranties by Vetoquinol U.S.A. The asset purchase agreement also contains representations and warranties by Vetoquinol U.S.A. to IGI relating to:

  . the corporate organization of Vetoquinol U.S.A. and Vetoquinol S.A. and similar corporate matters;

  . the authorization, execution, delivery, performance and enforceability of the asset purchase agreement;

  . the absence of conflicts, violations, breaches or defaults under the organizational documents and other agreements and documents of, and laws applicable to, Vetoquinol U.S.A. and Vetoquinol S.A;

  .  brokers and related fees; and

  .  financing matters.

   Survival of Representations and Warranties. The representations and warranties in the asset purchase agreement will survive the closing and terminate 15 months after the closing date with the following exceptions:

  . IGI's representations and warranties relating to tax matters will survive the closing until 30 days after the expiration of the applicable statute of limitations;

  . IGI's representations and warranties relating to the corporate organization of IGI and similar corporate matters will not terminate;
  . IGI's representations and warranties relating to the authorization, execution, delivery, performance and enforceability of the asset purchase agreement will not terminate;

  . IGI's representations and warranties regarding title to the assets to be acquired pursuant to the asset purchase agreement will not terminate;

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  .  Vetoquinol U.S.A.'s representations and warranties relating to the corporate organization of Vetoquinol U.S.A. and Vetoquinol S.A. and similar corporate matters will not terminate; and

  . Vetoquinol U.S.A.'s representations and warranties relating to the authorization, execution, delivery, performance and enforceability of the asset purchase agreement will not terminate.

Additional Agreements of IGI and Vetoquinol U.S.A.

   Conduct of the Companion Pet Products Business by IGI. IGI has agreed during the period between the date of the asset purchase agreement and the closing date to use commercially reasonable efforts to:

  . conduct the companion pet products business in the usual, regular and ordinary course in substantially the same manner as previously conducted, except as contemplated by the asset purchase agreement;

  . preserve intact the current business organization of the companion pet products business; and

  . keep available the services of the current officers and employees employed in connection with the companion pet products business.

   IGI has also agreed that during the period between the date of the asset purchase agreement and the closing date, without the prior written consent of Vetoquinol U.S.A., it will not:

  . acquire any assets for use in connection with the companion pet products business that are material to the companion pet products business, except purchases of inventory or other assets in the ordinary course of business consistent with past practice;

  . make any change in accounting methods, principles or practices, other than pursuant to a change in generally accepted accounting principles or a statement of any appropriate accounting authority, materially affecting the reported combined consolidated assets, liabilities or results of operations of the companion pet products business;

  . sell, lease, license, pledge or otherwise dispose of or subject to any material lien or encumbrance any asset to be purchased pursuant to the asset purchase agreement, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

  . make any material change, revision, amendment or other modification to any companion pet product labeling;

  . make any material change, revision or other modification to the formulation of any of the companion pet products, other than in the ordinary course of business consistent with past practice;

  . make any change, or announce any prospective change, in prices or other sales incentives in connection with the sale of any of the companion pet products to distributors or customers of the companion pet products business, other than in the ordinary course of business consistent with past practice;

  . waive any material claims or rights related to the companion pet products business and included in the purchased assets; or

  .  authorize, or cause, commit or agree to take, any of the above actions.

   Agreement not to Compete. We have agreed that during the period ending 60 months after the closing date, we will not, independently or through any other person:

  . engage anywhere in the United States and Canada in any enterprise in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products; or

  . acquire or own any interest in any entity engaged in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products and which derives sales from that business in an amount greater than 20% of its total sales from all of its businesses.

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

   The asset purchase agreement does not prevent us from:

  . engaging in any business anywhere in the world outside the United States and Canada;

  . acquiring up to 10% (in the aggregate) of the outstanding common stock of any publicly traded company engaged in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products;

  . manufacturing, packaging, marketing, selling, distributing or otherwise using or licensing Novasome lipid vesicle encapsulation technology or other technology developed or acquired by IGI for use in products other than animal health products;

  . exercising any of our rights or performing any of our obligations under the manufacturing and supply agreement to be entered into pursuant to the asset purchase agreement; or

  . supplying or sublicensing third parties with Novasome lipid vesicle encapsulation technology for marketing, sale, distribution or other use in products that are not shampoos, creme rinses, moisturizing sprays, ear cleansers or hand cremes for the animal health business.

   Limitation on IGI's Ability to Consider Competing Proposals. Except as otherwise provided in the asset purchase agreement, from the date of the asset purchase agreement through the closing date, IGI has agreed not to:

  . solicit, initiate or affirmatively encourage the submission of a "competing proposal"; or

  . participate in any discussions or negotiations regarding, or furnish to any individual or entity any information with respect to, or take any other action designed to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any competing proposal.

   To the extent a bona fide competing proposal, which did not result from a breach of the asset purchase agreement, was made to or received by IGI after the date of the asset purchase agreement and prior to March 3, 2002 and that the board of directors of IGI determined in good faith was likely to lead to a "superior proposal", IGI must have provided to Vetoquinol U.S.A.:

  . contemporaneous written notice of IGI's intent to furnish information or enter into negotiations or discussions with the individual or entity that made the superior proposal;

  . a copy of the confidentiality agreement entered into between IGI and the individual or entity that made the superior proposal; and

  . a copy of the material terms and conditions of the initial competing proposal.

   Then IGI could have:

  . furnished information about IGI pursuant to a customary confidentiality agreement to the individual or entity that made the competing proposal; and

  . participated in discussions or negotiations, including solicitation of a revised proposal, with that individual or entity.

   If a superior proposal that did not result from a breach of the asset purchase agreement was made to or received by IGI after the date of the asset purchase agreement and before March 3, 2002 and IGI intended to pursue negotiations or discussions with a third party with respect to the superior proposal, IGI must have provided written notice to Vetoquinol U.S.A. of its intention to pursue those negotiations or discussions, including an indication of the material terms of the superior proposal. IGI must also have provided Vetoquinol U.S.A. with written notice if it terminated those negotiations or discussions.

   Vetoquinol U.S.A. would have been entitled to terminate the asset purchase agreement beginning on the date 25 days after the date Vetoquinol U.S.A. received written notice from IGI of IGI's intention to pursue

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

negotiations or discussions with a third party related to a superior proposal and ending on the date Vetoquinol U.S.A. received written notice from IGI that it terminated those negotiations or discussions. If Vetoquinol U.S.A. terminated the asset purchase agreement, the voting agreement entered into among Vetoquinol U.S.A. and several of our stockholders and directors would have become void. In addition, if Vetoquinol U.S.A. terminated the asset purchase agreement after the date 14 days after the date Vetoquinol U.S.A. became entitled to terminate the asset purchase agreement, IGI would have been required to pay to Vetoquinol U.S.A. the amount of any and all reasonable costs and expenses incurred by Vetoquinol U.S.A. in connection with the asset purchase agreement and the transactions contemplated by the asset purchase agreement.

   The board of directors of IGI, in response to a superior proposal that did not result from a breach of the asset purchase agreement and that IGI received on or before March 3, 2001, could have:

  . withdrawn or modified its recommendation to IGI's stockholders to authorize the sale of assets contemplated by the asset purchase agreement; or

  .  authorized IGI to terminate the asset purchase agreement.

   However, the board of directors of IGI could not have taken either of these actions unless:

  . IGI provided notice of the superior proposal to Vetoquinol U.S.A on or prior to March 3, 2002;

  . Vetoquinol U.S.A. did not make a counteroffer to IGI that the board of directors of IGI determined in good faith was at least as favorable as the superior proposal on or prior to five business days after its receipt of written notice from IGI of IGI's intention to pursue negotiations or discussions with a third party related to a superior proposal; and

  . the board of directors of IGI determined in good faith after consultation with outside counsel, that to act in a manner consistent with its fiduciary obligations it was necessary for IGI's board of directors to withdraw or modify its recommendation to IGI's stockholders to authorize the sale of assets contemplated by the asset purchase agreement or that it was in the best interests of IGI's stockholders to authorize IGI to terminate the asset purchase agreement.

   Prior to any termination of the asset purchase agreement by the board of directors of IGI pursuant to the rights described above, notwithstanding whether or not Vetoquinol U.S.A. made any matching offer, IGI would have been required to pay to Vetoquinol U.S.A. a termination fee in the amount of $750,000, in addition to any and all costs and expenses incurred by Vetoquinol U.S.A. in connection with the asset purchase agreement and the transactions contemplated by the asset purchase agreement. Any termination of the asset purchase agreement pursuant to these provisions would also have made the voting agreement entered into among Vetoquinol U.S.A. and several of our stockholders and directors void.

   A superior proposal was not received by IGI prior to or after March 3, 2002.

   Stockholder Meeting. IGI has agreed to prepare and mail as promptly as practicable this proxy statement. IGI has agreed to, as promptly as practicable following the date of the asset purchase agreement, duly call, give notice of, and hold a meeting of its stockholders related to the authorization of the sale of assets contemplated by the asset purchase agreement. Subject to the asset purchase agreement and its fiduciary duties, IGI's board of directors has agreed to recommend to its stockholders authorization of the sale of assets contemplated by the asset purchase agreement.

   Transition Services Agreement. Prior to the closing date, IGI and Vetoquinol U.S.A. have agreed to negotiate in good faith toward a mutually acceptable transition services agreement detailing the terms and conditions of transitional services contemplated to be provided by IGI to Vetoquinol U.S.A. following the

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

closing. IGI and Vetoquinol U.S.A. have agreed that the services to be covered by the transition services agreement will include:

  . computer and information technology support, telephone services and other transitional services as Vetoquinol U.S.A. and IGI may mutually determine; and

  . at Vetoquinol U.S.A.'s election to permit Vetoquinol U.S.A. to use and occupy the plant on an exclusive basis for the three-month period immediately following the closing, with the option to continue occupancy for two successive additional six-month periods, such use and occupancy to be on a "triple-net" basis and on other commercially reasonable terms.

   The execution of a transition services agreement is not a condition to the closing of the transactions contemplated by the asset purchase agreement. If a transition services agreement is not entered into, IGI has agreed to provide Vetoquinol U.S.A. with the transitional services described above for a reasonable period, not to exceed 60 days after the closing at reasonable prices and to permit Vetoquinol U.S.A.'s use and occupancy of the plant following the closing under terms consistent with those described above.

   Transferred Employees and Employee Matters. Vetoquinol U.S.A. has agreed to offer employment, commencing on the closing date to substantially all of the employees of the companion pet products business and a limited number of other employees of IGI. IGI has agreed that in general during the period ending two years after the closing, it will not attempt to solicit or induce any former IGI employee to terminate his or her employment with the companion pet products business to be sold to Vetoquinol U.S.A. pursuant to the asset purchase agreement.

   Environmental Matters. IGI has agreed to obtain and provide to Vetoquinol U.S.A., by the closing date, at its sole cost and expense, an appropriate determination, waiver or approval from the New Jersey Department of Environmental Protection with respect to the transactions contemplated by the asset purchase agreement.

   Intellectual Property Matters. IGI and Vetoquinol U.S.A. have agreed that Vetoquinol U.S.A., in its sole discretion, will be entitled to control the filing and recording of the assignments of the intellectual property contemplated by the asset purchase agreement.

   IGI has agreed to grant to Vetoquinol U.S.A., as of the closing date, a royalty free, perpetual, non-exclusive license to use in the companion pet products business any patents, trade secrets, know-how, processes and other technology, other than the Novasome lipid vesicle encapsulation technology, that is not included in the assets to be purchased pursuant to the asset purchase agreement but is used as of the closing date both in the companion pet products business and in a business of IGI and its subsidiaries other than the companion pet products business. This license may be assigned in whole or in part, without IGI's consent, in connection with a sale or transfer of all or any portion of the companion pet products business.

   Products Liability Insurance. IGI has agreed to maintain one or more insurance policies providing coverage for up to an aggregate amount of $1,000,000 per occurrence/ $2,000,000 aggregate with a $25,000 deductible per claim with respect to any products liability claims relating to products sold in the ordinary course of the companion pet products business prior to the closing and made against IGI during each of the two years following the closing date.

   Release of Liens. IGI has agreed to cause the release of all liens and encumbrances recorded against or applicable to the assets to be purchased pursuant to the asset purchase agreement.

   Maintenance of the Plant. IGI has agreed during the period prior to the closing to:

  . maintain the plant in substantially the same condition it existed on the date of the asset purchase agreement, reasonable wear and tear excepted;


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  .  operate the companion pet products business in compliance with all applicable laws in all material respects; and

  . maintain in full force and effect all, or substantially similar, property and liability insurance policies on the plant in effect as of the date of the asset purchase agreement.

   Access to Information. IGI has agreed during the period prior to the closing to provide Vetoquinol U.S.A. with reasonable access during normal business hours and in a manner so as not to interfere with the normal business operations of IGI and its subsidiaries to all of its properties, books, contracts, commitments, personnel and records to the extent relating to the companion pet products business, and during the same period IGI has agreed to furnish promptly to Vetoquinol U.S.A.:

  . a copy of each material report, schedule and other document to the extent relating to the companion pet products business filed by IGI during this period with any governmental entity;

  . a copy of any and all material correspondence to or from any governmental entity to the extent relating to the companion pet products business;

  .  detailed monthly financial data for the companion pet products business;
     and

  . all other information concerning the companion pet products business as Vetoquinol U.S.A. may reasonably request.

   Supplements to Disclosures. IGI has agreed during the period prior to the closing to supplement or amend the representations, warranties and disclosures it made to Vetoquinol U.S.A. in the asset purchase agreement in order to make that information timely, complete and accurate.

   Advise of Changes. IGI and Vetoquinol U.S.A. have agreed to advise the other party of any fact, occurrence, change or other event prior to the closing which would have been required to be disclosed by the asset purchase agreement or which would make a representation or warranty in the asset purchase agreement untrue.

   Advertising and Promotional Materials. IGI has agreed to permit Vetoquinol U.S.A. to use any and all product labels and advertising and promotional materials bearing the name, logo and product identification numbers of IGI until they are exhausted so long as they are properly identified as Vetoquinol U.S.A.'s in accordance with applicable laws and regulations.

   Other Actions. IGI and Vetoquinol U.S.A. have agreed not to take any action that would, or that could reasonably be expected to, result in:

  . any of their respective representations and warranties set forth in the asset purchase agreement becoming untrue or inaccurate in any material respect; or

  .  any of the conditions to the closing not being satisfied;

   Accessible Financial Records. IGI has agreed that during the six year period following the closing date it will provide Vetoquinol U.S.A. reasonable access to all books, records, files and other data of IGI of a financial nature relating to the companion pet products business that have not been transferred to Vetoquinol U.S.A. because they do not relate solely to the companion pet products business.

   Transfer Taxes and Fees. IGI and Vetoquinol U.S.A. have agreed that all transfer, stamp, documentary, sales, use, registration, withholding and similar taxes and related fees required to be paid in connection with the asset purchase agreement will be divided equally between IGI and Vetoquinol U.S.A. but that Vetoquinol U.S.A. will be responsible for all fees related to the transfer of intellectual property and governmental permits and registrations.


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

   Confidentiality. IGI has agreed not to disclose any information of a confidential or non-public nature relating to the companion pet products business.

Conditions to Closing

   Conditions to Obligations of IGI and Vetoquinol U.S.A. The respective obligations of IGI and Vetoquinol U.S.A. to effect and complete the closing are subject to the satisfaction or waiver by each party on or prior to the closing date of the following conditions:

  . there must be no temporary restraining order, preliminary or permanent injunction or other order issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the asset purchase agreement;

  . instruments of conveyance and agreements to be entered into at closing must have been executed and delivered; and

  . the sale of assets contemplated by the asset purchase agreement must have been authorized by the holders of a majority of the outstanding shares of our capital stock.

   Conditions to Obligations of Vetoquinol U.S.A. The obligations of Vetoquinol U.S.A. to effect and complete the closing are subject to the satisfaction or waiver of the following additional conditions:

  . with specified exceptions, the representations and warranties of IGI set forth in the asset purchase agreement must be materially true and correct as of the closing date;

  . we must have performed in all material respects all of our covenants and obligations required to be performed by us under the asset purchase agreement on or prior to the closing date;

  . we must have obtained the consents of third parties under agreements to which we are a party or that we will assign to Vetoquinol U.S.A. pursuant to the asset purchase agreement, including the consents of American Capital Strategies and Fleet Capital Corporation under our loan agreements with each of those entities;

  . we must have obtained an appropriate determination, waiver or approval from the New Jersey Department of Environmental Protection with respect to the transactions contemplated by the asset purchase agreement;

  . no suit, action or proceeding by any governmental entity or any other person may be pending challenging the sale of assets contemplated by the asset purchase agreement or seeking to limit the ownership or operation by Vetoquinol U.S.A. of the companion pet products business; and

  . Vetoquinol U.S.A. must have received an opinion of our counsel with respect to the asset purchase agreement.

   Conditions to Obligations of IGI. The obligations of IGI to effect and complete the closing are subject to the satisfaction or waiver of the following additional conditions:

  . with specified exceptions, the representations and warranties of Vetoquinol U.S.A. set forth in the asset purchase agreement must be materially true and correct as of the closing date;

  . Vetoquinol U.S.A. must have performed in all material respects all of its covenants and obligations required to be performed by it under the asset purchase agreement on or prior to the closing date;

  . we must have obtained the consents of third parties under agreements to which we are a party or that we will assign to Vetoquinol U.S.A. pursuant to the asset purchase agreement, including the consents of American Capital Strategies and Fleet Capital Corporation under our loan agreements with each of those entities;

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

  . we must have obtained an appropriate determination, waiver or approval from the New Jersey Department of Environmental Protection with respect to the transactions contemplated by the asset purchase agreement;

  . no suit, action or proceeding by any governmental entity or any other person may be pending challenging the sale of assets or seeking to limit the ownership or operation by Vetoquinol U.S.A. of the companion pet products business; and

  . we must have received an opinion of Vetoquinol U.S.A.'s counsel with respect to the asset purchase agreement.

Expenses and Termination

   Expenses. The asset purchase agreement provides that, except as otherwise specifically provided in the asset purchase agreement, all fees and expenses incurred in connection with the transactions contemplated by the asset purchase agreement will be paid by the party incurring those fees or expenses.

   Termination. The asset purchase agreement may be terminated at any time prior to the closing:

  .  by mutual written consent of IGI and Vetoquinol U.S.A.;

  . by either IGI or Vetoquinol U.S.A., if the closing does not occur without the fault of the terminating party by [_________];

  . by either IGI or Vetoquinol U.S.A., if any governmental entity takes any final action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the asset purchase agreement;

  . by either IGI or Vetoquinol U.S.A., if the stockholders of IGI do not authorize the sale of assets contemplated by the asset purchase agreement, in which event IGI shall promptly pay up to $300,000 of the reasonable costs and expenses of Vetoquinol U.S.A. incurred in connection with the asset purchase agreement; or

  . by Vetoquinol U.S.A., in the event Vetoquinol U.S.A. receives notice under the asset purchase agreement of a supplement or amendment to any disclosure made by IGI which discloses any change or effect which constitutes a material adverse effect.

   Subject to limited exceptions, if the asset purchase agreement is terminated, then it will be of no further effect and there will be no liability on the part of IGI or Vetoquinol U.S.A. to the other, and all rights and obligations of the parties under the asset purchase agreement will cease. However, no party will be relieved from its obligations to the extent that the asset purchase agreement is terminated due to any material breach of a representation, warranty or covenant of that party contained in the asset purchase agreement.

Indemnification

   After the closing, except in the case of fraud by the breaching party, indemnification will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement, or other claims arising out of the asset purchase agreement.

   IGI has agreed to indemnify Vetoquinol U.S.A. against any loss, liability, claim, damage or actual out-of-pocket expense suffered or incurred by Vetoquinol U.S.A. to the extent arising from:

  . any breach of any representation or warranty of IGI contained in the asset purchase agreement;

  . any breach of any covenant or agreement of IGI contained in the asset purchase agreement requiring performance after the closing date;


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

  .  specified environmental matters;

  . any broker's or other similar fee or commission in connection with the transactions contemplated by the asset purchase agreement based upon arrangements made by IGI; and

  . the failure of Vetoquinol U.S.A. to obtain protections afforded by compliance with the notification and other requirements of the bulk transfer statutes in force in the jurisdictions, if any, in which compliance would be required in connection with the transactions contemplated by the asset purchase agreement.

   With limited exceptions, IGI will not be required to indemnify or hold harmless Vetoquinol U.S.A. for breaches of our representations and warranties in the asset purchase agreement unless the aggregate amount of all losses incurred by Vetoquinol U.S.A. exceeds $200,000 and then only for the excess over $200,000. Our indemnification obligations to Vetoquinol U.S.A. for breaches of our representations and warranties in the asset purchase agreement are limited to a maximum of $8,350,000.

   Vetoquinol U.S.A. has agreed to indemnify IGI against any loss, liability, claim, damage or actual out-of-pocket expense suffered or incurred by IGI to the extent arising from:

  . any breach of any representation or warranty of Vetoquinol U.S.A. contained in the asset purchase agreement;

  . any breach of any covenant or agreement of Vetoquinol U.S.A. contained in the asset purchase agreement requiring performance after the closing date;

  . any of the assets acquired or liabilities assumed by Vetoquinol U.S.A. pursuant to the asset purchase agreement; and

  . the operation of the companion pet products business on and after the closing date.

   With limited exceptions, Vetoquinol U.S.A. will not be required to indemnify or hold harmless IGI for breaches of Vetoquinol U.S.A.'s representations and warranties in the asset purchase agreement unless the aggregate amount of all losses incurred by IGI exceeds $200,000 and then only for the excess over $200,000. Vetoquinol U.S.A.'s indemnification obligations to IGI for breaches of Vetoquinol U.S.A.'s representations and warranties in the asset purchase agreement are limited to a maximum of $8,350,000.

Other Agreements

   The following are summaries of the material provisions of the technology rights agreement and the manufacturing and supply agreement to be entered into on or prior to closing pursuant to the asset purchase agreement. A copy of the technology rights agreement is attached to this proxy statement as Annex B and is incorporated by reference into the summary below, and a copy of the manufacturing and supply agreement is attached to this proxy statement as Annex C and is incorporated by reference into the summary below. While we believe that these summaries cover the material terms of the technology rights agreement and the manufacturing and supply agreement, these summaries may not contain all of the information that is important to you. We urge you to read the technology rights agreement and the manufacturing and supply agreement in their entirety for a complete description of the terms and conditions of the transactions contemplated by these agreements.

   Technology Rights Agreement. Vetoquinol U.S.A. and IGI have agreed to enter into the technology rights agreement, a copy of which is attached to this proxy statement as Annex B, on or before the closing of the sale of the companion pet products business contemplated by the asset purchase agreement. Under the technology rights agreement, IGI will grant to Vetoquinol U.S.A. the exclusive, perpetual, world-wide, royalty-free right and sublicense, subject to limited exceptions, to use solely in the business of animal health, rights of IGI in the Novasome lipid vesicle encapsulation technology solely in connection with the business of marketing or selling shampoos, creme rinses, moisturizing sprays, ear cleansers and hand cremes. The right and sublicense granted by the technology rights agreement specifically excludes the manufacture, formulation or other production of the products identified above. Vetoquinol U.S.A. will also receive a license to use specified trademarks relating to its other rights granted under the technology rights agreement.

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   Manufacturing and Supply Agreement.  Vetoquinol U.S.A. and IGI have agreed to enter into the manufacturing and supply agreement, a copy of which is attached to this proxy statement as Annex C, on or before the closing of the sale of the companion pet products business contemplated by the asset purchase agreement. Under the manufacturing and supply agreement, IGI will agree to supply Vetoquinol U.S.A. through December 13, 2015 with products and ingredients based upon the Novasome lipid vesicle encapsulation technology for use solely in shampoos, creme rinses, moisturizing sprays, ear cleansers and hand cremes in the animal health business. IGI will also agree to give Vetoquinol U.S.A. a right of first negotiation to become the exclusive purchaser from IGI of any new technology or product incorporating the Novasome lipid vesicle encapsulation technology developed by IGI for use in the animal health business.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room in Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

   You should rely only on the information contained in this proxy statement when voting your shares. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date subsequent to the date of this proxy statement.

                                          By order of the board of directors,

                                          Domenic N. Golato
                                          Secretary

          May  , 2002

                         INDEX TO FINANCIAL STATEMENTS

A.  Audited Consolidated Financial Statements of IGI, Inc.

   Independent Auditors' Report..................................................................... F-2
   Report of Independent Accountants................................................................ F-3
   Consolidated Balance Sheets, December 31, 2001 and 2000.......................................... F-4
   Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999....... F-5
   Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999....... F-6
   Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2001,
     2000 and 1999.................................................................................. F-7
   Notes to Consolidated Financial Statements....................................................... F-8

B.  Unaudited Financial Statements of Companion Pet Products Business of IGI,
Inc.

   Balance Sheets of Companion Pet Products Business, December 31, 2001 and 2000 (unaudited).... F-28
   Statements of Operations of Companion Pet Products Business for the years ended December 31,
     2001, 2000 and 1999 (unaudited)............................................................ F-29
   Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999 (unaudited).... F-30
   Notes to Financial Statements of Companion Pet Products Business (unaudited)................. F-31

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
IGI, Inc.:

We have audited the accompanying consolidated balance sheets of IGI, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IGI, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders' deficit as of December 31, 2001. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG LLP

Philadelphia, Pennsylvania March 1, 2002, except as to the second paragraph of Note 15, which is as of March 13, 2002

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of IGI, Inc.:

In our opinion, the consolidated statements of operations, of cash flows and of stockholders' equity (deficit) for the year ended December 31, 1999 present fairly, in all material respects, the results of operations and cash flows of IGI, Inc. and its subsidiaries for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index on page 20 presents fairly, in all material respects, the information set forth therein with respect to the year ended December 31, 1999 when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. We have not audited the consolidated financial statements of IGI, Inc. for any period subsequent to December 31, 1999.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements (which appear in IGI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999, which was filed on September 1, 2000), on June 26, 2000, the Company received waivers as to certain debt covenant violations, which waivers expire at the earlier of September 22, 2000, or upon termination of an agreement to sell one of the Company's businesses. The Company expects to complete the sale before September 22, 2000, however the sale of this business is subject to certain contingencies, including approval of the transaction by the Company's shareholders. If the waivers expire, a significant amount of the Company's outstanding debt would be callable. Accordingly, substantial doubt exists about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 8 to the financial statements (which appear in IGI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999, which was filed on September 1, 2000). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 12, 2000, except as to Note 8,
which is as of August 18, 2000

                          IGI, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          December 31, 2001 and 2000
            (in thousands, except share and per share information)

                                                                                         2001      2000
                                                                                       --------  --------
ASSETS
Current assets:
   Cash and cash equivalents.......................................................... $     10  $     69
   Restricted cash....................................................................       --       102
   Accounts receivable, less allowance for doubtful accounts of $259 and $280 in 2001
     and 2000, respectively...........................................................    1,713     2,482
   Licensing and royalty income receivable............................................      255       413
   Inventories........................................................................    3,059     2,585
   Prepaid expenses and other current assets..........................................      260       140
                                                                                       --------  --------
       Total current assets...........................................................    5,297     5,791
                                                                                       --------  --------
Property, plant and equipment, net....................................................    4,143     5,343
Deferred financing costs..............................................................      659       829
Other assets..........................................................................      440       424
                                                                                       --------  --------
       Total assets................................................................... $ 10,539  $ 12,387
                                                                                       ========  ========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Revolving credit facility.......................................................... $  2,326  $  2,401
   Current portion of long-term debt..................................................    7,478     7,384
   Accounts payable...................................................................    2,071     2,359
   Accrued payroll....................................................................      134       106
   Accrued interest...................................................................      111       254
   Other accrued expenses.............................................................    1,033     1,728
   Income taxes payable...............................................................       12        15
                                                                                       --------  --------
       Total current liabilities......................................................   13,165    14,247
                                                                                       --------  --------
Deferred income.......................................................................      620       223
                                                                                       --------  --------
       Total liabilities..............................................................   13,785    14,470
                                                                                       --------  --------

Detachable stock warrants.............................................................    1,145     1,192
Stockholders' deficit:
   Common stock, $.01 par value, 50,000,000 shares authorized; 11,243,720 and
     10,343,073 shares issued in 2001 and 2000, respectively..........................      112       104
   Additional paid-in capital.........................................................   22,230    22,508
   Accumulated deficit................................................................  (26,733)  (24,993)
Less treasury stock, 0 and 66,698 shares at cost, in 2001 and 2000, respectively......       --      (894)
                                                                                       --------  --------
       Total stockholders' deficit....................................................   (4,391)   (3,275)
                                                                                       --------  --------
          Total liabilities and stockholders' deficit................................. $ 10,539  $ 12,387
                                                                                       ========  ========

      The accompanying notes are an integral part of the consolidated financial statements.

                          IGI, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             for the years ended December 31, 2001, 2000 and 1999
            (in thousands, except share and per share information)

                                                                  2001         2000         1999
                                                               -----------  -----------  ----------
Revenues:
   Sales, net................................................. $    14,832  $    16,799  $   18,664
   Licensing and royalty income...............................       1,066        2,453       1,869
                                                               -----------  -----------  ----------
       Total revenues.........................................      15,898       19,252      20,533
Cost and Expenses:
   Cost of sales..............................................       8,767       10,566       8,799
   Selling, general and administrative expenses...............       5,332        7,990       8,519
   Product development and research expenses..................         536          853         668
   Non-recurring charges......................................       1,424           --          --
                                                               -----------  -----------  ----------
Operating profit (loss).......................................        (161)        (157)      2,547
Interest expense, net.........................................       2,133        2,754       4,109
Other income, net.............................................          --           --          31
                                                               -----------  -----------  ----------
Loss from continuing operations before provision (benefit) for
  income taxes and extraordinary item.........................      (2,294)      (2,911)     (1,531)
Provision (benefit) for income taxes..........................        (271)       5,864        (401)
                                                               -----------  -----------  ----------

Loss from continuing operations before extraordinary item.....      (2,023)      (8,775)     (1,130)
                                                               -----------  -----------  ----------
Discontinued operations:
   Loss from operations of discontinued business, net of tax..          --       (1,978)       (841)
   Gain on disposal of discontinued business..................         283          114          --
                                                               -----------  -----------  ----------
Loss before extraordinary item................................      (1,740)     (10,639)     (1,971)
Extraordinary gain (loss) from early extinguishment of debt,
  net of tax..................................................          --         (630)        387
Cumulative effect of accounting change........................          --         (168)         --
                                                               -----------  -----------  ----------
Net loss......................................................      (1,740)     (11,437)     (1,584)

Mark to market for detachable stock warrants..................          47           --          --
                                                               -----------  -----------  ----------
Net loss attributable to common stock......................... $    (1,693) $   (11,437) $   (1,584)
                                                               ===========  ===========  ==========

Basic and Diluted Loss Per Common Share
   Continuing operations before extraordinary item............ $      (.18) $      (.86) $     (.12)
   Discontinued operations....................................         .03         (.18)       (.09)
                                                               -----------  -----------  ----------
                                                                      (.15)       (1.04)       (.21)
   Extraordinary gain (loss)..................................          --         (.06)        .04
   Cumulative effect of accounting change.....................          --         (.02)         --
                                                               -----------  -----------  ----------
   Net loss................................................... $      (.15) $     (1.12) $     (.17)
                                                               ===========  ===========  ==========
   Weighted average common stock
       Outstanding - basic and diluted........................  10,956,553   10,204,649   9,604,768

   The accompanying notes are an integral part of the consolidated financial statements.

                          IGI, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             for the years ended December 31, 2001, 2000 and 1999
                                (in thousands)

                                                                                          2001      2000      1999
                                                                                        --------  --------  --------
Cash flows from operating activities:
   Net loss............................................................................ $ (1,740) $(11,437) $ (1,584)
   Reconciliation of net loss to net cash provided by (used in) operating activities:
      Gain on sale of discontinued operations..........................................     (283)     (114)       --
      Depreciation and amortization....................................................      449       682       738
      Amortization of deferred financing costs and debt discount.......................      577       690       123
      Extraordinary (gain) loss on early extinguishment of debt, net of tax............       --       630      (387)
      Non-recurring impairment of long lived asset charges.............................      605        --        --
      Non-recurring charges resulting from EVSCO plant shutdown........................      417        --        --
      Gain on sale of assets...........................................................       --        --       (30)
      Provision for accounts and notes receivable and inventories......................      142       162        60
      Recognition of deferred revenue..................................................     (135)     (242)     (203)
      Deferred income taxes............................................................       --     5,850      (407)
      Interest expense (income) related to subordinated note agreements................      180       148        --
      Interest expense related to put feature of warrants..............................       --      (358)      854
      Warrants issued to lenders under prior extension agreements......................       --        --       223
      Stock based compensation expense:
         Non-employee stock options....................................................       --        39        49
         Directors' stock issuance.....................................................       79        84       116
   Changes in operating assets and liabilities:
      Restricted cash..................................................................      102      (102)       --
      Accounts receivable..............................................................      784      (303)      317
      Inventories......................................................................     (733)    1,244      (698)
      Receivables due under royalty agreements.........................................      158        19         8
      Prepaid expenses and other assets................................................      (84)      142       292
      Accounts payable and accrued expenses............................................     (873)       81     1,045
      Deferred revenue.................................................................      535       220       275
      Short-term notes payable, operating..............................................       --      (408)     (814)
      Income taxes payable.............................................................       (3)       --        (1)
      Discontinued operations - working capital changes and non-cash charges...........       --    (1,090)      407
                                                                                        --------  --------  --------
Net cash provided by (used in) operating activities....................................      177    (4,063)      383
                                                                                        --------  --------  --------
Cash flows from investing activities:
   Capital expenditures................................................................     (219)     (237)     (280)
   Capital expenditures for discontinued operations....................................       --      (315)     (784)
   Proceeds from sale of assets........................................................      151        --        40
   (Increase) decrease in other assets.................................................     (137)      (86)       25
   Proceeds from sale of discontinued operations.......................................      237    12,000        --
                                                                                        --------  --------  --------
Net cash provided by (used in) investing activities....................................       32    11,362      (999)
                                                                                        --------  --------  --------
Cash flows from financing activities:
   Borrowings under term loan and capital expenditures facility........................       --       257     7,000
   Borrowings under Subordinated Note agreement, net of discount.......................       --        --     4,158
   Cash proceeds from issuance of warrants to lenders..................................       --        --     2,842
   Borrowings under revolving credit agreement.........................................   18,787    33,413    11,584
   Repayment of revolving credit agreement.............................................  (18,862)  (36,720)   (5,876)
   Repayment of debt...................................................................     (517)   (4,652)  (18,657)
   Payment of deferred financing costs.................................................       --       (65)   (1,659)
   Proceeds from issuance of shares under stock subscription agreement.................      250        --        --
   Proceeds from exercise of common stock options and purchase of common stock.........       74       121        --
   Change in book overdraft............................................................       --        --       572
                                                                                        --------  --------  --------
Net cash used in financing activities..................................................     (268)   (7,646)      (36)
                                                                                        --------  --------  --------
Net decrease in cash and cash equivalents..............................................      (59)     (347)     (652)
Cash and cash equivalents at beginning of year.........................................       69       416     1,068
                                                                                        --------  --------  --------
Cash and cash equivalents at end of year............................................... $     10  $     69  $    416
                                                                                        ========  ========  ========
Supplemental cash flow information:
   Cash payments for interest.......................................................... $    968  $    757  $  2,153
   Cash receipt for taxes..............................................................      268        --         1

   The accompanying notes are an integral part of the consolidated financial statements.

                          IGI, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) for the years ended December 31, 2001, 2000 and 1999 (in thousands, except share information)

                                                                      Common Stock
                                                                    -----------------
                                                                                      Additional
                                                                                       Paid-In   Accumulated Treasury
                                                                      Shares   Amount  Capital     Deficit    Stock
                                                                    ---------- ------ ---------- ----------- --------
Balance, January 1, 1999...........................................  9,648,931  $ 97   $19,961    $(11,972)  $(2,163)
Issuance of stock pursuant to Directors' Stock Plan................     66,509     1       115
Partial settlement of amounts due to former officer in lieu of cash    417,744     4       720
Value of stock options issued to non-employees.....................                         49
Value of warrants issued under second extension agreement..........                        223
Issuance of stock to 401(k) planIssuance of stock to 401(k) plan...                       (440)                  522
Net loss...........................................................                                 (1,584)
                                                                    ----------  ----   -------    --------   -------
Balance, December 31, 1999......................................... 10,133,184   102    20,628     (13,556)   (1,641)
Issuance of stock pursuant to Directors' Stock Plan................     50,398     1        83
Value of stock options issued to non-employees.....................                         39
Amendment to detachable stock warrants to remove put feature.......                      3,338
Reclassification of detachable stock warrants......................                     (1,192)
Issuance of stock to 401(k) plan...................................                       (670)                  747
Litigation settlement costs........................................     35,000              48
Partial settlement of amounts due to former officer in lieu of cash     63,448     1       114
Stock options exercised............................................     34,125              83
Employee stock purchase plan.......................................     26,918              37
Net loss...........................................................                                (11,437)
                                                                    ----------  ----   -------    --------   -------
Balance, December 31, 2000......................................... 10,343,073   104    22,508     (24,993)     (894)
Issuance of stock pursuant to Directors' Stock Plan................    129,989     1        78
Settlement of amounts due to former officer in lieu of cash........    125,625     1       128
Issuance of stock to 401(k) plan...................................                       (849)                  894
Stock options exercised............................................     80,000     1        39
Employee stock purchase plan.......................................     65,033              34
Adjustment of detachable stock warrants............................                         47
Issuance of stock pursuant to stock subscription agreement.........    500,000     5       245
Net loss...........................................................                                 (1,740)
                                                                    ----------  ----   -------    --------   -------
Balance, December 31, 2001......................................... 11,243,720  $112   $22,230    $(26,733)  $    --
                                                                    ==========  ====   =======    ========   =======


                                                                         Total
                                                                     Stockholders'
                                                                    Equity (Deficit)
                                                                    ----------------
Balance, January 1, 1999...........................................     $  5,923
Issuance of stock pursuant to Directors' Stock Plan................          116
Partial settlement of amounts due to former officer in lieu of cash          724
Value of stock options issued to non-employees.....................           49
Value of warrants issued under second extension agreement..........          223
Issuance of stock to 401(k) planIssuance of stock to 401(k) plan...           82
Net loss...........................................................       (1,584)
                                                                        --------
Balance, December 31, 1999.........................................        5,533
Issuance of stock pursuant to Directors' Stock Plan................           84
Value of stock options issued to non-employees.....................           39
Amendment to detachable stock warrants to remove put feature.......        3,338
Reclassification of detachable stock warrants......................       (1,192)
Issuance of stock to 401(k) plan...................................           77
Litigation settlement costs........................................           48
Partial settlement of amounts due to former officer in lieu of cash          115
Stock options exercised............................................           83
Employee stock purchase plan.......................................           37
Net loss...........................................................      (11,437)
                                                                        --------
Balance, December 31, 2000.........................................       (3,275)
Issuance of stock pursuant to Directors' Stock Plan................           79
Settlement of amounts due to former officer in lieu of cash........          129
Issuance of stock to 401(k) plan...................................           45
Stock options exercised............................................           40
Employee stock purchase plan.......................................           34
Adjustment of detachable stock warrants............................           47
Issuance of stock pursuant to stock subscription agreement.........          250
Net loss...........................................................       (1,740)
                                                                        --------
Balance, December 31, 2001.........................................     $ (4,391)
                                                                        ========

   The accompanying notes are an integral part of the consolidated financial statements.

                          IGI, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  Summary of Significant Accounting Policies

   Nature of the Business

   IGI, Inc. ("IGI" or the "Company") is a diversified company that is currently engaged in two business segments. During 2000, the Company sold its Vineland division, which produced and marketed poultry vaccines and related products. The two ongoing business segments as of December 31, 2001 are:

..  Consumer Products

   IGI's Consumer Products business is primarily focused on the continued commercial use of the Novasome(R) microencapsulation technologies for skin care applications. These efforts have been directed toward the development of high quality skin care products marketed by the Company or through collaborative arrangements with cosmetic and consumer products companies. Revenues from the Company's Consumer Products business are principally based on formulations using the Novasome(R) microencapsulation technology.

   Estee Lauder, a significant customer of the Consumer Products division, accounted for $2,725,000 or 17% of 2001 revenues, $3,692,000 or 19% of 2000 revenues, and $4,237,000 or 21% of 1999 revenues.

..  Companion Pet Products

   The Companion Pet Products division sells its products to the veterinarian market under the EVSCO Pharmaceuticals trade name and to the over-the-counter ("OTC") pet products market under the Tomlyn and Luv'Em labels.

   EVSCO products are sold through distributors to veterinarians. The EVSCO line of veterinary products is used by veterinarians in caring for dogs and cats, and includes pharmaceuticals such as antibiotics, anti-inflammatories and cardiac drugs, as well as nutritional supplements, vitamins, insecticides and diagnostics. Product forms include gel, tablets, creams, liquids, ointments, powders, emulsions, shampoos and grooming aids.

   The Tomlyn product line includes pet grooming, nutritional and therapeutic products, such as shampoos, grooming aids, vitamin and mineral supplements, insecticides and OTC medications. The products are sold directly to pet superstores and through distributors to independent merchandising chains, shops and kennels. Most of the Company's veterinary products are sold through distributors.

   On February 7, 2002, the Company announced that it had entered into a definitive agreement for the sale of substantially all of the assets of its Companion Pet Products division to Vetoquinol U.S.A., Inc., an affiliate of Vetoquinol, S.A. of Lure, France. Under the terms of the agreement, the Company will receive at closing cash consideration of $16,700,000. In addition, specified liabilities of the Company's Companion Pet Products division will be assumed by Vetoquinol U.S.A. The cash consideration is subject to certain post-closing adjustments.

   The transaction also contemplates a sublicense by the Company to Vetoquinol U.S.A. of specified rights relating to the patented Novasome(R) microencapsulation technology for use in specified products and product lines in the animal health business, as well as a supply relationship under which the Company will supply to Vetoquinol U.S.A. certain products relating to the patented Novasome(R) microencapsulation technology.

   The closing of the transactions contemplated by the agreement is subject to the authorization of the Company's stockholders and other customary closing conditions. The Company anticipates recording a significant gain upon the closing of the transactions. The Company will account for the Companion Pet Product division as a discontinued operation after shareholder approval has been obtained.

                          IGI, INC. AND SUBSIDIARIES

   Principles of Consolidation

   The consolidated financial statements include the accounts of IGI, Inc. and its wholly-owned and majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

   Cash Equivalents

   Cash equivalents consist of short-term investments, which, at the date of purchase, have maturities of 90 days or less.

   Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are cash, cash equivalents and accounts receivable. The Company limits credit risk associated with cash and cash equivalents by placing its cash and cash equivalents with two high credit quality financial institutions. Accounts receivable includes customers in several key geographic areas, such as Thailand, Korea, Japan and other Far Eastern countries. These countries have from time to time experienced varying degrees of political unrest and currency instability. Because of the volume of business transacted by the Company in these areas, continuation or recurrence of such unrest or instability could adversely affect the businesses of its customers in these areas or the Company's ability to collect its receivables from such customers, which in either case could adversely impact the Company's future operating results. In order to minimize risk, the Company maintains credit insurance for the majority of its international accounts receivable and all sales are denominated in U.S. dollars to minimize currency fluctuation risk.

   Inventories

   Inventories are valued at the lower of cost, using the first-in, first-out ("FIFO") method, or market.

   Property, Plant and Equipment

   Depreciation of property, plant and equipment is provided for under the straight-line method over the assets' estimated useful lives as follows:

                                                 Useful Lives
                                                 ------------
                     Buildings and improvements.  10-30 years
                     Machinery and equipment....  3-10 years

   Repair and maintenance costs are charged to operations as incurred while major improvements are capitalized. When assets are retired or disposed, the cost and accumulated depreciation thereon are removed from the accounts and any gains or losses are included in operating results.

   Other Assets and Deferred Financing Costs

   Other assets include cost in excess of net assets acquired of $325,000, related to the Company's 1994 acquisition of a petcare business, which is being amortized on a straight-line basis over 40 years. At December 31, 2001, goodwill, net of amortization, was $190,000. Deferred financing costs include fees paid to the lenders and external legal counsel to assist the Company in obtaining new financing. These costs are being amortized over the term of the related debt.

   In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In performing such review for recoverability, the Company compares expected future cash flows of assets to the carrying value of long-lived assets and related

                          IGI, INC. AND SUBSIDIARIES
identifiable intangibles. If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying value of the assets and their estimated fair value, with fair values being determined using projected discounted cash flows at the lowest level of cash flows identifiable in relation to the assets being reviewed.

   Accounting for Environmental Costs

   Accruals for environmental remediation are recorded when it is probable a liability has been incurred and costs are reasonably estimable. The estimated liabilities are recorded at undiscounted amounts. It is the Company's practice to reflect environmental insurance recoveries in the results of operations for the year in which the litigation is resolved through settlement or other appropriate legal process.

   Income Taxes

   The Company records income taxes under the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to operating loss and tax credit carryforwards and differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded based on a determination of the ultimate realizability of future deferred tax assets.

   Stock-Based Compensation

   Compensation costs attributable to stock option and similar plans are recognized based on any difference between the quoted market price of the stock on the date of grant over the amount the employee is required to pay to acquire the stock (the intrinsic value method). Such amount, if any, is accrued over the related vesting period, as appropriate. Since the Company uses the intrinsic value method, it makes pro forma disclosures of net loss and loss per share as if the fair-value based method of accounting had been applied.

   Financial Instruments

   The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, revolving credit facility and long-term debt. The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates their fair value based on their short duration. The carrying value of the revolving credit facility and long-term debt approximates their fair value based on rates offered to companies with similar financial circumstances.

   Revenue Recognition

   Sales, net of appropriate cash discounts, product returns and sales reserves, are recorded upon shipment of products. Revenues earned under research contracts or sublicensing and supply agreements are either recognized when the related contract provisions are met, or, if under such contracts or agreements the Company has continuing obligations, the revenue is initially deferred and then recognized over the life of the agreement.

   Product Development and Research

   The Company's research and development costs are expensed as incurred.

                          IGI, INC. AND SUBSIDIARIES

   Net Loss per Common Share

   Basic net loss per share of Common Stock is computed based on the weighted average number of shares of Common Stock outstanding during the period. Diluted net loss per share of Common Stock is computed using the weighted average number of shares of Common Stock and potential dilutive common stock equivalents outstanding during the period. Potential dilutive common stock equivalents include shares issuable upon the exercise of options and warrants. Due to the Company's net loss for the years ended December 31, 2001, 2000 and 1999, the effect of the Company's potential dilutive common stock equivalents was anti-dilutive for each year; as a result, the basic and diluted weighted average number of Common Shares outstanding and net loss per Common Share are the same. Potentially dilutive common stock equivalents which were excluded from the net loss per share calculations due to their anti-dilutive effect amounted to 4,880,543 for 2001, 4,997,869 for 2000, and 5,424,743 for 1999.

   Comprehensive Income

   The Company has adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined to include all changes in stockholders' equity during a period except those resulting from investments by owners and distributions to owners. Since inception, the Company has not had transactions that are required to be reported in other comprehensive income. Comprehensive loss for each period presented is equal to the net loss for each period as presented in the Consolidated Statements of Operations.

   Reclassifications

   Certain previously reported amounts have been reclassified to conform with the current period presentation.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include allowances for excess and obsolete inventories, allowances for doubtful accounts and other assets, provisions for income taxes and related deferred tax asset valuation allowances, and accruals for environmental cleanup and remediation costs. Actual results could differ from those estimates.

   Recent Pronouncements

   In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001. SFAS No. 141 also specifies criteria that must be met for intangible assets acquired in a purchase method business combination to be recognized and reported separately from goodwill, noting that any purchase allocable to an assembled workforce may not be accounted for separately. SFAS No. 142, which will be effective January 1, 2002, requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121.

   As of the January 1, 2002 adoption date of SFAS No.142, unamortized goodwill of approximately $190,000 will be subject to the transition provisions of SFAS Nos. 141 and 142. Amortization expense related to goodwill was $8,400 for the year ended December 31, 2001. The Company does not believe that SFAS No. 141 and 142 will have a significant impact on its financial position, results of operation or liquidity.

                          IGI, INC. AND SUBSIDIARIES

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes both SFAS No. 121 and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No.
121. For example, SFAS No. 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121, an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142.

   The Company is required to adopt SFAS No. 144 effective January 1, 2002. Management does not expect the adoption of SFAS No. 144 for long-lived assets held for use to have a material impact on the Company's consolidated financial statements because the impairment assessment under SFAS No. 144 is largely unchanged from SFAS No. 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of SFAS No. 144 will have on the Company's consolidated financial statements.

2.  Going Concern

   The consolidated financial statements have been prepared on the going-concern basis of accounting, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has experienced recurring losses from operations, and has negative working capital and a stockholders' deficit as of December 31, 2001. The Company is currently highly leveraged, and the availability of alternative funding sources is limited. If the Company's operating results deteriorate or the Company is not successful in renegotiating its financial covenants, default could result under the existing loan agreements. Any such default that is not resolved could result in the curtailment of certain of the Company's business operations, sale of certain assets or the commencement of bankruptcy or insolvency proceedings by the Company or its creditors.

   Management's plans with regards to the Company's liquidity issues include an on-going expense reduction program (including the outsourcing of some of its manufacturing capability) and the expansion of the product line produced by its Consumer Products division. In addition, as described in Note 1, the Company has entered into an agreement related to the sale of substantially all assets used in the Companion Pet Products division and the assumption by the buyer of certain liabilities related to the Companion Pet Products division. The transaction, which is subject to shareholder approval, is currently anticipated to close in late April or early May 2002. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash from operations or other sources in order to meet its obligations as they become due. There can be no assurance, however, that management's plan will be successful.

3.  Discontinued Operations

   On September 15, 2000, the shareholders of the Company approved, and the Company consummated, the sale of the assets and transfer of the liabilities of the Vineland division, which produced and marketed poultry vaccines and related products. The buyer assumed liabilities of approximately $2,300,000, and paid the Company

                          IGI, INC. AND SUBSIDIARIES
cash in the amount of $12,500,000, of which $500,000 was placed in an escrow fund to secure potential obligations of the Company relating to final purchase price adjustments and indemnification. In March 2001, the Company negotiated a resolution and received approximately $237,000 of the escrowed funds. In addition, the Company reduced an accrual by $46,000 for costs related to the sale. The Company's results reflect a $283,000 and $114,000 gain on the sale of the Vineland division for the years ended December 31, 2001 and 2000, respectively. The Vineland division incurred an operating loss of $1,978,000 and $841,000 for the years ended December 31, 2000 and 1999, respectively.

4.  Non-recurring Charges

   In the first quarter of 2001, the Company for various business reasons decided to outsource the manufacturing for the Companion Pet Products division. The Company reached its decision to accelerate the outsourcing process (originally anticipated to be completed by June 2001) due primarily to the discovery on March 2, 2001 of the presence of environmental contamination resulting from an unknown heating oil leak at the Companion Pet Products manufacturing site, at which time the Company ceased its manufacturing operations at the facility. On March 6, 2001, the Company signed a supply agreement with a third party to manufacture products for the Companion Pet Products division. On March 8, 2001, the Company terminated the employment of the manufacturing personnel only at this facility.

   During 2001, the Company recorded non-recurring charges related to the cessation and shutdown of the manufacturing operations at the Companion Pet Products facility of $991,000 offset by a grant from the State of New Jersey for $81,000 for a net charge of $910,000 ($91,000 has been reflected as a component of cost of sales, with the remainder reflected as a single line item in the accompanying consolidated statement of operations). The Company applied to the New Jersey Economic and Development Authority (NJEDA) and the New Jersey Department of Environmental Protection (NJDEP) for a grant and loan to provide partial funding for the costs of investigation and remediation of the environmental contamination discovered at the Companion Pet Products facility. On June 26, 2001, the Company was awarded a $81,000 grant and a $246,000 loan. The $81,000 grant was received in the third quarter of 2001. The loan, which will require monthly principal payments, has a term of ten years at a rate of interest of the Federal discount rate at the date of the closing with a floor of 5%. The Company received the funding from the loan during the first quarter of 2002.

   During September 2001, the Company committed to a plan of sale for its corporate office building. An impairment charge of $605,000 was recorded in the third quarter of 2001 to reflect the difference between the selling price, less related selling costs, and the net book value of the building. The Company sold the building during February 2002.

   The composition and activity of the non-recurring charges are as follows (amounts in thousands):

                                                                                  Net accrual at
                                                        Reduction of     Cash      December 31,
Description                                      Amount    assets    expenditures      2001
-----------                                      ------ ------------ ------------ --------------
Impairment of property and equipment............ $  314   $  (314)      $  --         $   --
Environmental clean up costs, net of State grant    469        --        (187)           282
Impairment of corporate office building.........    605      (605)         --             --
Write off of inventory..........................     91       (91)         --             --
Plant shutdown costs............................     21       (11)        (10)            --
Severance.......................................     15        --         (15)            --
                                                 ------   -------       -----         ------
                                                 $1,515   $(1,021)      $(212)        $  282
                                                 ======   =======       =====         ======

                          IGI, INC. AND SUBSIDIARIES

5.  Supply and Sublicensing Agreements

   In December 1998, the Company entered into a ten-year supply and sales agreement with Genesis Pharmaceutical, Inc. ("Genesis") for the marketing and distribution of the Company's WellSkin(TM) line of skin care products. The agreement provided that Genesis would pay the Company, in four equal annual installment payments, a $1,000,000 trademark and technology transfer fee which would be recognized as revenue over the life of the agreement. In addition, Genesis agreed to pay the Company a royalty on its net sales with certain guaranteed minimum royalty amounts. Genesis also purchased WellSkin(TM) inventory and associated marketing materials for $200,000. The Company recognized $541,000 and $280,000 of income related to this agreement for the years ended December 31, 2000 and 1999, respectively.

   On February 14, 2001, the agreement with Genesis was terminated and replaced with a new manufacturing and supply agreement and an assignment of the trademark for the WellSkin(TM) line of skin care products. The manufacturing and supply agreement expires on December 13, 2005 and contains two ten-year renewal options. The Company received a lump sum payment of $525,000 for the assignment of the trademark, which will be recognized ratably over the term of the arrangement. The Company recognized $105,000 of income related to this agreement for the year ended December 31, 2001.

   The Company entered into a ten-year sublicense agreement with Johnson & Johnson Consumer Products, Inc. ("J&J") in 1995. The agreement provided J&J with a sublicense to produce and sell Novasome(R) microencapsulated retinoid products and provides for the payment of royalties to the Company on net sales of such products. J&J began selling such products and making royalty payments in the first quarter of 1998. The Company recognized $856,000, $1,487,000 and $1,210,000 of royalty income related to this agreement for the years ended December 31, 2001, 2000 and 1999, respectively.

   In August 1998, the Company granted Johnson & Johnson Medical ("JJM"), a division of Ethicon, Inc., worldwide rights for the use of the Novasome(R) technology for certain products and distribution channels. The agreement provided for an up-front sublicense fee of $150,000. In addition, the agreement provided for additional payments of $50,000 in June 1999, October 1999 and June 2000, as well as future royalty payments based on JJM's sales of sublicensed products. The Company assessed the impact of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", on this agreement, and recorded a cumulative adjustment of $168,000 as of January 1, 2000. The cumulative adjustment relates to the recognition of the up-front sublicense fee and the three $50,000 payments over the estimated economic life of the agreement. The Company recognized $105,000, $55,000 and $126,000 of income from this agreement for the years ended December 31, 2001, 2000 and 1999, respectively.

   In January 2000, the Company entered into a Feasibility and Option Agreement with Church & Dwight Co., Inc. The agreement provided that the Company would develop stable Novasome(R) systems for use in oral care applications. The Company completed its obligation in 2000, and provided the product to Church & Dwight, who tested the stability, efficiency and consumer acceptance of the product. The Company recognized $0 and $60,000 of income related to the agreement for the years ended December 31, 2001 and 2000, respectively. If Church & Dwight chooses to proceed with this product, the Company will need to enter into a definitive sublicense and supply agreement with Church & Dwight.

   In January 2000, the Company also entered into an agreement with Fujisawa Pharmaceutical, Co. Ltd. The purpose of this agreement was for IGI to incorporate its Novasome(R) technology into a new formulation of their topical products. This project was completed in stages with amounts being paid to the Company with the successful completion of each stage. The agreement was in effect for a 15 month period. The Company recognized $0 and $250,000 of income relating to this product for the years ended December 31, 2001 and 2000, respectively.

                          IGI, INC. AND SUBSIDIARIES

   In July 2001, the Company entered into a Research, Development and Manufacturing Agreement with Prime Pharmaceutical Corporation ("Prime"). The purpose of the agreement was to develop a facial lotion, facial cr?me and scalp treatment for the treatment of psoriasis. The project has been completed in stages with amounts being paid to the Company with the successful completion of each stage. In addition, the Company has agreed to rebate $3.60 per kilogram for the first 12,500 kilograms of product manufactured for and sold to Prime. The Company recognized $40,000 of income related to the project in 2001.

6.  Supplemental Cash Flow Information

   During the years ended December 31, 2001, 2000, and 1999 the Company had the following non-cash financing and investing activities:

                                                                        2001      2000      1999
                                                                        ----      ----      ----
                                                                             (in thousands)
Issuance of stock to settle amounts due to former officer (see Note 17) 129       115       724
Issuance of stock for litigation settlement............................  --        48        --
Issuance of stock to 401(k) plan.......................................  45        77        82
Issuance of Subordinated Note for interest (see Note 10)............... 205       148        --
Mark to market adjustment on warrants..................................  47        --        --
Issuance of stock pursuant to Directors' Stock Plan....................  79        84       116

7.  Inventories

   Inventories as of December 31, 2001 and 2000 consisted of:

                                         2001    2000
                                        ------  ------
                                        (in thousands)
                         Finished goods $2,177  $1,458
                         Raw materials.    882   1,127
                                        ------  ------
                                        $3,059  $2,585
                                        ======  ======

   The above amounts are net of reserves for obsolete and slow moving inventory of $210,000 and $300,000 as of December 31, 2001 and 2000, respectively.

8.  Property, Plant and Equipment

   Property, plant and equipment, at cost, as of December 31, 2001 and 2000 consisted of:

                                                  2001     2000
                                                 -------  -------
                                                  (in thousands)
              Land.............................. $   300  $   338
              Buildings.........................   4,485    5,569
              Machinery and equipment...........   2,456    4,657
                                                 -------  -------
                                                   7,241   10,564
              Less accumulated depreciation.....  (3,098)  (5,221)
                                                 -------  -------
              Property, plant and equipment, net $ 4,143  $ 5,343
                                                 =======  =======

   The Company recorded depreciation expense related to continuing operations of $367,000, $627,000 and $598,000 in 2001, 2000 and 1999, respectively.

                          IGI, INC. AND SUBSIDIARIES

9.  Notes Payable

   The Company issued a $200,000 promissory note to another entity in December 1998. The note, which bore interest at a rate of 11%, was paid in December 1999. The Company also issued another promissory note to this entity for $608,000, which bore interest at 11%. Principal and interest amounts were payable semi-annually; the Company made the first payment of $200,000 in December 1999 and the remaining $408,000 was paid in 2000.

10.  Debt

   Debt as of December 31, 2001 and 2000 consisted of:

                                                                 2001    2000
                                                                ------- -------
                                                                (in thousands)
Revolving credit facility...................................... $ 2,326 $ 2,401
Term loan under Senior Debt Agreement..........................   2,088   2,605
Notes under Subordinated Debt Agreement........................   7,353   7,148
                                                                ------- -------
                                                                 11,767  12,154
Less unamortized debt discount under Subordinated Debt
  Agreement (see Note 11)......................................   1,963   2,369
                                                                ------- -------
Revolving credit facility and current portion of long-term debt $ 9,804 $ 9,785
                                                                ======= =======

   According to the revised terms of the debt agreements, aggregate annual principal payments due on debt for the years subsequent to December 31, 2001 are as follows:

                       Year                (in thousands)
                       ----                --------------
                       2002...............    $   492
                       2003...............        592
                       2004...............      3,330
                       2005...............          0
                       2006 and thereafter      7,353
                                              -------
                                              $11,767
                                              =======

   On October 29, 1999, the Company entered into a $22,000,000 senior bank credit agreement ("Senior Debt Agreement") with Fleet Capital Corporation ("Fleet Capital") and a $7,000,000 subordinated debt agreement ("Subordinated Debt Agreement") with American Capital Strategies, Ltd. ("ACS"). To secure all of its obligations under these agreements, the Company granted the lenders a security interest in all of the assets and properties of the Company and its subsidiaries.

   These agreements enabled the Company to retire approximately $18,600,000 of outstanding debt with its former bank lenders, Fleet Bank, NH, and Mellon Bank, N.A. In connection with the repayment of the loans, the Company's former bank lenders agreed to return to the Company, for cancellation, warrants held by them for the purchase of 810,000 shares of the Company's Common Stock at exercise prices ranging from $2.00 to $3.50. Also, approximately $611,000 of accrued interest was waived by the former bank group and is classified as an extraordinary gain from the early extinguishment of debt in the 1999 Consolidated Statement of Operations.

   Upon the sale of the Vineland division in 2000, the amount of debt pursuant to the Senior Debt Agreement was reduced. The Senior Debt Agreement provided for i) a revolving line of credit facility of up to $12,000,000, which

                          IGI, INC. AND SUBSIDIARIES
was reduced to $5,000,000 after the sale of the Vineland division, based upon qualifying accounts receivable and inventory, ii) a $7,000,000 term loan, which was reduced to $2,700,000 after the sale of the Vineland division, and iii) a $3,000,000 capital expenditures credit facility, which was paid in full and cancelled after the sale of the Vineland division. The borrowings under the revolving line of credit bear interest at the prime rate plus 1.0% or the London Interbank Offered Rate plus 3.25% (5.3% at December 31, 2001). The borrowings under the term loan credit facility bear interest at the prime rate plus 1.5% or the London Interbank Offered Rate plus 3.75% (5.8% at December 31,
2001). As of December 31, 2001, borrowings under the revolving line of credit and term loan were $2,326,000 and $2,088,000, respectively. Provisions under the revolving line of credit require the Company to maintain a lockbox with the lender, allowing Fleet Capital to sweep cash receipts from customers and pay down the revolving line of credit. Drawdowns on the revolving line of credit are made when needed to fund operations. Upon renegotiation of the covenants for the term loan, Fleet Capital agreed to change the repayment terms to monthly payments starting February 2001. Minimum principal payments owed to Fleet Capital for the years ended December 31, 2002, 2003 and 2004 are $492,000, $592,000 and $1,004,000, respectively.

   Borrowings under the Subordinated Debt Agreement bear interest, payable monthly, at the rate of 12.5%, ("cash portion of interest on subordinated debt"), plus an additional interest component at the rate of 2.25%, ("additional interest component") which is payable at the Company's election in cash or in Company Common Stock; if not paid in this fashion, the additional interest component is capitalized to the principal amount of the debt. Borrowings under the subordinated notes were $7,353,000, offset by unamortized debt discount of $1,963,000, as of December 31, 2001 and $7,148,000, offset by unamortized debt discount of $2,369,000, as of December 31, 2000. The Subordinated Debt Agreement matures in October 2006. In connection with the Subordinated Debt Agreement, ACS received warrants to purchase 1,907,543 shares of IGI Common Stock at an exercise price of $.01 per share (see Note 11, "Detachable Stock Warrants").

   ACS has the right to designate for election to the Company's Board of Directors that number of directors that bears the same ratio to the total number of directors as the number of shares of Company Common Stock owned by it plus the number of shares issuable upon exercise of its warrants bear to the total number of outstanding shares of Company Common Stock on a fully-diluted basis, provided that so long as it owns any Common Stock, or warrants or any of its loans are outstanding, it shall have the right to designate at least one director or observer on the Board of Directors. ACS designated their member to the board of Directors at the May 16, 2001 annual meeting of shareholders.

   On September 15, 2000, the shareholders of the Company approved and the Company consummated the sale of the assets of the Vineland division. In exchange for receipt of such assets, the buyer assumed certain Company liabilities, equal to approximately $2,300,000 in the aggregate, and paid the Company cash in the amount of $12,500,000, of which $500,000 was placed in an escrow fund to secure potential obligations of the Company relating to final purchase price adjustments and indemnification. The Company applied a portion of the proceeds from the sale of the Vineland division to the outstanding balance on the revolving credit facility, capital expenditure loan and term loan, totaling approximately $10,875,000. The Company's operating results reflect a $630,000 extraordinary loss on the early extinguishment of debt, representing the write off of a portion of the deferred financing costs, due to the reduction in the Company's borrowing base under the Senior Debt Agreement.

   The Senior Debt Agreement and the Subordinated Debt Agreement, as amended, contain various affirmative and negative covenants, such as minimum tangible net worth and minimum fixed charge coverage ratios. Due to the Company's non-compliance as of December 31, 2001 with certain of the covenants, the Company has classified all debt owed to ACS and Fleet Capital as current liabilities.

                          IGI, INC. AND SUBSIDIARIES

11.  Detachable Stock Warrants

   In connection with the October 29, 1999 refinancing, specifically the $7,000,000 Subordinated Debt Agreement, the Company issued warrants to purchase 1,907,543 shares of IGI Common Stock at an exercise price of $.01 per share to ACS.

   These warrants contained a right (the "put") to require the Company to repurchase the warrants or the Common Stock acquired upon exercise of such warrants at their then fair market value under certain circumstances, including the earliest to occur of the following: a) October 29, 2004; b) the date of payment in full of the Senior Debt and Subordinated Debt and all senior indebtedness of the Company; or c) the sale of the Company or 30% or more of its assets. The repurchase was to be settled in cash or Common Stock, at the option of ACS. Due to the put feature and the potential cash settlement which was outside of the Company's control, the warrants were recorded as a liability which was marked-to-market, with changes in the market value being recognized as a component of interest expense in the period of change.

   The warrants issued to ACS were valued at issuance date utilizing the Black-Scholes model and initially recorded as a liability of $2,842,000. A corresponding debt discount was recorded at issuance, representing the difference between the $7,000,000 proceeds received by the Company and the total obligation, which includes principal of $7,000,000 and the initial warrant liability of $2,842,000. The debt discount is being amortized to interest expense over the term of the Subordinated Debt Agreement. The Company recognized $358,000 of non-taxable interest income, and $854,000 of non-deductible interest expense for the years ended December 31, 2000 and 1999, respectively, associated with the mark-to-market adjustment of the warrants.

   On April 12, 2000, ACS amended its Subordinated Debt Agreement with the Company whereby the put provision associated with the original warrants was replaced by a make-whole feature. The make-whole feature requires the Company to compensate ACS, in either Common Stock or cash, at the option of the Company, in the event that ACS ultimately realizes proceeds from the sale of the Common Stock obtained upon exercise of its warrants that are less than the fair value of the Common Stock upon exercise of such warrants. Fair value of the Common Stock upon exercise is defined as the 30-day average value prior to notice of intent to sell. ACS must exercise reasonable effort to sell or place its shares in the marketplace over a 180-day period, beginning with the date of notice by ACS, before it can invoke the make-whole provision. As a result of the April 12, 2000 amendment, the remaining liability at April 12, 2000 of $3,338,000 was reclassified to equity.

   As noted above, the make-whole feature requires the Company to compensate ACS for any decrease in value between the date that ACS notifies the Company that they intend to sell some or all of the stock and the date that ACS ultimately disposes the underlying stock, assuming that such disposition occurs in an orderly fashion over a period of not more than 180 days. The shortfall can be paid using either cash or shares of the Company's Common Stock, at the option of the Company. Due to accounting guidance that was issued in September 2000, the Company has reflected the detachable stock warrants outside of stockholders' deficit as of December 31, 2001 and 2000, since the ability to satisfy the make-whole obligation using shares of the Company's Common Stock is not totally within the Company's control.

12.  Stock Options, Warrants and Common Stock

   Under the 1989 and 1991 Stock Option Plans, options have been granted to key employees, directors and consultants to purchase a maximum of 500,000 and 2,600,000 shares of Common Stock, respectively. Options, having a maximum term of 10 years, have been granted at 100% of the fair market value of the Company's stock at the time of grant. Both incentive stock options and non-qualified stock options have been granted under the 1989 Plan and the 1991 Plan. Incentive stock options are generally exercisable in cumulative increments over

                          IGI, INC. AND SUBSIDIARIES
four years commencing one year from the date of grant. Non-qualified options are generally exercisable in full beginning six months after the date of grant.

   In October 1998, the Company adopted the 1998 Directors Stock Plan. Under this plan, 200,000 shares of the Company's Common Stock are reserved for issuance to non-employee directors, in lieu of payment of directors' fees in cash. In 2001, 2000 and 1999, 129,989, 50,398 and 66,509 shares of Common Stock were issued as consideration for directors' fees, respectively. The Company recognized $79,000, $84,000 and $116,000 of expense related to these shares during the years ended December 31, 2001, 2000 and 1999, respectively.

   In December 1998, the Company's Board of Directors adopted the 1999 Employee Stock Purchase Plan ("ESPP"). An aggregate of 300,000 shares of Common Stock may be issued pursuant to the ESPP. All employees of the Company and its subsidiaries, including officers or directors who are also an employee, are eligible to participate in the ESPP. Shares under this plan are available for purchase at 85% of the fair market value of the Company's stock on the first or last day of the offering period, whichever is lower. The ESPP is implemented through offerings; the first offering commenced August 26, 1999 and terminated December 31, 1999. The Company issued 26,918 shares pursuant to this initial offering. Each offering thereafter begins on the first day of each year and ends on the last day of each year. The Company issued 65,033 shares in 2001 under the ESPP and anticipates issuing approximately 31,000 shares in 2002 for the 2001 plan year.

   In March 1999, the Company's Board of Directors approved the 1999 Stock Incentive Plan ("1999 Plan"). The 1999 Plan replaced all previously authorized stock option plans, and no additional options may be granted under those plans. Under the 1999 Plan, options may be granted to all of the Company's employees, officers, directors, consultants and advisors to purchase a maximum of 1,200,000 shares of Common Stock. A total of 1,076,250 options (net of cancellations), having a maximum term of 10 years, have been granted at 100% of the fair market value of the Company's stock at the time of grant. Options outstanding under the 1999 Plan are generally exercisable in cumulative increments over four years commencing one year from date of grant.

   In September 1999, the Company's Board of Directors approved the 1999 Director Stock Option Plan. The 1999 Director Stock Option Plan provides for the grant of stock options to non-employee directors of the Company at an exercise price equal to the fair market value per share on the date of the grant. An aggregate of 675,000 shares have been approved and authorized for issuance pursuant to this plan. In May of 2001, additional 800,000 shares were approved for issuance under this plan, bringing the total to 1,475,000 available for issue under this plan. A total of 775,000 options have been granted to non-employee directors through December 31, 2001. The options granted under the 1999 Director Stock Option Plan vest in full twelve months after their respective grant dates and have a maximum term of ten years.

                          IGI, INC. AND SUBSIDIARIES

   Stock option transactions in each of the past three years under the aforementioned plans in total were:

                                        1989, 1991 and 1999 Plans
                                  -------------------------------------
                                               Price Per    Weighted
                                    Shares       Share    Average Price
                                  ----------  ----------- -------------
         January 1, 1999 shares
            Under option.........  1,973,665  $1.94-$9.88     $4.68
            Granted..............  1,447,000  $1.56-$2.00     $1.62
            Exercised............         --           --
            Cancelled............   (173,465) $2.00-$8.58     $3.67
                                  ----------
         December 31, 1999 shares
            Under option.........  3,247,200  $1.56-$9.88     $3.37
            Granted..............    629,700  $ .50-$2.75     $1.15
            Exercised............    (34,125) $2.00-$2.44     $2.42
            Cancelled............ (1,022,449) $1.56-$9.88     $1.92
                                  ----------
         December 31, 2000 shares
            Under option.........  2,820,326  $ .50-$8.58     $2.87
            Granted..............  1,002,000  $ .52-$ .80     $ .70
            Exercised............    (80,000) $       .50     $ .50
            Cancelled............ (1,039,326) $ .50-$8.58     $2.08
                                  ----------
         December 31, 2001 shares
            Under option.........  2,703,000  $ .50-$8.58     $2.30
                                  ==========
         Exercisable options at:
            December 31, 1999....  1,909,866                  $4.52
                                  ==========                  =====
            December 31, 2000....  2,149,268                  $3.32
                                  ==========                  =====
            December 31, 2001....  1,705,942                  $3.21
                                  ==========                  =====

   The Company uses the intrinsic value method to account for stock options issued to employees and to directors. The Company uses the fair value method to account for stock options issued to consultants. The Company has recorded compensation expense of $0, $39,000 and $49,000 in 2001, 2000 and 1999, respectively, for options granted to consultants.

   If compensation cost for all grants under the Company's stock option plans had been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and loss per share would have been increased to the pro forma loss amounts indicated below:

                                          2001      2000     1999
                                         -------  --------  -------
                                          (in thousands, except per
                                             share information)
           Net loss--as reported........ $(1,693) $(11,437) $(1,584)
           Net loss--pro forma..........  (2,146)  (12,521)  (1,943)
           Loss per share--as reported..
                  Basic and diluted..... $  (.15) $  (1.12) $  (.17)
           Loss per share--pro forma....
                  Basic and diluted..... $  (.20) $  (1.23) $  (.21)

                          IGI, INC. AND SUBSIDIARIES

   The pro forma information has been determined as if the Company had accounted for its employee and director stock options under the fair value method. The fair value for these options was estimated at the grant date using the Black-Scholes option-pricing model with the following assumptions for 2001, 2000 and 1999:

               Assumptions            2001        2000         1999
               -----------         ----------- ----------- -------------
       Dividend yield.............     0%          0%           0%
       Risk free interest rate.... 4.45%-5.30% 5.33%-6.74%  4.93%-6.36%
       Estimated volatility factor   217.19%     216.07%   59.52%-63.73%
       Expected life..............   7 years     7 years     6-9 years

   The following table summarizes information concerning outstanding and exercisable options as of December 31, 2001:

                                Options Outstanding       Options Exercisable
                          ------------------------------- -------------------
                                      Weighted   Weighted            Weighted
                                      Average    Average             Average
                          Number of  Remaining   Exercise Number of  Exercise
  Range of Exercise Price  Options  Life (Years)  Price    Options    Price
  ----------------------- --------- ------------ -------- ---------  --------
      $ .50 to $ .99      1,057,000     9.46      $ .68     100,000   $ .51
      $1.00 to $ 1.99       776,750     7.92      $1.62     747,128   $1.62
      $2.00 to $ 2.99       332,250     4.56      $2.31     322,314   $2.30
      $3.00 to $ 3.99        67,000     6.08      $3.67      66,500   $3.68
      $4.00 to $ 4.99            --       --         --
      $5.00 to $ 5.99       140,000     3.94      $5.76     140,000   $5.76
      $6.00 to $ 6.99       180,000     3.40      $6.67     180,000   $6.67
      $7.00 to $ 7.99        60,000     2.46      $7.78      60,000   $7.78
      $8.00 to $ 8.58        90,000     3.41      $8.43      90,000   $8.43
                          ---------                       ---------
      $ .50 to $ 8.58     2,703,000     7.29      $2.30   1,705,942   $3.21
                          =========                       =========

   In addition to the stock options disclosed above, the Company granted a warrant to purchase 150,000 shares of the Company's Common Stock to an investment banking company during June 2000 as consideration for professional services. The warrant is fully vested and exercisable for five years from the date of grant at $1.375 per share, the fair market value on the date of grant. The fair value of the warrant was estimated to be $206,000 based on the Black-Scholes option-pricing model. The full amount was expensed during 2000. The Company has included the fair value of the warrant in other accrued expenses at December 31, 2001 and 2000, pending exercise of the warrant.

   In 2001, the Company issued 500,000 shares to a private investor in exchange for $250,000, pursuant to a stock subscription agreement. The value received per share approximated the quoted value of the Common Stock at the time of the sale.

13.  Income Taxes

   Total tax provision (benefit) for the years ended December 31, 2001, 2000 and 1999 is as follows:

                                                     2001    2000  1999
                                                     -----  ------ -----
                                                        (in thousands)
       Loss from continuing operations.............. $(271) $5,864 $(401)
       Loss from operations of discontinued business    --      --  (200)
       Extraordinary item...........................    --      --   224
                                                     -----  ------ -----
       Total tax provision (benefit)................ $(271) $5,864 $(377)
                                                     =====  ====== =====

                          IGI, INC. AND SUBSIDIARIES

   The provision (benefit) for income taxes attributable to loss from continuing operations before income taxes and extraordinary items included in the Consolidated Statements of Operations for the years ended December 31, 2001, 2000 and 1999 is as follows:

                                                    2001    2000  1999
                                                    -----  ------ -----
                                                       (in thousands)
       Current tax expense (benefit):
          Federal.................................. $  --  $   -- $  --
          State and local..........................  (271)     14     6
                                                    -----  ------ -----
       Total current tax expense...................  (271)     14     6
                                                    -----  ------ -----
       Deferred tax expense (benefit)..............
          Federal..................................    --   5,133  (337)
          State and local..........................    --     717   (70)
                                                    -----  ------ -----
       Total deferred tax expense (benefit)........    --   5,850  (407)
                                                    -----  ------ -----
          Total expense (benefit) for income taxes. $(271) $5,864 $(401)
                                                    =====  ====== =====

   During the year ended December 31, 2001, the Company sold some of its New Jersey operating loss carryforwards in exchange for net proceeds of $289,000.

   The provision (benefit) for income taxes differed from the amount of income taxes determined by applying the applicable Federal tax rate (34%) to pretax loss from continuing operations before extraordinary items as a result of the following:

                                                                          2001    2000   1999
                                                                          -----  ------  -----
                                                                             (in thousands)
Statutory benefit........................................................ $(688) $ (972) $(521)
Non-deductible/taxable interest relating to mark-to-market of put warants
  (see Note 11)..........................................................    --    (122)   290
Other non-deductible expenses............................................    12      36     48
State income taxes, net of federal benefit...............................  (179)    482    (42)
Research and development tax credits.....................................    --     (23)   (19)
(Decrease) increase in valuation allowance...............................   584   6,459   (106)
Other, net...............................................................    --       4    (51)
                                                                          -----  ------  -----
                                                                          $(271) $5,864  $(401)
                                                                          -----  ------  -----

   Deferred tax assets included in the Consolidated Balance Sheets as of December 31, 2001 and 2000, consisted of the following:

                                                       2001     2000
                                                      -------  -------
                                                       (in thousands)
        Property, plant and equipment................ $   145  $   (88)
        Prepaid license agreement....................     762    1,016
        Deferred royalty payments....................     236        1
        Tax operating loss carryforwards.............   6,584    6,637
        Tax credit carryforwards.....................     726      711
        Reserves.....................................     254      331
        Inventory....................................     178      158
        Non-employee stock options...................     168      179
        Other future deductible temporary differences     573      476
        Other future taxable temporary differences...     (32)     (40)
                                                      -------  -------
                                                        9,594    9,471
        Less: valuation allowance....................  (9,594)  (9,471)
                                                      -------  -------
        Deferred taxes, net.......................... $    --  $    --
                                                      =======  =======

                          IGI, INC. AND SUBSIDIARIES

   The Company evaluates the recoverability of its deferred tax assets based on its history of operating earnings, its plan to sell the benefit of certain state net operating losses, its expectations for the future, and the expiration dates of the net operating loss carryforwards. During 2001 and 2000, a number of events occurred which negatively impacted the earnings and cash flow of the Company and will continue to impact the Company in the future. These events included the sale of the Vineland division for a lesser amount than was originally anticipated, the substantial operating loss incurred by the Vineland division prior to its disposal, and the decrease in the operating profits of the Companion Pet Product division in 2000, due in part to regulatory issues with the FDA and the NJDEP at the Companion Pet Product manufacturing facility. As a result, the Company has concluded that it is more likely than not that it will be unable to realize the gross deferred tax assets in the foreseeable future and has established a valuation reserve for all such deferred tax assets.

   Operating loss and tax credit carryforwards for tax reporting purposes as of December 31, 2001 were as follows:

                                                                   (in thousands)
                                                                   --------------
Federal:
   Operating losses (expiring through 2021).......................    $17,272
   Research tax credits (expiring through 2021)...................        590
   Alternative minimum tax credits (available without expiration).         28
State:
   Net operating losses--New Jersey (expiring through 2008).......      9,821
   Research tax credits--New Jersey (expiring through 2008).......        108

   Federal net operating loss carryforwards that expire through 2021 have significant components expiring in 2007 (15%), 2018 (22%), 2019 (11%), 2020
(39%) and 2021 (7%).

14.  Commitments and Contingencies

   The Company leases machinery and equipment under non-cancelable operating lease agreements expiring at various dates in the future. Rental expense aggregated approximately $112,000 in 2001, $232,000 in 2000 and $362,000 in
1999. Future minimum rental commitments under non-cancelable operating leases as of December 31, 2001 are as follows:

                              Year (in thousands)
                              ---- --------------
                              2002      $56
                              2003       56
                              2004       54
                              2005       52
                              2006       24

15.  U.S. Regulatory Proceedings

   On March 24, 1999, the Company reached settlement with the Departments of Justice, Treasury and Agriculture regarding investigations and proceedings that they had initiated earlier. The terms of the settlement agreement provided that the Company enter a plea of guilty to a misdemeanor and pay a fine of $15,000 and restitution in the amount of $10,000. In addition, the Company was assessed a penalty of $225,000 and began making monthly payments to the Treasury Department which will continue through the period ending January 31, 2002. The expense of settling with these agencies was reflected in the 1998 results of operations. Further, in response to these events, the Company restated the Company's consolidated financial statements for the two years ended December 31, 1996 and the nine months ended September 30, 1997. The settlement did not affect the inquiry being conducted by the U.S. Securities and Exchange Commission ("SEC"), nor did it affect possible governmental action against former employees of the Company.

                          IGI, INC. AND SUBSIDIARIES

   In April 1998, the SEC advised the Company that it was conducting an inquiry and requested information and documents from the Company, which the Company voluntarily provided to the SEC. On March 13, 2002, the Company reached a settlement with the staff of the SEC to resolve matters arising with respect to the investigation of the Company. Under the settlement, the Company neither admits nor denies that the Company violated the financial reporting and record-keeping requirements of Section 13 of the Securities and Exchange Act of 1934, as amended, for the three years ended December 31,1997. Further, the Company agreed to the entry of an order to cease and desist from any such violation in the future. No monetary penalty was assessed.

   The SEC's investigation and the settlement focused on alleged fraudulent actions taken by former members of the Company's management. Upon becoming aware of the alleged fraudulent activity, IGI, through its Board of Directors, immediately commenced an internal investigation, which led to the termination of employment of those responsible. IGI cooperated fully with the staff of the SEC and disclosed to the SEC the results of the internal investigation.

  Other Pending Matters

   On April 6, 2000, officials of the New Jersey Department of Environmental Protection inspected the Company's storage site in Buena, New Jersey and issued Notices of Violation relating to the storage of waste materials in a number of trailers at the site. The Company established a disposal and cleanup schedule and removed waste materials from the site. The Company is cooperating with the authorities and does not expect to incur any material fines or penalties. The Company expensed $160,000 in 2000 related to the disposal and cleanup process.

   On March 2, 2001, the Company discovered the presence of environmental contamination resulting from an unknown heating oil leak at its Companion Pet Products manufacturing site. The Company immediately notified the New Jersey Department of Environmental Protection and the local authorities, and hired a contractor to assess the exposure and required clean up. Based on the initial information from the contractor, the Company originally estimated the cost for the cleanup and remediation to be $310,000. In September 2001, the contractor updated the estimated total cost for the cleanup and remediation to be $550,000, of which $282,000 remains accrued as of December 31, 2001. As a result of the increase in estimated costs, the Company recorded an additional $240,000 of expense during the third quarter of 2001.

16.  Export Sales

   Export revenues by the Company's domestic operations accounted for approximately 14% of the Company's total revenues in 2001 and 11% in 2000 and 1999, respectively. The following table shows the geographical distribution of the Company's total revenues:

                                        2001    2000    1999
                                       ------- ------- -------
                                           (in thousands)
                  Latin America....... $   165 $   188 $   214
                  Asia/Pacific........   1,372   1,151   1,018
                  Europe..............     741     836   1,055
                  Africa/Middle East..      26      38      36
                                       ------- ------- -------
                                         2,304   2,213   2,323
                  United States/Canada  13,594  17,039  18,210
                                       ------- ------- -------
                  Total revenues...... $15,898 $19,252 $20,533
                                       ======= ======= =======

   Net accounts receivable balances from export sales as of December 31, 2001 and 2000 approximated $548,000 and $598,000, respectively.

                          IGI, INC. AND SUBSIDIARIES

17.  Certain Relationships and Related Party Transactions

   In 1999 and 1998, the Company's former Chief Executive Officer chose to defer payment of his salary until the Company's cash flow stabilized. Compensation earned for which payment was to be deferred under this plan was $460,000 and $379,000 for 1999 and 1998, respectively.

   On September 15, 1999, the Company agreed to pay a portion of the Company's obligation using shares of Company Common Stock. Total payments through December 31, 1999 resulted in the issuance of 417,744 shares, valued at $724,000. The shares were valued using the then trading price of the Company's stock at the date of stock issuance.

   At December 31, 1999, accrued compensation totaling $115,000 remained outstanding, which represented compensation earned but not yet paid. The Company paid this amount in the first quarter of 2000 by issuing 63,448 shares in satisfaction of the remaining amount owed.

   In 2000, the Company's former Chief Executive Officer chose to defer payment of 2000 and 1999 travel expenses amounting to $129,000 until the Company's cash flow stabilized. On February 14, 2001, the Company agreed to pay the Company's obligation using shares of Company Common Stock. Total payments through December 31, 2001 resulted in the issuance of 125,625 shares valued at $129,000.

18.  Employee Benefits

   The Company has a 401(k) contribution plan, pursuant to which employees who have completed six months of employment with the Company or its subsidiaries as of specified dates, may elect to contribute to the plan, in whole percentages, up to 18% of compensation. Employees' contributions are subject to a minimum contribution by participants of 1% of compensation and a maximum contribution of $10,500 for 2001. The Company matches 25% of the first 5% of compensation contributed by participants and contributes, on behalf of each participant, $4 per week of employment during the year. The Company contribution is in the form of either Common Stock or cash, which is vested immediately. The Company has recorded charges to expense related to this plan of approximately $31,000, $69,000 and $77,000 in 2001, 2000 and 1999, respectively.

19.  Business Segments

   The Company has two reportable segments: Consumer Products and Companion Pet Products. Products from each of the segments serve different markets and use different channels of distribution.

                          IGI, INC. AND SUBSIDIARIES

   Summary data related to the Company's reportable segments for the three years ended December 31, 2001 appears below:

                                   Consumer  Companion
                                   Products Pet Products Corporate Consolidated
                                   -------- ------------ --------- ------------
                                                  (in thousands)
 2001
    Revenues......................  $4,294    $11,604     $    --    $15,898
    Operating profit (loss).......   2,454        591      (3,206)      (161)
    Depreciation and amortization.     192        165          92        449
    Identifiable assets...........   3,049      5,450       2,040     10,539
    Capital expenditures..........      51        156          12        219
 2000
    Revenues......................  $6,552    $12,700     $    --    $19,252
    Operating profit (loss).......   4,094        836      (5,087)      (157)
    Depreciation and amortization.     243        251         188        682
    Identifiable assets...........   3,647      5,697       3,043     12,387
    Capital expenditures..........       2        235          --        237
 1999
    Revenues......................  $6,938    $13,595     $    --    $20,533
    Operating profit (loss).......   3,913      3,850      (5,216)     2,547
    Depreciation and amortization.     188        384         183        738
    Identifiable assets...........   3,885      6,994      10,157     21,036
    Capital expenditures..........      57        188          35        280

   Note:

   (A) Unallocated corporate expenses are principally general and administrative expenses.
   (B) Corporate assets primarily represent fixed assets, deferred tax assets, cash and cash equivalents and deferred financing costs.
   (C) Transactions between reportable segments are not material.
   (D) The summary data for the three years ended December 31, 2001 only represents continuing operations.

20. Quarterly Consolidated Financial Data (Unaudited)

   Following is a summary of the Company's quarterly results for each of the quarters in the years ended December 31, 2001 and 2000 (in thousands, except per share information).

                                          March 31, June 30, September 30, December 31,
                                            2001      2001       2001          2001      Total
                                          --------- -------- ------------- ------------ -------
Total revenues...........................  $4,108    $4,256     $4,006        $3,528    $15,898
Operating profit (loss)..................     (86)      819       (412)         (482)      (161)
Income (loss) from continuing operations.    (636)      278       (929)         (736)    (2,023)
Net income (loss)........................    (368)      293       (929)         (736)    (1,740)
Basic and diluted income (loss) per share
   Continuing operations.................    (.08)      .05       (.09)         (.07)      (.18)
   Net income (loss).....................    (.05)      .05       (.09)         (.07)      (.15)

                          IGI, INC. AND SUBSIDIARIES

                                          March 31, June 30, September 30, December 31,
                                            2000      2000       2000          2000      Total
                                          --------- -------- ------------- ------------ --------
Total revenues...........................  $ 5,260   $5,203    $  4,288       $4,501    $ 19,252
Operating profit (loss)..................      781     (109)     (1,382)         553        (157)
Income (loss) from continuing operations.     (822)     595      (8,715)         167      (8,775)
Net income (loss)........................   (1,219)     505     (10,803)          80     (11,437)
Basic and diluted income (loss) per share
   Continuing operations.................     (.08)     .05        (.85)         .02        (.86)
   Net income (loss).....................     (.12)     .04       (1.05)         .01       (1.12)

                        COMPANION PET PRODUCTS BUSINESS

                                BALANCE SHEETS
                          December 31, 2001 and 2000
                                (in thousands)
                                  (unaudited)

                                                                2001   2000
                                                               ------ ------
    ASSETS
    Current assets:
     Accounts receivable, less allowance for doubtful accounts $1,427 $1,918
     Inventories..............................................  2,970  2,358
     Prepaid expenses and other current assets................    126     27
                                                               ------ ------
         Total current assets.................................  4,523  4,303
                                                               ------ ------
    Property, plant and equipment, net........................    751  1,290
    Other assets..............................................    323    272
                                                               ------ ------
         Total assets......................................... $5,597 $5,865
                                                               ====== ======

    LIABILITIES AND DIVISIONAL EQUITY
    Current liabilities:
     Accounts payable......................................... $1,298 $  819
     Accrued payroll..........................................     41     49
     Other accrued expenses...................................    135    356
                                                               ------ ------
         Total current liabilities............................  1,474  1,224
                                                               ------ ------
    Divisional equity.........................................  4,123  4,641
                                                               ------ ------
         Total liabilities and divisional equity.............. $5,597 $5,865
                                                               ====== ======



    The accompanying notes are an integral part of the unaudited financial statements.

                        COMPANION PET PRODUCTS BUSINESS

                           STATEMENTS OF OPERATIONS
             for the years ended December 31, 2001, 2000 and 1999
                                (in thousands)
                                  (unaudited)

                                                   2001     2000     1999
                                                  -------  -------  -------
    Revenues:
     Sales, net.................................. $11,604  $12,700  $13,595
    Cost and Expenses:
     Cost of sales...............................   7,655    9,173    6,427
     Selling, general and administrative expenses   4,879    5,010    5,356
     Product development and research expenses...      --       --       12
     Non-recurring charges.......................     819       --       --
                                                  -------  -------  -------
    Operating profit (loss)......................  (1,749)  (1,483)   1,800
    Interest expense, net........................   1,333    1,046    1,080
                                                  -------  -------  -------
    Profit (loss) before taxes...................  (3,082)  (2,529)     720
    Provision (benefit) for income taxes.........    (364)   3,034     (168)
                                                  -------  -------  -------
    Net profit (loss)............................ $(2,718) $(5,563) $   552
                                                  =======  =======  =======





    The accompanying notes are an integral part of the unaudited financial statements.

                        COMPANION PET PRODUCTS BUSINESS

                           STATEMENTS OF CASH FLOWS
             for the years ended December 31, 2001, 2000 and 1999
                                (in thousands)
                                  (unaudited)

                                                                                2001     2000     1999
                                                                               -------  -------  -------
Cash flows from operating activities:
 Net income (loss)............................................................ $(2,718) $(5,563) $   552
 Reconciliation of net income (loss) to net cash used in operating activities:
     Depreciation and amortization............................................     109      162      139
     Non-recurring charges resulting from EVSCO plant shutdown................     417       --       --
     Gain on sale of assets...................................................      --       --      (30)
 Changes in operating assets and liabilities:
     Accounts receivable......................................................     491     (234)       1
     Inventories..............................................................    (714)   1,352   (1,078)
     Prepaid expenses and other assets........................................     (99)      47       31
     Accounts payable and accrued expenses....................................     250     (244)    (119)
                                                                               -------  -------  -------
Net cash used in operating activities.........................................  (2,264)  (4,480)    (504)
                                                                               -------  -------  -------
Cash flows from investing activities:
 Capital expenditures.........................................................    (156)    (241)    (188)
 Proceeds from sale of property, plant and equipment..........................     150       --       20
 (Increase) decrease in other assets..........................................     (59)       4      (25)
                                                                               -------  -------  -------
Net cash used in investing activities.........................................     (65)    (237)    (193)
                                                                               -------  -------  -------
Cash flows from financing activities:
 Other changes in divisional equity...........................................   2,329    4,717      697
                                                                               -------  -------  -------
Net cash provided by financing activities.....................................   2,329    4,717      697
                                                                               -------  -------  -------
Net change in cash and cash equivalents.......................................      --       --       --
Cash and cash equivalents at beginning of year................................      --       --       --
                                                                               -------  -------  -------
Cash and cash equivalents at end of year...................................... $    --  $    --  $    --
                                                                               =======  =======  =======
Supplemental cash flow information:
 Transfer of property, plant and equipment to Consumer Products division...... $   129  $    --  $    --



    The accompanying notes are an integral part of the unaudited financial statements.

                        COMPANION PET PRODUCTS BUSINESS
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

1.  Summary of Significant Accounting Policies

  Nature of the Business

   The Companion Pet Products Business is a division of IGI, Inc. (the "Company"). The Companion Pet Products division sells its products to the veterinarian market under the EVSCO Pharmaceuticals trade name and to the over-the-counter ("OTC") pet products market under the Tomlyn and Luv'Em labels.

   EVSCO products are sold through distributors to veterinarians. The EVSCO line of veterinary products is used by veterinarians in caring for dogs and cats, and includes pharmaceuticals such as antibiotics, anti-inflammatories and cardiac drugs, as well as nutritional supplements, vitamins, insecticides and diagnostics. Product forms include gel, tablets, creams, liquids, ointments, powders, emulsions, shampoos and grooming aids.

   The Tomlyn product line includes pet grooming, nutritional and therapeutic products, such as shampoos, grooming aids, vitamin and mineral supplements, insecticides and OTC medications. The products are sold directly to pet superstores and through distributors to independent merchandising chains, shops and kennels. Most of the veterinary products of the Companion Pet Products division are sold through distributors.

   On February 7, 2002, the Company announced that it had entered into a definitive agreement for the sale of substantially all of the assets of its Companion Pet Products division to Vetoquinol U.S.A., Inc., an affiliate of Vetoquinol, S.A. of Lure, France. Under the terms of the agreement, the Company will receive at closing cash consideration of $16,700,000. In addition, specified liabilities of the Company's Companion Pet Products division will be assumed by Vetoquinol U.S.A. The cash consideration is subject to certain post-closing adjustments.

   The transaction also contemplates a sublicense by the Company to Vetoquinol U.S.A. of specified rights relating to the patented Novasome(R) microencapsulation technology for use in specified products and product lines in the animal health business, as well as a supply relationship under which the Company will supply to Vetoquinol U.S.A. certain products relating to the patented Novasome(R) microencapsulation technology.

   The closing of the transactions contemplated by the agreement is subject to the authorization of the Company's stockholders and other customary closing conditions. The Company anticipates recording a significant gain upon the closing of the transactions. The Company will account for the Companion Pet Products division as a discontinued operation after shareholder approval has been obtained.

  Inventories

   Inventories are valued at the lower of cost, using the first-in, first-out ("FIFO") method, or market.

  Property, Plant and Equipment

   Depreciation of property, plant and equipment is provided for under the straight-line method over the assets' estimated useful lives as follows:

                                               Useful Lives
                                               ------------
                    Buildings and improvements 10-30 years
                    Machinery and equipment...  3-10 years

   Repair and maintenance costs are charged to operations as incurred while major improvements are capitalized. When assets are retired or disposed, the cost and accumulated depreciation thereon are removed from the accounts and any gains or losses are included in operating results.

                        COMPANION PET PRODUCTS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)


  Other Assets

   Other assets include cost in excess of net assets acquired of $325,000, related to the Company's 1994 acquisition of a petcare business, which is being amortized on a straight-line basis over 40 years. At December 31, 2001, goodwill, net of amortization, was $190,000.

   In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In performing such review for recoverability, the Company compares expected future cash flows of assets to the carrying value of long-lived assets and related identifiable intangibles. If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying value of the assets and their estimated fair value, with fair values being determined using projected discounted cash flows at the lowest level of cash flows identifiable in relation to the assets being reviewed.

  Accounting for Environmental Costs

   Accruals for environmental remediation are recorded when it is probable a liability has been incurred and costs are reasonably estimable. The estimated liabilities are recorded at undiscounted amounts. It is the Company's practice to reflect environmental insurance recoveries in the results of operations for the year in which the litigation is resolved through settlement or other appropriate legal process.

  Revenue Recognition

   Sales, net of appropriate cash discounts, product returns and sales reserves, are recorded upon shipment of products.

  Product Development and Research

   Research and development costs are expensed as incurred.

  Allocated Expenses

   The Company has allocated corporate expenses, including interest and income taxes, to the Companion Pet Products division using the following methodologies:

    . Corporate general and administrative expenses - allocated to the Company's divisions based on revenues. The allocated corporate general and administrative expenses amounted to $2,304, $2,319 and $2,050 in 2001, 2000 and 1999, respectively.

    . Interest - allocated to the Company's divisions based on average identifiable assets.

    . Income taxes - allocated to the Company's divisions based on the Company's overall effective tax rate.

  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

                        COMPANION PET PRODUCTS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)

revenues and expenses during the reporting period. Significant estimates include allowances for excess and obsolete inventories, allowances for doubtful accounts and other assets and accruals for environmental cleanup and remediation costs. Actual results could differ from those estimates.

  Recent Pronouncements

   In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001. SFAS No. 141 also specifies criteria that must be met for intangible assets acquired in a purchase method business combination to be recognized and reported separately from goodwill, noting that any purchase allocable to an assembled workforce may not be accounted for separately. SFAS No. 142, which will be effective January 1, 2002, requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121.

   As of the January 1, 2002 adoption date of SFAS No.142, unamortized goodwill of approximately $190,000 will be subject to the transition provisions of SFAS Nos. 141 and 142. Amortization expense related to goodwill was $8,400 for the year ended December 31, 2001. The Company does not believe that SFAS No. 141 and 142 will have a significant impact on the financial position, results of operation or liquidity of the Companion Pet Products division.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes both SFAS No. 121 and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No.
121. For example, SFAS No. 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike SFAS No. 121, an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under SFAS No. 142.

   The Company is required to adopt SFAS No. 144 effective January 1, 2002. Management does not expect the adoption of SFAS No. 144 for long-lived assets held for use to have a material impact on the Companion Pet Products division's financial statements because the impairment assessment under SFAS No. 144 is largely unchanged from SFAS No. 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of SFAS No. 144 will have on the Companion Pet Products division's financial statements.

2.  Non-recurring Charges

   In the first quarter of 2001, the Company for various business reasons decided to outsource the manufacturing for the Companion Pet Products division. The Company reached its decision to accelerate the outsourcing process (originally anticipated to be completed by June 2001) due primarily to the discovery on

                        COMPANION PET PRODUCTS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)

March 2, 2001 of the presence of environmental contamination resulting from an unknown heating oil leak at the Companion Pet Products manufacturing site, at which time the Company ceased its manufacturing operations at the facility. On March 6, 2001, the Company signed a supply agreement with a third party to manufacture products for the Companion Pet Products division. On March 8, 2001, the Company terminated the employment of the manufacturing personnel only at this facility.

   During 2001, the Company recorded non-recurring charges related to the cessation and shutdown of the manufacturing operations at the Companion Pet Products facility of $991,000 offset by a grant from the State of New Jersey for $81,000 for a net charge of $910,000 ($91,000 has been reflected as a component of cost of sales, with the remainder reflected as a single line item in the accompanying consolidated statement of operations). The Company applied to the New Jersey Economic and Development Authority (NJEDA) and the New Jersey Department of Environmental Protection (NJDEP) for a grant and loan to provide partial funding for the costs of investigation and remediation of the environmental contamination discovered at the Companion Pet Products facility. On June 26, 2001, the Company was awarded a $81,000 grant and a $246,000 loan. The $81,000 grant was received in the third quarter of 2001. The loan, which will require monthly principal payments, has a term of ten years at a rate of interest of the Federal discount rate at the date of the closing with a floor of 5%. The Company received the funding from the loan during the first quarter of 2002.

   The composition and activity of the non-recurring charges are as follows (amounts in thousands):

                                                        Reduction of     Cash      Net accrual at
Description                                      Amount    assets    expenditures December 31, 2001
-----------                                      ------ ------------ ------------ -----------------
Impairment of property and equipment............  $314     $(314)       $  --             --
Environmental clean up costs, net of State grant   469        --         (187)           282
Write off of inventory..........................    91       (91)          --             --
Plant shutdown costs............................    21       (11)         (10)            --
Severance.......................................    15        --          (15)            --
                                                  ----     -----        -----           ----
                                                  $910     $(416)       $(212)          $282
                                                  ====     =====        =====           ====

3.  Inventories

   Inventories as of December 31, 2001 and 2000 consisted of:

                                         2001    2000
                                        ------  ------
                                        (in thousands)
                         Finished goods $2,177  $1,458
                         Raw materials.    793     900
                                        ------  ------
                                        $2,970  $2,358
                                        ======  ======

   The above amounts are net of reserves for obsolete and slow moving inventory of $205,000 and $262,000 as of December 31, 2001 and 2000, respectively.

                        COMPANION PET PRODUCTS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)


4.  Property, Plant and Equipment

   Property, plant and equipment, at cost, as of December 31, 2001 and 2000 consisted of:

                                                  2001    2000
                                                 ------  -------
                                                  (in thousands)
              Land.............................. $   43  $    43
              Buildings.........................  1,340    1,306
              Machinery and equipment...........    122    2,179
                                                 ------  -------
                                                  1,505    3,528
              Less accumulated depreciation.....   (754)  (2,238)
                                                 ------  -------
              Property, plant and equipment, net $  751  $ 1,290
                                                 ======  =======

   Depreciation expense directly attributable to the Companion Pet Products division was $101,000, $153,000 and $131,000 in 2001, 2000, and 1999,
respectively.

5.  U.S. Regulatory Proceedings

  Other Pending Matters

   On April 6, 2000, officials of the New Jersey Department of Environmental Protection inspected the Company's storage site in Buena, New Jersey and issued Notices of Violation relating to the storage of waste materials in a number of trailers at the site. The Company established a disposal and cleanup schedule and removed waste materials from the site. The Company is cooperating with the authorities and does not expect to incur any material fines or penalties. The Company expensed $160,000 in 2000 related to the disposal and cleanup process.

   On March 2, 2001, the Company discovered the presence of environmental contamination resulting from an unknown heating oil leak at its Companion Pet Products manufacturing site. The Company immediately notified the New Jersey Department of Environmental Protection and the local authorities, and hired a contractor to assess the exposure and required clean up. Based on the initial information from the contractor, the Company originally estimated the cost for the cleanup and remediation to be $310,000. In September 2001, the contractor updated the estimated total cost for the cleanup and remediation to be $550,000, of which $282,000 remains accrued as of December 31, 2001. As a result of the increase in estimated costs, the Company recorded an additional $240,000 of expense during the third quarter of 2001.

                        COMPANION PET PRODUCTS BUSINESS
                  NOTES TO FINANCIAL STATEMENTS--(Continued)
                                  (Unaudited)


6.  Export Sales

   Export revenues by the Companion Pet Products division's domestic operations accounted for approximately 20% of the Companion Pet Products division's total revenues in 2001 and 17% in 2000 and 1999, respectively. The following table shows the geographical distribution of the Companion Pet Products division's total revenues:

                                        2001    2000    1999
                                       ------- ------- -------
                                           (in thousands)
                  Latin America....... $   165 $   188 $   214
                  Asia/Pacific........   1,372   1,151   1,018
                  Europe..............     741     836   1,055
                  Africa/Middle East..      26      38      36
                                       ------- ------- -------
                                         2,304   2,213   2,323
                  United States/Canada   9,300  10,487  11,272
                                       ------- ------- -------
                  Total revenues...... $11,604 $12,700 $13,595
                                       ======= ======= =======

   Net accounts receivable balances from export sales as of December 31, 2001 and 2000 approximated $548,000 and $598,000, respectively.

                                                                        Annex A

                           ASSET PURCHASE AGREEMENT

   ASSET PURCHASE AGREEMENT (together with the Annexes, Schedules and Exhibits attached hereto, this "Agreement"), dated as of February 6, 2002 by and between VETOQUINOL U.S.A., Inc., a Delaware corporation (the "Buyer"), and IGI, INC., a Delaware corporation (the "Seller"). Capitalized terms used in this Agreement are defined or otherwise referenced in Section 10.03.

                             W I T N E S S E T H:

   WHEREAS, the Seller is in the business of the production and marketing of companion pet products (the "Products") such as pharmaceuticals, nutritional supplements and grooming aids and formulations under the names EVSCO Pharmaceuticals, Tomlyn and Luv 'Em (collectively, the "Pet Business"); and

   WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Purchased Assets, and the Buyer has agreed to assume the Assumed Liabilities, in each case in connection with the Pet Business and upon the terms and conditions hereinafter set forth.

   NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants made herein, the Buyer and the Seller, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

   SECTION 1.01. Purchase and Sale of Assets.

   (a) At the Closing provided for in Section 2.01, on the terms and subject to the conditions set forth in this Agreement, the Seller shall, or shall cause its Subsidiaries to, sell, convey, transfer, assign and deliver to the Buyer, free and clear of any and all Liens and Encumbrances, and the Buyer shall purchase and acquire from the Seller or its Subsidiaries, as applicable, all of the right, title and interest of the Seller or its Subsidiaries, as applicable, in and to all of the assets used solely in the Pet Business existing on the Closing Date other than the Excluded Assets (collectively, the "Purchased Assets"). The Purchased Assets include the following:

      (i) all inventories solely of the Pet Business including, without limitation, raw materials, work in progress, consigned goods, finished goods, packaging and labels (including, without limitation, any of the foregoing owned by the Seller and held for the benefit of the Seller or its Subsidiaries and in the possession of third party manufacturers, suppliers, dealers or others in transit) (the "Inventory"),

      (ii) except as provided in Section 1.01(b)(ii), all items of personal property used solely in connection with the Pet Business including, without limitation, the personal property set forth on Schedule 1.01(a)(ii);

      (iii) except for the Novasome Technology and as provided in Section 1.01(b)(i), all past and current product formulations, specifications, processes, trade secrets, inventions for which no patents are pending, industrial rights and technological know-how owned by the Seller or any of its Subsidiaries relating solely to the Products, any of the Purchased Assets, or the Pet Business (excepting the Novasome Technology and as provided in Section 1.01(b)(i), the "Technology") including, but not limited to, those set forth on Schedule 1.01(a)(iii);

      (iv) to the extent maintained by the Seller or any of its Subsidiaries, all books, records, files and other data of the Seller or any of its Subsidiaries (including those stored electronically) other than Accessible Financial Records, in each case relating solely to any of the Products, the Purchased Assets or the Pet Business, including, but not limited to, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, inventory reports of raw materials, packaging, goods in process and finished goods, production data, manufacturing and quality control records and procedures, customer complaint and inquiry files, research and development files, records, data and laboratory books, medical reports, files relating to the safety and effectiveness of each of the Products, adverse reaction reports, Product Registrations and regulatory files (including, but not limited to, all correspondence with any Governmental Entity), sales materials and records, strategic plans, internal financial statements, marketing and promotional surveys, material and research, trademark and Intellectual Property files and import and export records; provided that the Seller may maintain and retain copies of all such materials;

      (v) the agreements, personal property leases, contracts, licenses, leases, commitments, understandings, instruments, binding obligations and arrangements (oral or written) (A) set forth (or, in the case of oral contracts a description of the material terms of which are set forth) in
   Schedule 1.01(a)(v) or (B) that are entered into in the ordinary course of the Pet Business between the date hereof and the Closing Date (the "Assumed Contracts");

      (vi) to the extent their transfer is permitted by Applicable Law, all approvals, consents, permits, licenses, registrations, authorizations and clearances of any Governmental Entity including, without limitation, all Product Registrations, FDA approvals, product clearances and any other product registrations issued or granted to the Seller or any of its Subsidiaries relating, in each case, solely to any of the Products, the Purchased Assets or the Pet Business (the "Permits") including, but not limited to, the Permits set forth on Schedule 1.01(a)(vi);

      (vii) all current and historical sales and promotional literature and other material of the Seller or any of its Subsidiaries relating solely to the Products, the Purchased Assets or the Pet Business, including, but not limited to, promotional pamphlets and brochures, samples, historical and current television, radio and other media advertising, historical and current print advertising and all artwork relating to sales and promotional literature; provided that the Seller may maintain and retain copies of all such materials;

      (viii) all labels, logo's, graphics and associated artwork, all current and historical packaging, and all litho screens, master silk screens, printing plates and associated tooling and material, in each case owned by the Seller or any of its Subsidiaries and relating solely to the Products, the Purchased Assets or the Pet Business including, but not limited to, those set forth on Schedule 1.01(a)(viii); provided that the Seller may maintain and retain copies of all such materials;

      (ix) except as set forth in Section 1.01(b)(i), all rights of the Seller in all Intellectual Property relating solely to any of the Products, the Purchased Assets or the Pet Business, including the goodwill associated therewith, and the Seller's or its Subsidiaries' right to sue for, and remedies against, past, present or future infringements thereof, and rights of priority and protection of interest therein;

      (x) all accounts receivable of the Seller or any of its Subsidiaries as of the Closing Date relating solely to the Pet Business (whether or not invoices have been issued), and any and all insurance policies and letters of credit relating to the payment thereof or to customer credit;

      (xi) all "other receivables" of the Seller or any of its Subsidiaries as of the Closing Date relating solely to the Pet Business, which shall include refunds, credits, allowances, rebates and other debt items owing by suppliers, vendors and others furnishing goods or providing services to the Pet Business;

      (xii) all prepaid expenses, advances or deposits with or paid to third parties of the Seller or any of its Subsidiaries relating solely to the Pet Business;

      (xiii) all goodwill of the Seller and its Affiliates relating solely to the Pet Business;

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

      (xiv) the domain names "Tomlyn.com" and "EvscoPharm.com", and the content at the domain names and Internet web sites set forth on Schedule 3.11(a) of the Disclosure Schedule to the extent such content relates solely to any of the Products, the Purchased Assets or the Pet Business;

      (xv) except as provided in Section 1.01(b)(vi), all claims, causes of action, judgments, indemnity or other rights that were or could have been instituted by the Seller or any of its Subsidiaries against any third party (collectively, "Claims"), arising solely out of or relating solely to (A) any of the Purchased Assets arising before, on or after the Closing or (B) the conduct of the Pet Business as conducted before, on and after the Closing; and

      (xvi) except for the Novasome Technology, all Products of the Pet Business manufactured, packaged, marketed, sold or otherwise distributed on or prior to the Closing Date and owned by the Pet Business on the Closing Date, including any Discontinued Products so owned on the Closing Date, including those listed in Schedule 1.01(a)(xvi).

   (b) Notwithstanding anything in this Agreement to the contrary, specifically excluded from the Purchased Assets are the right, title and interest of the Seller, or any of its Subsidiaries, in or to any of following (collectively, the "Excluded Assets"):

      (i) except to the extent incorporated in the Inventory as of the Closing Date and as provided in the Technology Rights Agreement, all right, title and interest of the Seller or any of its Subsidiaries in or to the Novasome Technology and any and all books, records, files and other data of the Seller or any of its Subsidiaries (including those stored electronically), relating to the Novasome Technology;

      (ii) all manufacturing equipment (the "Manufacturing Equipment") and racking and any Hazardous Substance stored in conjunction with the Pet Business located at Seller's facility (the "Plant") at 701-711 Harding Road, Buena, New Jersey including the items set forth in Schedule 1.01(b)(ii), except for such Manufacturing Equipment as is covered by the Assumed Contracts;

      (iii) all right, title and interest of the Seller or any of its Subsidiaries in or to any real property, including but not limited to the Plant, other than to the extent set forth in the Transition Services Agreement, if any;

      (iv) all cash, short term investments and cash equivalents held by the Seller or any of its Subsidiaries;

      (v) all agreements, contracts, leases, licenses, commitments, understandings, instruments or any other binding obligation or arrangement (oral or written) to which the Seller or any of its Subsidiaries is a party or by which any of the Purchased Assets is bound or subject or which relates in any manner to the Pet Business and, which in each case, is not an Assumed Contract (except those relating to the Permits that the Buyer specifically assumes);

      (vi) all insurance policies of the Seller or any of its Subsidiaries and any rights thereunder;

      (vii) all books, records, files and data (including those stored electronically) of the Seller or any of its Subsidiaries (A) not relating solely to any of the Products, the Purchased Assets or the Pet Business, or
   (B) prepared in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby and thereby (including all minute books and corporate records of the Seller and its Subsidiaries);

      (viii) all claims, causes of action, judgments, indemnity or other rights arising out of or relating to any of the Excluded Assets or Retained Liabilities;

      (ix) all refunds, credits or overpayments with respect to Taxes;

      (x) all rights of the Seller and any of its Subsidiaries arising under this Agreement or the other Transaction Agreements or the transactions contemplated hereby and thereby;

      (xi) any domain name other than "Tomlyn.com" and "EvscoPharm.com", and any Internet web site other than those set forth on Schedule 3.11(a);

      (xii) the corporate name of the Seller, any derivations thereof and any trademarks, service marks, logo's, artwork or other marks related thereto;

      (xiii) those assets set forth on Schedule 1.01(b)(xiii);

      (xiv) the Accessible Financial Records; and

      (xv) any asset, property, right, contract or other agreement that is not included within the Purchased Assets.

   SECTION 1.02. Purchase Price.

   (a) In consideration of the sale, conveyance, transfer, assignment and delivery of the Purchased Assets by the Seller or its Subsidiaries, as applicable, pursuant to Section 1.01(a), the Buyer agrees to (i) pay to the Seller in accordance with Section 1.03, US $16,700,000 (Sixteen Million Seven Hundred Thousand Dollars) in the aggregate (subject to the adjustments, if any, contemplated by Section 1.06, the "Purchase Price") in cash at Closing, and
(ii) undertake, assume and agree to perform, and otherwise pay, satisfy and discharge the following liabilities, obligations, claims, demands, expenses, damages or responsibilities, if any, of any of the Seller or its Subsidiaries whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due (the "Assumed Liabilities") and no others:

      (i) All Current Liabilities reflected on the Final Statement of Working Capital;

      (ii) all liabilities and obligations of the Seller or any of its Subsidiaries under the Assumed Contracts to the extent included in the Purchased Assets and which are either Current Liabilities reflected on the Final Statement of Working Capital or which arise and relate to any period on or after the Closing; and

      (iii) all obligations for the repair, replacement or return of Products manufactured or sold in the ordinary course of the Pet Business prior to the Closing Date;

      (iv) those liabilities and obligations set forth on Schedule 1.02(a)(iv);

      (v) (A) during each twelve-month period beginning on each of the Closing Date and the first anniversary date thereof (each a "Products Liability Period"), those liabilities and obligations relating to products liability claims made during such Products Liability Period and relating to Products sold in the ordinary course of the Pet Business prior to the Closing Date (the "Products Liability Claims"), to the extent the aggregate amount of such liabilities and obligations in such Products Liability Period exceeds Two Million Dollars (net of any liability or obligation assumed under subsection (B) hereof in such Products Liability Period), but only to the extent of such excess; (B) during any Products Liability Period, those liabilities and obligations relating to Products Liability Claims made during such Products Liability Period for which the Seller is not entitled to any insurance recovery because of a deductible in any policy providing insurance coverage for Products Liability Claims, provided that the maximum liability of the Buyer under this sub-section (B) with respect to any Products Liability Claim shall not exceed $25,000; (C) with respect to any period after the second Products Liability Period, all liabilities and obligations relating to any Products Liability Claims made during such period; and (D) any and all liabilities and obligations for product liability claims made at any time relating to Products manufactured but not sold in the ordinary course of the Pet Business prior to the Closing Date.

      (vi) all liabilities and obligations relating solely to the Products, the Purchased Assets or the Pet Business, in each case to the extent arising out of and relating to any period on and after the Closing Date and not otherwise included in the Retained Liabilities other than those with respect to which the Buyer is entitled to indemnification pursuant to Section 9.01(a)(iii), (iv) or (v); and

      (vii) liabilities, debts, obligations and claims (other than those relating to Taxes, Indebtedness, violations of Applicable Laws, including Environmental Laws, the Excluded Assets, the Retained Liabilities or the Assumed Liabilities set forth in the preceding clauses (i)-(vi)) which do not exceed $100,000 in the aggregate.

   (b) On the terms and subject to the conditions set forth in this Agreement, the Bill of Sale and the Instrument of Assignment and Assumption, at the Closing, the Seller or its Subsidiaries shall assign to the Buyer all of their rights under the Assumed Contracts and the Permits and all of their obligations under the Assumed Contracts and the Permits, in each case to the extent such obligations arise on or after the Closing, and the Buyer shall accept the assignment of all of the Seller's or its Subsidiaries' rights thereunder and shall assume all of the Seller's or its Subsidiaries' obligations thereunder, to the extent such obligations arise on or after the Closing; provided, however, that the Seller or its Subsidiaries shall assign such rights and obligations only to the extent that such rights and obligations are assignable under such Assumed Contracts and Permits and Applicable Law, and no action hereunder shall constitute an assignment thereof, except to such extent and provided, further, that to the extent the consent of any Person to the assignment, or notice to a third party of the assignment, is required pursuant to the terms of such Assumed Contract, Permit or Applicable Law, no assignment or attempted assignment will be deemed to have been effected by the provisions of this Agreement without such consent or notice or waiver thereof. To the extent that such an Assumed Contract or Permit and Applicable Law permit such an assignment and the notice to or consent of any Person is required, the Seller or its Subsidiaries shall use commercially reasonable efforts to deliver to, and obtain from, the applicable Person the required consent or notice in accordance with the terms and conditions of the applicable Assumed Contract or Permit and of Applicable Law, and shall use commercially reasonable efforts to obtain any such required consents, upon terms substantially similar to those enjoyed by the Seller or its Subsidiaries under such Assumed Contract or Permit, prior to the Closing Date. To the extent that Applicable Law does not permit the Seller or its Subsidiaries to assign any Assumed Contract that would otherwise constitute a Purchased Asset, the Seller or its Subsidiary that is a party to such Contract shall (i) provide to the Buyer, at the request of the Buyer, the benefits of any such Contract, and (ii) enforce and perform, at the request and reasonable expense of the Buyer and to the extent commercially reasonable, for the account of the Buyer, any rights or obligations of the Seller or its Subsidiaries arising from any such Contract against or in respect of any third party, including the right to elect to terminate any Contract in accordance with the terms thereof upon the advice of the Buyer, or otherwise enter into with the Buyer such other reasonable arrangements sufficient to provide equivalent benefits and burdens to the Buyer; provided that the Buyer shall reimburse the Seller or its Subsidiaries for reasonable out-of-pocket expenses incurred by the Seller or its Subsidiaries in connection with entering into any such other arrangement. The Buyer shall, to the extent permitted by Applicable Law, perform and fulfill on a subcontractor basis or otherwise the obligations of the Seller and its Subsidiaries pursuant to the preceding sentence.

   (c) Notwithstanding anything in this Agreement to the contrary, the Buyer shall not assume, and the Seller shall be responsible for the payment, satisfaction, performance and discharge of all liabilities, obligations, claims, demands, expenses, damages or responsibilities of the Seller or any of its Subsidiaries other than the Assumed Liabilities, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due (collectively, the "Retained Liabilities").

   SECTION 1.03. Payment of Purchase Price. At the Closing, the Buyer shall deliver to the Seller US $16,700,000 (Sixteen Million Seven Hundred Thousand Dollars) (the "Closing Payment") in immediately available funds by wire transfer to an account or accounts designated by the Seller.

   SECTION 1.04. Allocation of Purchase Price. Promptly following the Closing, the amount of the Purchase Price plus all Assumed Liabilities shall be allocated by the parties in accordance with Section 1060 of the Code. Neither the Seller nor the Buyer shall take any position on any return, declaration, report or information return or statement relating to Taxes inconsistent with such allocation, unless so required by Applicable Law or as a result of the application of Section 1.06(g). Notwithstanding any other provision of this Agreement, the agreement reached by the Seller and the Buyer pursuant to this
Section 1.04 shall survive indefinitely.

   SECTION 1.05. Further Assurances.

   (a) At the Closing and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Seller shall promptly execute and deliver, or cause its Subsidiaries to promptly execute and deliver, to the Buyer such agreements, certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may be reasonably requested by the Buyer (i) more effectively to sell, convey, assign and transfer to and vest in the Buyer (or to put the Buyer in possession of) any of the Purchased Assets or (ii) to assist the Buyer in registering the Buyer's rights in the Intellectual Property with the appropriate Governmental Entities in any jurisdiction as may be requested by the Buyer. In addition, at the Closing and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Seller shall take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the Buyer in doing, all things necessary, proper or advisable in connection with the preparation and filing with the appropriate Governmental Entities of all documents required to be prepared and filed in connection with the transfer of the Permits and the Product Registrations to the Buyer pursuant to this Agreement.

   (b) Notwithstanding anything in this Agreement to the contrary, but subject to the final sentence of Section 1.05(a), neither the Seller nor any of its Affiliates shall be responsible for or obligated to undertake the provision of any notice or other correspondence, the submission of any application, form, listing registration or any amendment, modification or supplement thereto or the taking of any action by the Buyer, the Parent or any of their respective Affiliates necessary, proper or advisable for the Buyer to make use or enjoy the benefits, privileges and rights associated with, or to own, the Purchased Assets, including without limitation, the Products and the Permits, nor shall any of the Seller or its Affiliates be liable for any failure by the Buyer, the Parent or any of their respective Affiliates to so provide, submit or otherwise act or for any consequences associated with any failure to so provide, submit or otherwise act.

   SECTION 1.06. Post Closing Adjustment.

   (a) Preliminary Statement of Working Capital. On or prior to the date which is ninety (90) days after the Closing Date, the Seller shall cause its independent accountants, KPMG LLP, to prepare a statement (which shall have been prepared pursuant to audit-like procedures) of the items comprising the Net Working Capital of the Pet Business (the "Preliminary Statement of Working Capital") setting forth (i) the Current Assets and Current Liabilities of the Pet Business and (ii) the Net Working Capital of the Pet Business, in each case as of 11:59 p.m. (Eastern Time) on the date immediately preceding the Closing Date. For purposes of this Agreement, (A) "Current Assets" shall mean the current assets of the Pet Business that are included in the Purchased Assets, as determined in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") (consistently applied with the preparation of the Unaudited Financial Statements, except as set forth on Schedule 1.06(a)) including the aggregate of Inventory (net of reserves) and accounts receivable (net of reserves) and (B) "Current Liabilities" shall mean the current liabilities of the Pet Business other than Retained Liabilities, as determined in accordance with U.S. GAAP (consistently applied with the preparation of the Unaudited Financial Statements, except as set forth on Schedule 1.06(a)) including accounts payable and accrued payroll and other accrued expenses, and (C) "Net Working Capital" shall mean Current Assets minus Current Liabilities. The Preliminary Statement of Working Capital shall be prepared in accordance with U.S. GAAP applied on a basis consistent with those applied by the Seller in connection with the Pet Business prior to the Closing Date (except as set forth on Schedule 1.06(a)) and shall reflect the results of the physical inventory count to be performed by or on behalf of the Buyer within seven (7) Business Days after the Closing Date. The parties acknowledge and agree that for purposes of determining Net Working Capital, (i) the cost of inbound freight and outbound freight shall be included in Inventory, (ii) overhead costs are calculated based upon the number of units sold, rather than the number of units produced, consistent with the Seller's past practice since January 1, 2002 and (iii) the percentage of the amount of reserves for Inventory (such percentage to be computed by comparing the dollar amount of Inventory reserves to the dollar amount of Inventory) shall be at least 95% of the amount of the percentage of the amount of such Inventory reserves on the Reference Balance Sheet (such percentage to be computed by comparing the dollar amount of the Inventory reserves to the dollar amount of Inventory on the Reference Balance Sheet), but determined without regard to reserves for items fully reserved for on the Reference Balance Sheet that are not included in Current Assets on the Preliminary Statement of Working Capital.

   (b) Review of Preliminary Statement of Working Capital. On or prior to the date on which the Preliminary Statement of Working Capital is due (as contemplated by Section 1.06(a)), the Seller shall deliver to the Buyer the Preliminary Statement of Working Capital. The Buyer and its independent accountants, Grant Thornton LLP ("Buyer's Accountants"), may review the Preliminary Statement of Working Capital and in such review may make inquiry of the Seller and with prior notice to the Seller, its representatives, including KPMG LLP. The Seller will make available to the Buyer and to the Buyer's Accountants and their respective representatives, all books and records owned by the Seller relating to the Preliminary Statement of Working Capital reasonably necessary in connection with their review thereof (excluding the work papers of KPMG LLP to the extent not permitted by KPMG LLP). All such books and records and the contents thereof shall be deemed to be Confidential Material for purposes of the Confidentiality Agreement. The Preliminary Statement of Working Capital shall be binding and conclusive upon, and deemed accepted by, the Buyer unless the Buyer shall have notified the Seller in writing of any objections thereto consistent with the provisions of this
Section 1.06 within forty-five (45) days after the Buyer's receipt thereof, which notice shall specify in reasonable detail each item on the Preliminary Statement of Working Capital that the Seller disputes and the basis for such dispute (such written notice, an "Objection Notice"). All items in the Preliminary Statement of Working Capital not disputed in the Objection Notice in the manner described in the preceding sentence shall be deemed binding and conclusive and accepted by the Buyer.

   (c) Disputes. Disputes between the Buyer and the Seller relating to the Preliminary Statement of Working Capital that cannot be resolved by the Buyer and the Seller within sixty (60) days after receipt by the Seller of the Objection Notice may be referred thereafter for a written decision at the request of either the Buyer or the Seller to a single partner of Deloitte & Touche LLP or at such other accounting firm as may be agreed to by both the Buyer and the Seller (the "Arbiter"). Promptly, but no later than ninety (90) days after its acceptance of its appointment as Arbiter, such Arbiter shall determine, based on presentations by the Buyer and the Seller, and, to the extent the Arbiter deems necessary, by independent review, those items in dispute on the Preliminary Statement of Working Capital and shall render a written report as to the resolution of each dispute and the resulting calculation of the Final Statement of Working Capital. The Arbiter shall have exclusive jurisdiction over, and resort to the Arbiter as provided in this
Section 1.06(c) shall be the sole recourse and remedy of the parties against one another or any other Person with respect to, any disputes arising out of or relating to the Preliminary Statement of Working Capital; and the Arbiter's determination shall be conclusive and binding on all of the parties hereto and shall be enforceable in a court of law. The Arbiter shall have the authority to determine only that an item in dispute on the Preliminary Statement of Working Capital shall be different from that set forth in the Preliminary Statement of Working Capital to the extent (i) that, except to the extent provided in
Schedule 1.06(a), (A) the item was not prepared or included in accordance with U.S. GAAP, or (B) if the item was prepared or included in accordance with U.S. GAAP, that U.S. GAAP was not applied on a basis consistent with that applied by the Seller in connection with the preparation of the Reference Balance Sheet, or (ii) that the item shall not comply with the final sentence of Section 1.06(a) (in the case of which, the Arbiter shall make a determination with respect to such item solely as provided in such final sentence). The fees of the Arbiter shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer.

   (d) Final Statement of Working Capital. The Preliminary Statement of Working Capital shall become final and binding upon the parties hereto upon the earliest of (i) the failure by the Buyer to object thereto within the period permitted under, and otherwise in accordance with the requirements of, Section 1.06(b), (ii) the written agreement between the Buyer and the Seller with respect thereto and (iii) the decision by the Arbiter with respect to disputes under Section 1.06(c). The Preliminary Statement of Working Capital, as adjusted pursuant to the written agreement of the parties hereto or the decision of the Arbiter, when final and binding, is referred to herein as the "Final Statement of Working Capital".

   (e) Adjustments to Purchase Price. As soon as practicable (but not more than five (5) Business Days) after the determination of the Final Statement of Working Capital in accordance with this Section 1.06:

      (i) subject to Section 1.06(f), there shall be an immediate downward adjustment in the Purchase Price equal to the excess, if any, of (A) $3,174,000 over (B) the Net Working Capital of the Pet Business as set forth on the Final Statement of Working Capital, in which case the Seller shall immediately pay to the Buyer in United States Dollars an amount equal to such adjustment in immediately available funds by wire transfer to an account or accounts designated by the Buyer;

      (ii) subject to Section 1.06(f), there shall be an immediate upward adjustment to the Purchase Price equal to the excess, if any, of (A) the Net Working Capital of the Pet Business as set forth on the Final Statement of Working Capital over (B) $3,174,000 in which case the Buyer shall immediately pay to the Seller in United States Dollars an amount equal to such adjustment in immediately available funds by wire transfer to an account or accounts designated by the Seller.

   (f) Minimum Adjustment. Any adjustment to Purchase Price provided for in this section is hereinafter referred to as the "Purchase Price Adjustment". Notwithstanding the foregoing in Section 1.06(e), no Purchase Price Adjustment shall be made by either party unless the amount of such Purchase Price Adjustment is equal to or greater than $75,000 and then only to the extent of such excess.

   (g) Allocation of Adjustment to Purchase Price. The Buyer and the Seller shall agree as to the adjustment to the allocation determined in accordance with Section 1.04 occasioned by any adjustment to the Purchase Price pursuant to this Section 1.06. Subject to the foregoing, for purposes of such adjustment to the allocation (i) any adjustment to the value of any Purchased Asset pursuant to this Section 1.06 shall give rise to a corresponding adjustment to the allocation to such asset and (ii) any adjustment to the amount of any Assumed Liability shall give rise to a corresponding adjustment to the allocation to the goodwill of the Pet Business.

                                  ARTICLE II

                                    CLOSING

   SECTION 2.01. Closing, Date. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, as soon as practicable, but in no event later than five (5) Business Days after satisfaction (or waiver) of the conditions set forth in Article VII (except for the conditions which by their terms are to be satisfied at or immediately prior to the Closing) or such other time or date as the Buyer and the Seller agree in writing. The time and date upon which the Closing occurs is herein referred to as the "Closing Date". The Closing shall be deemed effective as of the opening of business on the Closing Date.

   SECTION 2.02. Instruments of Conveyance, Transfer, Assumption, Etc.

   (a) The Seller shall execute and deliver, or cause its Subsidiaries, mortgagees or lessees, as appropriate, to execute and deliver, to the Buyer at the Closing:

      (i) the Bill of Sale, the Assignment of Trademarks and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale of the Purchased Assets contemplated hereby;

      (ii) a receipt for the Purchase Price;

      (iii) the Technology Rights Agreement;

      (iv) the Supply Agreement;

      (v) an affidavit, sworn to under penalty of perjury, setting forth Seller's name, address and federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the decisions, regulations and rulings pertaining thereto (the "Code");

      (vi) such other documents and certificates as may be required to evidence the Seller's or its Subsidiaries' authority, and the authority of the person or persons executing documents on behalf of the Seller or its Subsidiaries, to consummate the transactions contemplated by this Agreement;

      (vii) a certificate of the Secretary of the Seller and each of its Subsidiaries certifying that the resolutions adopted by the Seller's or its Subsidiaries' Board of Directors attached thereto were duly and validly adopted and are in full force and effect;

      (viii) a certificate of the Secretary of each of the Seller and its Subsidiaries as to the incumbency of certain of such Seller's or Subsidiaries' officers and certifying that the copies the Seller's or its Subsidiaries' Charter and bylaws attached thereto are true and correct;

      (ix) each of the certificates and other documents contemplated by Section
   7.02 hereof; and

      (x) such other agreements, certificates and other instruments required to be delivered by the Seller or its Subsidiaries under this Agreement or any of the other Transaction Agreements or as the Buyer or its counsel may reasonably request to consummate the transactions contemplated by this Agreement or the other Transaction Agreements.

   (b) The Buyer shall execute and deliver to the Seller at the Closing:

      (i) by wire transfer in immediately available funds to the account or accounts designated by the Seller, the Closing Payment;

      (ii) the Instrument of Assignment and Assumption and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

      (iii) a receipt for the Bill of Sale and the other instruments of conveyance described in Section 2.02(i);

      (iv) the Technology Rights Agreement;

      (v) the Supply Agreement;

      (vi) a certificate of the Secretary of each of the Buyer and the Parent certifying that the resolutions adopted by the Buyer's and the Parent's Boards of Directors attached thereto were duly and validly adopted and are in full force and effect;

      (vii) a certificate of the Secretary of each of the Buyer and the Parent as to the incumbency of certain officers of the Buyer and the Parent certifying that the copies of the Buyer's and the Parent's Charter and bylaws, as the case may be, attached thereto are true and correct;

      (viii) each of the certificates and other documents contemplated by
   Section 7.03 hereof, and

      (ix) such other agreements, certificates and other instruments required to be delivered by the Buyer under this Agreement or any of the other Transaction Agreements, or as the Seller or its counsel may reasonably request to carry out the purpose of this Agreement or the other Transaction Agreements.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

   The Seller represents and warrants to the Buyer that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Seller to the Buyer on the date hereof (the "Disclosure Schedules"). The disclosures in any section, subsection, schedule or subschedule of the Disclosure Schedule shall (notwithstanding any specific schedule references in this Article III) qualify and apply to any and all other sections, subsections, schedules and subschedules of the Disclosure Schedule, unless a reasonable person would determine that the disclosure contained in such section, subsection, schedule or subschedule could not qualify or apply to any such other sections, subsections, schedules and subschedules of the Disclosure Schedule. For purposes of this Agreement, the phrase "to the knowledge of the Seller", "a matter of the Seller's knowledge" or any phrase of similar import shall refer to the actual knowledge of John Ambrose, Domenic Golato, Howard Kimball or Richard Mixon, after review of this Article III and the Disclosure Schedules and, as to each such person, such records relating to the Pet Business as he maintains or reviews in the normal course of his duties as an employee of the Seller or any of its Subsidiaries.

   SECTION 3.01. Organization, Standing and Power. The Seller and each of its Subsidiaries conducting operations in the Pet Business is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (which jurisdiction is listed opposite the Seller's or its Subsidiaries' name on Schedule 3.01 of the Disclosure Schedules) and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.
Schedule 3.01 contains a complete list of all Subsidiaries conducting operations in the Pet Business and the address of all principal executive offices maintained by the Seller and its Subsidiaries during the last five (5) years.

   SECTION 3.02. Authority, Execution and Delivery; Enforceability. Except for the approval by the Required Stockholder Vote of the Seller's stockholders of the sale of assets contemplated by this Agreement, (a) the Seller and each of its Subsidiaries has all requisite corporate power and authority to execute this Agreement and each of the other Transaction Agreements to which the Seller and/or its Subsidiaries is (or will be) a party, and to consummate the transactions contemplated hereby and thereby, (b) the execution and delivery by the Seller of this Agreement and the execution by the Seller and/or its Subsidiaries of each of the other Transaction Agreements to which the Seller and/or its Subsidiaries are (or will be) a party, and the consummation by the Seller and each such Subsidiary of the transactions contemplated hereby and thereby, has been duly authorized by all necessary corporate action on the part of the Seller and each such Subsidiary, (c) the Seller has duly executed and delivered this Agreement, and (d) this Agreement and the other Transaction Agreements constitute or will constitute, as the case may be, valid and binding obligations of the Seller and/or its Subsidiaries, enforceable against the Seller and/or its Subsidiaries in accordance with their respective terms.

   SECTION 3.03. No Conflicts; Consents. Except as set forth in Schedule 3.03 of the Disclosure Schedules, the execution and delivery by the Seller of this Agreement, and by the Seller and each of its Subsidiaries of each of the other Transaction Agreements to which the Seller or each such Subsidiary is (or will be) a party, does not, and the consummation of any transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien or Encumbrance upon any of the Purchased Assets under, any provision of (i) the Seller's or any of its Subsidiaries' Charter or bylaws, (ii) any material Assumed Contract or material contract, lease, license, indenture, mortgage, note, bond, agreement, permit, concession, franchise or other instrument to which any of the Purchased Assets is bound or
(iii) except to the extent it would not individually or in the aggregate have a Material Adverse Effect on the Pet Business as conducted by the Seller on the date hereof, (A) any judgment, order, injunction, award, decree or writ ("Judgment"), (B) any federal, state, local or foreign statute, law (including, common law), code, ordinance, rule or regulation enacted, adopted, issued or promulgated by any

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

Governmental Entity ("Applicable Law") applicable to the Seller or any of its Subsidiaries, the Pet Business or any of the Purchased Assets or (C) any written request of any Governmental Entity. Except to the extent it would not individually or in the aggregate have a Material Adverse Effect on the Pet Business as conducted by the Seller on the date hereof, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or notice to ("Filing"), any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including, without limitation, the FDA (a "Governmental Entity") or any Person party to any Assumed Contract or other issuer of any Permit, is required to be obtained or made by or with respect to the Seller or any of its Subsidiaries in connection with the execution, delivery and performance of any transaction contemplated by this Agreement or any other Transaction Agreements.

   SECTION 3.04. Financial Statements; Undisclosed Liabilities.

   (a) Footnotes 17, 17 and 19 of the Financial Statements for the fiscal years ended December 31, 1998, 1999 and 2000, respectively, fairly present in accordance with U.S. GAAP consistently applied throughout the periods indicated (and when reviewed as a part of, and with reference to, the Financial Statements), the revenues, operating profit (loss), depreciation and amortization, identifiable assets and capital expenditures of the Pet Business for the periods then ended.

   (b) Set forth on Schedule 3.04 of the Disclosure Schedules are the following additional financial statements of the Seller (the "Unaudited Financial Statements"): (i) unaudited statement of profit and loss of the Pet Business for the fiscal years ended December 31, 1998, 1999 and 2000, (ii) unaudited statement of profit and loss of the Pet Business for the 11 months ended November 30, 2001, (iii) unaudited balance sheet of the Pet Business at December 31, 2000 and (iv) unaudited balance sheet (the "Reference Balance Sheet") of the Pet Business at November 30, 2001. The Unaudited Financial Statements were prepared from the accounting books and records of Seller and Seller's Subsidiaries used as a basis for the preparation of Seller's consolidated financial statements and present fairly in all material respects the net revenues, cost of goods sold, total cost of sales, gross profit, selling and marketing expenses, operating profit (loss), and income (loss) from continuous operations and, in the case of the Reference Balance Sheet, the Current Assets and Current Liabilities, of the Pet Business at the respective dates set forth therein, in each case in accordance with U.S. GAAP consistently applied, except as set forth in Schedule 3.04, as disclosed therein and as may be customary in the presentation of interim financial statements and segment reporting (including, without limitation, the absence of footnotes and being subject to year end adjustment). The reserve for accounts receivable set forth in the Reference Balance Sheet includes a reserve for product returns at November 30, 2001 and such reserve for product returns was prepared in accordance with U.S. GAAP consistently applied.

   (c) There are no liabilities, debts, obligations or claims relating to the Pet Business absolute or contingent, except (i) as and to the extent reflected or reserved against of any nature, on the Reference Balance Sheet; (ii) as to and to the extent set forth in the Disclosure Schedule and which a reasonable person would determine could apply to this paragraph; (iii) incurred since the date of the Reference Balance Sheet in the ordinary course of business consistent with prior practice; (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice, provided that, as of the Closing Date, neither the Seller nor any Subsidiary shall be in default thereunder; (v) liabilities, debts, obligations and claims (other than those relating to Taxes, Indebtedness, violations of Applicable Laws, including Environmental Laws, the Excluded Assets or the Retained Liabilities) which do not exceed $100,000 in the aggregate; and (vi) under the Assumed Contracts.

   SECTION 3.05. Absence of Certain Changes or Events. Since November 30, 2001 there has not been any:

      (a) Material Adverse Effect;

      (b) except as set forth in Schedule 3.05(b) of the Disclosure Schedules, change in accounting methods, principles or practices by the Seller or any of its Subsidiaries (other than pursuant to a change in U.S. GAAP or a statement of any appropriate accounting authority) materially affecting the Purchased Assets, liabilities or results of operations of the Pet Business;

      (c) waiver by the Seller or any of its Subsidiaries of any material right under any Assumed Contract or any Permit;

      (d) sale, lease, license or other disposition of, or subjecting to any Lien or Encumbrance of any material Intellectual Property or, except in the ordinary course of business consistent with past practice, any material sale, lease, license or other disposition of, or subjecting to any Lien or Encumbrance any other Purchased Assets;

      (e) acquisition or agreement to acquire any assets for use in connection with the Pet Business that are material, individually or in the aggregate, to the Pet Business, except purchases of Inventory or other assets in the ordinary course of business consistent with past practice;

      (f) (i) waiver by the Seller or any of its Subsidiaries of any material claims or rights related to the Pet Business and included in the Purchased Assets or (ii) waiver of any material benefits of, or agreement to modify in any material manner, any confidentiality, standstill or similar agreement to which the Seller or any its Subsidiaries is a party and relating to any of the Products, the Purchased Assets or the Pet Business;

      (g) termination (other than by lapse of time) or failure to renew any material Assumed Contract, or termination or failure to renew, or receipt of any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any material Permit; or

      (h) any damage, destruction or loss, whether or not covered by insurance, adversely affecting, either in any case or in the aggregate, any Purchased Asset or the Pet Business which had, individually or in the aggregate, a Material Adverse Effect.

   SECTION 3.06. Taxes. Except as set forth in Schedule 3.06 of the Disclosure Schedules,

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all federal, state, local, provincial and foreign taxes and similar assessments, including all interest, penalties and additions imposed with respect to such amounts; (ii) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion of any taxable period prior to the Closing Date of any taxable period that includes (but does not end on) the Closing Date and (iii) "Returns" shall mean returns, reports or forms, including information returns filed or required to be filed with a taxing authority.

   (b) The Seller or its Subsidiaries has timely paid or accrued or has caused to be timely paid or accrued all Taxes relating to the Pet Business and each of the Purchased Assets shown to be due on any Tax Return. No Tax Liens have been filed and remain outstanding with respect to the Pet Business or any of the Purchased Assets, and no claims are being asserted in a writing received by the Seller or any its Subsidiaries with respect to any such Taxes.

   (c) Neither the Seller nor any of its Subsidiaries is bound by any agreement with respect to Taxes relating to the Pet Business or any of the Purchased Assets.

   (d) During the immediately preceding three (3) full years, with respect to the Pet Business and the Purchased Assets, there have not been (i) any Tax audits of the Seller by any Tax authority and, to the knowledge of the Seller, the Seller has not received any notice that any such audit will be commenced or
(ii) any rulings by any Tax authority requested by or issued to the Seller.

   SECTION 3.07. Workers' Injuries. Except as set forth in Schedule 3.07 of the Disclosure Schedules, there has not been during the past three (3) years, any actual or, to the knowledge of the Seller, threatened claims in writing of Transferred Employees for compensation for any material injury, disability or illness arising out of or relating to their employment by the Seller or any its Subsidiaries in connection with the Pet Business.

   SECTION 3.08. Litigation. There is (i) no material outstanding Judgment of any Governmental Entity against the Seller or any of its Subsidiaries relating to the Pet Business or any of the Purchased Assets, (ii) no suit, action, claim, dispute or legal, governmental, administrative, arbitration or regulatory proceeding ("Proceeding") pending or, to the knowledge of the Seller, threatened in writing against the Seller or any of its Subsidiaries relating to the Pet Business or any of the Purchased Assets, and (iii) no investigation by any Governmental Entity pending or, to the knowledge of the Seller, threatened in writing against the Seller or any of its Subsidiaries relating to the Pet Business or any of the Purchased Assets. None of the items set forth in Schedule 3.08 of the Disclosure Schedules, if adversely determined against the Seller or any or its Subsidiaries, would be material to the Pet Business or any of the Purchased Assets or adversely affect the ability of the Seller or any its Subsidiaries to consummate the transactions contemplated by this Agreement or any of the other Transaction Agreements.

   SECTION 3.09. Compliance with Applicable Laws.  Except as set forth in
Schedule 3.09 of the Disclosure Schedules, to the Seller's knowledge, the Pet Business is (and during the past three (3) years has been) conducted in material compliance with all Applicable Laws. Neither the Seller nor any of its Subsidiaries has received any written communication during the past three (3) years from a Governmental Entity that alleges that the Pet Business is not conducted in material compliance with any Applicable Law. This Section 3.09 does not relate to matters with respect to Taxes or Environmental Laws.

   SECTION 3.10. Environmental Matters.

   (a) Except as set forth on Schedule 3.10:

      (i) to the best of Seller's knowledge, neither the Seller nor any of its Subsidiaries is in violation or alleged violation of any judgment, decree, order, license, rule or regulation issued, entered, promulgated and/or authorized by any Governmental Entity under, pursuant to and/or otherwise by operation of any applicable Environmental Laws with respect exclusively to the Plant and/or to its operations of the Pet Business at any time prior to the date of this Agreement;

      (ii) to the best of Seller's knowledge, neither the Seller nor any of its Subsidiaries have received actual written notice from any third party providing, (A) that the Seller or any of its Subsidiaries has been identified and/or named by the United States Environmental Protection Agency ("EPA") as a potentially responsible party ("PRP") under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) as amended, or (B) that any Hazardous Substances generated, transported and/or disposed of by the Seller or any of its Subsidiaries on or at the Plant or otherwise exclusively in connection with its operations of the Pet Business at any time prior to the date of this Agreement have been specifically identified, located and/or found to exist at any site which is and/or has been the subject of any remedial investigation, removal or other response action pursuant to the requirements and/or mandates of any Environmental Laws;

      (iii) to the best of Seller's knowledge, neither the Seller nor any of its Subsidiaries have actually been or overtly been threatened in writing to be named as a party to any legal and/or administrative claim, lawsuit, action, cause of action, complaint and/or proceeding instituted, commenced and/or otherwise asserted by any third party seeking to recover from the Seller or any of its Subsidiaries costs, expenses, losses or damages of any kind whatsoever allegedly incurred and/or sustained by such third party as a proximate result of Seller's or any of its Subsidiaries' release of Hazardous Substances generated, handled, stored, treated, transported and/or disposed of on or at the Plant and/or otherwise exclusively in connection with its operations of the Pet Business at any time prior to the date of this Agreement;

      (iv) to the best of Seller's knowledge, neither Seller nor any of its Subsidiaries has used any portion of the Plant for the handling, manufacturing, processing, storage or disposal of Hazardous Substances, except in accordance with and as permitted by applicable Environmental Laws;

      (v) to the best of Seller's knowledge, there are no underground storage tanks or other underground storage receptacles formerly or presently used for the storage of any Hazardous Substances located on or at the Plant;

      (vi) to the best of Seller's knowledge, no actionable contamination levels of any Hazardous Substances regulated under applicable Environmental Laws are present on or at the Plant, including without limitation, the groundwater, surface water, soil and subsurface thereof, except in each case to the extent that the presence of any such Hazardous Substances thereon does not violate any applicable Environmental Laws;

      (vii) to the best of Seller's knowledge, there have been no actual releases (i.e., spills, leaks, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) in actionable level amounts of any Hazardous Substances on, upon, into, at or from the Plant, except in accordance with and/or as otherwise permitted by applicable Environmental Laws;

      (viii) to the best of Seller's knowledge, any Hazardous Substances that have been used, handled, generated and/or stored by the Seller or any of its Subsidiaries on or at the Plant or otherwise exclusively in conjunction with its operations of the Pet Business at any time prior to the date of this Agreement have to the extent required by applicable Environmental Laws been transported offsite by independent, third-party haulers and/or carriers retained by Seller or its Subsidiaries, each of which such hauler and/or carrier having represented to Seller or its Subsidiaries that it was fully authorized and licensed by any and all necessary Governmental Entities in compliance with all applicable Environmental Laws to transport any and all such Hazardous Substances, to facilities for treatment and/or disposal, each of which such treatment and/or disposal facility having been represented to Seller or its Subsidiaries to be fully authorized and licensed by any and all necessary Governmental Entities in compliance with all applicable Environmental Laws to treat and/or dispose of any and all such Hazardous Substances;

      (ix) to the best of Seller's knowledge, except as set forth in Section
   6.21 of this Agreement, the transactions set forth and to be made in accordance with the terms of this Agreement do not subject the Plant to, trigger and/or otherwise require compliance with any Environmental Laws regulating the performance of remedial actions and imposing other responsibilities in conjunction with the transfer of real property and/or sale, transfer or closure of an industrial establishment or other commercial enterprise.

   (b) The Seller and its Subsidiaries have furnished to or made available for inspection by the Buyer or its attorneys, accountants, consultants or other representatives, complete and accurate copies of all known documents in the Seller's or its Subsidiaries' custody, control or possession which contain any material information with respect to environmental liabilities associated with the environmental condition of and/or compliance with Environmental Laws applicable to the Plant and/or its operations of the Pet Business at any time prior to the date of this Agreement.

   SECTION 3.11. Intellectual Property.

   (a) Schedule 3.11(a) of the Disclosure Schedules sets forth a true and complete list of all material registered Intellectual Property. Notwithstanding anything to the contrary in this Agreement, the term "Intellectual Property" shall not include the Novasome Technology. For purposes of this Agreement, the term "Intellectual Property" means all patents, design patents, trademarks, trade names, domain names, Internet web sites, service marks, common law marks, trade dress and copyrights and applications therefor, royalty rights and other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, owned, used, filed by or licensed to the Seller and any of its Subsidiaries that relate solely to the Products or any other Purchased Asset or the Pet Business. With respect to such material registered Intellectual Property, Schedule 3.11(a) sets forth a true and correct list of all jurisdictions in which such are registered or applied for, classifications for all trademarks, service marks and trade names, registration and application numbers, registration dates, expiration dates and the registered owners thereof. The Seller or its Subsidiaries own, and have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, free and clear of any pledges, liens, charges, encumbrances, usufructs, defects in title, security interests and options, without payment of any kind to any other Person, all Technology and all Intellectual Property and the consummation of any transaction contemplated hereby or by any of the other Transaction Agreements will not conflict with, alter or impair any such rights, except to the extent such rights are transferred to the Buyer as provided in the Transactions Agreements. All items of Intellectual Property set forth on
Schedule 3.11 are valid and in full force and effect, have not been abandoned or terminated, all renewals due through the Closing Date have been filed and are not subject to any pending cancellation or reexamination Proceeding or any other Proceeding challenging their extent or validity. The Seller or its Subsidiaries have all rights to the Intellectual Property as are necessary in connection with the conduct of the Pet Business as presently conducted.

   (b) Neither the Seller nor its Subsidiaries own or have rights in any trademark, trade name, domain name, Internet web site or service mark that is not part of the Purchased Assets that is confusingly similar to those set forth on Schedule 3.11(a) of the Disclosure Schedules.

   (c) Neither the Seller nor its Subsidiaries is bound by or a party to any agreement, contract, lease, option, license, commitment, instrument or any other binding obligation or arrangement (oral or written) relating to the Intellectual Property or the Technology (the "Intellectual Property Contracts"). The Seller and its Subsidiaries (i) own all Intellectual Property and Technology free and clear of any claims of others and of all Liens (other than the Intellectual Property and Technology that is used pursuant to any Intellectual Property Contract set forth in Schedule 3.11(c) of the Disclosure Schedules) and (ii) have the legal right to use all of the Intellectual Property and Technology that is used pursuant to an Intellectual Property Contract set forth in Schedule 3.11(c) of the Disclosure Schedules. The Seller and its Subsidiaries have paid all material required filing and registration fees in connection with the Intellectual Property and the Technology. To the Seller's knowledge, none of the Intellectual Property or Technology violates, conflicts with or infringes any patents, design patents, trademarks, trade names, service marks, common law marks, domain names, trade dress, industrial property and copyrights and any other Intellectual Property rights and applications therefor of any other Person. Except as set forth in Schedule 3.11(c) of the Disclosure Schedules, (i) no claims are pending or, to the knowledge of the Seller or any of its Subsidiaries, threatened, against the Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property or Technology and (ii) during the past three (3) years, neither the Seller nor any of its Subsidiaries has received any written communications alleging that the Seller or any of its Subsidiaries has violated any rights relating to any patents, design patents, trademarks, trade names, service marks, common law marks, domain names, trade dress, industrial property and copyrights and any other Intellectual Property rights and applications therefor of any Person or asserting any infringement, dilution, unfair competition or conflict with the asserted rights of any other Person in connection with the use by any of the Seller or any of its Subsidiaries of any of the Intellectual Property or Technology.

   (d) Except with respect to the Novasome Technology, the Seller or any of its Subsidiaries are the applicant of record in all pending patent applications and applications for trademark, trade name, service mark or copyright registration related to the Pet Business and no written action of opposition or interference or final refusal has been received by the Seller or any of its Subsidiaries in connection with any such application. Neither Seller nor any of its Subsidiaries is a party to or bound by any Contract or Judgment which limits the use by the Seller of any of the Intellectual Property or Technology (other than the Intellectual Property and Technology used pursuant to any Intellectual Property Contract set forth in Schedule 3.11(d)).

   (e) The Intellectual Property and the Technology has been maintained in confidence in accordance with protection procedures customarily used in the industries of the Seller and each of its Subsidiaries to protect rights of like importance. To the Seller's knowledge, no former or current officer or other employee of the Seller or any of its Subsidiaries has any claim against the Seller or any of its Subsidiaries in connection with such Person's involvement in the conception and development of any Intellectual Property or Technology and no such claim has been asserted or is threatened. None of the current officers and employees of the Seller or any of its

Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used by the Pet Business, which patents or applications have not been assigned to the Seller or its Subsidiaries.

   SECTION 3.12. Contracts.

   (a) Complete and correct copies of each of the Assumed Contracts other than purchase orders from suppliers and customers have been made available to the Buyer. None of the Assumed Contracts constitutes an agreement, contract, lease, option, license, commitment, instrument or any other binding obligation or arrangement (oral or written) by or to which the Pet Business, any of the Purchased Assets or the Products are bound or subject and which are material to the conduct of the Pet Business (collectively, the "Contracts") which is a contract with any Affiliate of the Seller or any of its Subsidiaries or any director, officer, stockholder or employee of the Seller or any of its Subsidiaries.

   (b) Each of the Assumed Contracts is a valid and binding obligation of the Seller or its Subsidiaries which is a party to such Assumed Contract and, to the knowledge of the Seller, of the other party thereto, and is in full force and effect and is enforceable by the Seller or any of its Subsidiaries which is a party to such Assumed Contract in accordance with its terms. None of the Assumed Contracts shall as a result of the transactions contemplated by this Agreement be restricted in any manner having a Material Adverse Effect. The Seller and each of its Subsidiaries are not in material breach or default thereunder and, to the knowledge of the Seller, no other party to any of the Assumed Contracts is in breach or default thereunder. There have been no amendments of any material Assumed Contract. From June 30, 2001 through (and including) the date hereof, no Person which is a party to any Contract has informed the Seller in writing, nor to the Seller's knowledge, has any such Person informed the Seller, that it intends to change its current relationship with the Pet Business in any manner which would have a Material Adverse Effect.

   SECTION 3.13. Bonds. The Seller has no material outstanding bonds and other surety arrangements issued or entered into by the Seller or any of its Subsidiaries in connection with the Pet Business and operations of the Pet Business or any of the Purchased Assets.

   SECTION 3.14. Accounts Receivable, Accounts Payable.

   (a) All accounts receivable of the Pet Business as of the Closing Date, whether reflected on the Unaudited Financial Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business. Schedule 3.14(a) of the Disclosure Schedules sets forth a true and correct aged list of all accounts receivable of the Pet Business as of November 30, 2001.

   (b) Except as set forth in Schedule 3.14(b), all accounts payable of the Pet Business, whether reflected on the Unaudited Financial Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business. Schedule 3.14(b) of the Disclosure Schedules sets forth a true and correct aged list of all accounts payable of the Pet Business and includable in the Assumed Liabilities as of November 30, 2001.

   SECTION 3.15. Licenses; Permits. Schedule 3.15 of the Disclosure Schedule sets forth a true and complete list of all issued and pending product registrations (other than those set forth on Schedule 3.11 of the Disclosure Schedules), and any and all applications therefor, relating to the Products (the "Product Registrations") and all Permits, in each case issued or granted to the Seller or any of its Subsidiaries by any Governmental Entity and used by the Seller or any of its Subsidiaries at any time during the past twelve (12) months solely in connection with the conduct of the Pet Business, identifies the Seller or its Subsidiary to which such Product Registration or Permit has been issued or granted and sets forth the period of validity of each such Product Registration and Permit. Each of such Product Registrations and each of such Permits has been validly issued or granted and is in full force and effect, and may be transferred to the Buyer to the extent such party meets the requirements of

Applicable Law. No other product registrations relating to the Product or Permits are necessary in connection with the conduct of the Pet Business as presently conducted other than as set forth in Schedule 1.01(a)(vi) and other than product registrations and permits the absence of which would not have a Material Adverse Effect. Neither the Seller nor any of its Subsidiaries has received any unresolved written notice that it lacks any Product Registration it is required to have or any Product Registrations are under review by any Governmental Entity or subject to termination, suspension, modification, revocation or non-renewal for any reason, or that they will be subject to termination, suspension, modification, revocation or non-renewal as a result of the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or for any other reason.

   SECTION 3.16. Suppliers. Schedule 3.16 of the Disclosure Schedules is a true and complete list of all material suppliers of raw materials, packaging materials, or any other component of inventory of the Pet Business as of December 31, 2001 and the dollar amount of such raw materials or other supplies purchased by the Seller or its Subsidiaries from such supplier during the most recent full fiscal year. From June 30, 2001 through (and including) the date hereof, no such supplier has informed the Seller or any of its Subsidiaries in writing, nor, to the Seller's knowledge, has any such supplier informed the Seller or any of its Subsidiaries that it intends to change its current relationship with the Pet Business in any manner which would have a Material Adverse Effect.

   SECTION 3.17. Customers. Schedule 3.17 of the Disclosure Schedules contains a true and complete list of all material customers (including distributors) of the Pet Business as of November 30, 2001 which purchase any of the Products directly from the Seller or its Subsidiaries. Since November 30, 2001 neither the Seller nor any of its Subsidiaries has received any written complaint from any customer (not limited to those listed in Schedule 3.17 of the Disclosure Schedules) regarding Products with a value in excess of $25,000, nor has it had any Products returned by a customer or subsequent purchaser thereof with a value in excess of $25,000. From June 30, 2001 through (and including) the date hereof, no customer (including a distributor) has informed the Seller or any of its Subsidiaries in writing, nor, to the Seller's knowledge, has any such customer informed the Seller or any of its Subsidiaries that it intends to change its current relationship with the Pet Business in any manner which would have a Material Adverse Effect.

   SECTION 3.18. Real Property.

   (a) Neither Seller nor any of its Subsidiaries own, lease or sublease any real property or interests therein in connection with, or necessary for, the operation of the Pet Business as presently conducted, other than as set forth on Schedule 3.18 of the Disclosure Schedules.

   With respect to the Plant:

      (i) Neither the Seller nor any of its Subsidiaries have granted to any third party a right to use or occupy any portion of the Plant.

      (ii) No condemnation of the Plant, or any portion thereof, has occurred or to the knowledge of Seller is threatened.

      (iii) The occupancy and use of the Plant, or any portion thereof, in a manner consistent with the occupancy and use thereof by the Seller as contemplated by Section 6.13 will not violate or conflict with any covenants, conditions, restrictions or contractual obligations applicable thereto.

      (iv) Except as disclosed on Schedule 3.18, there are no restrictions of any nature on the Seller's ability, and Seller has sufficient title or other leasehold interest in the Plant, to permit the Seller to occupy and use the Plant as contemplated under Section 6.13.

      (v) All utilities necessary to operate the Plant in a manner consistent with the use thereof by the Seller (including without limitation, water, sewer, electricity and telephone facilities) are available to the Plant and there exists, to the knowledge of Seller, no proposed limitation in or reduction of the quality or quantity of the utility services to be furnished to the Plant.

   The Seller has all material Permits with respect to the ownership, use and occupancy of the Plant for the Pet Business. The current use and occupancy of the Plant for the Pet Business does not materially violate any such Permit, and no proceeding is pending or, to the knowledge of Seller or its Subsidiaries, is threatened, to revoke, suspend, modify or limit any Permit in a manner that would have a Material Adverse Effect. No Permit will be subject to revocation, suspension, modification or limitation as a result of this Agreement or the consummation of the transactions contemplated hereby.

   SECTION 3.19. Transactions with Affiliates.

   (a) There are no agreements, contracts, leases, options, licenses, commitments, instruments or any other binding obligations (oral or written) (the "Affiliate Contracts") between the Seller, on the one hand, and any of its Subsidiaries or Affiliates, on the other hand, relating to the Products, the Purchased Assets or the Pet Business. Except as set forth in Schedule 3.19, after the Closing neither the Seller nor any of the Seller's Subsidiaries or Affiliates will own or have any interest in any assets, property (personal, tangible or intangible, but excluding real property) or contract or agreement necessary for the conduct of the Pet Business (other than the Excluded Assets).

   (b) After the Closing Date, no ingredient used to formulate the Products other than the Novasome Technology will need to be procured from the Seller or the Seller's Affiliates in order for the Buyer to be able to manufacture and sell the Products in a manner consistent with the manner such Products were manufactured and sold by the Seller.

   SECTION 3.20. Products. There are no published statements, citations or decisions by any Governmental Entity (including, without limitation, the United States Food and Drug Administration ("FDA")) stating that any of the Products is defective or unsafe for its intended uses or fails to meet any standards promulgated by any such Governmental Entity. During the 3-year period immediately preceding the Closing Date, there have been no recalls ordered by any Governmental Entity with respect to any of the Products. Since January 1, 1998 neither the Seller nor any of its Subsidiaries has received any written complaints of any injury or harm to any person or animal arising from use of a Product and to the Seller's knowledge there is no (i) fact relating to any of the Products that would impose upon the Seller or any of its Subsidiaries a duty to recall any of the Products or a duty to warn customers of a defect in any of the Products, (ii) latent or overt design, manufacturing or other defect in any of the Products or (iii) material liability for warranty claims or returns known to the Seller with respect to any of the Products not fully reflected on the Unaudited Financial Statements with respect to the periods covered by the Unaudited Financial Statements. Schedule 3.20 sets forth a description of all material Product warranty claims in excess of $5,000 for each of calendar years 2000 and 2001. The Product formulations being sold to the Buyer pursuant to Section 1.01(a)(iii), and each of the ingredients therein, conform in all material respects with all Applicable Laws and all written requests of all Governmental Entities, and such formulations and ingredients are in all material respects safe and, to the knowledge of the Seller, do not pose any risk of material injury or harm to any end-user when used in accordance with applicable instructions.

   SECTION 3.21. Employees and Benefit Plans.

   (a) Schedule 3.21(a) of the Disclosure Schedules sets forth the name, title, current annual salary or wages, current bonus or commissions, and vacation entitlements of, and the Benefit Plans offered by the Seller or any of its Subsidiaries to, each employee of the Seller or any of its Subsidiaries who is employed solely in the Pet Business (each a "Pet Business Employee"). Each Pet Business Employee is an employee-at-will. The Company has not agreed to pay any severance to any Pet Business Employee nor does it have a policy or standard practice of paying severance to its employees.

   (b) With respect to the Pet Business Employees, (i) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Seller's knowledge, threatened in writing against the Pet Business; (ii) the Pet

Business has not experienced any organized work stoppage in the last three (3) years; (iii) to the Seller's knowledge, none of the Pet Business Employees is a member of or represented by any labor union and there are no attempts of whatever kind and nature being made to, organize any of such Employees; (iv) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on the Pet Business (other than Applicable Law) in any material way limits or restricts the Seller or any of its Subsidiaries from relocating or closing any of its operations; and (v) there are no material charges, administrative proceedings or formal complaint of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the Seller's knowledge, threatened in writing against the Seller or any of its Subsidiaries.

   SECTION 3.22. Inventory. Except as set forth in Schedule 3.22 of the Disclosure Schedules, (i) all of the Inventory is in commercially acceptable condition, conforms in all material respects with the applicable warranties of the Pet Business and with all Permits, Applicable Laws and requests of all Governmental Entities, and (ii) the value at which the Inventory is carried is in accordance with U.S. GAAP consistently applied. The amount and mix of the items included in the Inventory is, and at the Closing Date will be, consistent with the past business practices of the Seller and its Subsidiaries relating to the conduct of the Pet Business.

   SECTION 3.23. Title. Except as set forth in Schedule 3.23 of the Disclosure Schedules, Seller and the Subsidiaries have and will convey to the Buyer good title to the Purchased Assets free and clear of all Liens and Encumbrances other than Permitted Liens.

   SECTION 3.24. Sufficiency of Assets. Except for the provision of various transition services by the Seller to the Buyer and the use and occupancy of the Plant by the Buyer, in each case as contemplated by Section 6.13, the Purchased Assets, the Plant, the Technology Rights Agreement and the Supply Agreement, in the aggregate, when utilized by a labor force substantially similar to that employed by the Seller with respect to the Pet Business on the date hereof, are sufficient for the conduct of the operations of the Pet Business as presently conducted by the Seller in all material respects, exclusive of executive, finance, accounting and other general and administrative functions.

   SECTION 3.25. Micro-Pak License Agreement. The Seller delivered to the Buyer a complete and correct copy of the License Agreement, dated as of December 13, 1995, between Igen, Inc. ("Igen") and Micro-Pak, Inc. ("Micro-Pak") and all amendments thereto (the "Micro-Pak License Agreement"). The Micro-Pak License Agreement is a valid and binding obligation of Igen and, to the Seller's knowledge, Micro-Pak and is in full force and effect and, to the Seller's knowledge, is enforceable by Igen in accordance with its terms. The Micro-Pak License Agreement shall not, as a result of the transactions contemplated by this Agreement be restricted in any manner having a Material Adverse Effect. Igen is not in material breach or default thereunder nor, to the knowledge of the Seller, is Micro-Pak in breach or default thereunder. There have been no oral or written modifications, amendments or waivers with respect to any of the terms of the Micro-Pak License Agreement.

   SECTION 3.26. Capitalization. As of the date hereof, the authorized capital stock of the Seller consists of 51,000,000 shares of capital stock of which 50,000,000 shares are shares of Common Stock, par value $0.01 per share (the "Seller Common Stock"), and 1,000,000 are shares of Preferred Stock, par value $0.01 per share (the "Seller Preferred Stock"). As of the close of business on the Business Day ending two Business Days prior to the date hereof, (i) 11,269,320 shares of Seller Common Stock and no shares of Seller Preferred Stock were issued and outstanding and (ii) securities convertible into or exchangeable for 4,391,984 shares of the Seller Common Stock prior to July 1, 2002 were issued and outstanding.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

   The Buyer represents and warrants to the Seller as follows:

   SECTION 4.01. Organization, Standing and Power. Each of the Buyer and the Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to conduct its businesses as presently conducted.

   SECTION 4.02. Authority; Execution and Delivery; Enforceability. Each of the Buyer and the Parent has all requisite corporate power and authority to execute this Agreement and each of the Transaction Agreements to which it is (or will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer and the Parent of this Agreement, and of each of the other Transaction Agreements to which it is (or will be ) a party, and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer or the Parent, as the case may be. Each of the Buyer and the Parent has duly executed and delivered this Agreement, and this Agreement and the other Transaction Agreements to which it is or will be a party constitute or will constitute, as the case may be, valid and binding obligations of the Buyer or the Parent, as the case may be, enforceable against it in accordance with their respective terms.

   SECTION 4.03. No Conflicts; Consents. Except to the extent it would not have a material adverse effect on the Buyer's or the Parent's ability to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party, the execution and delivery by the Buyer and the Parent of this Agreement and the Transaction Agreements to which it is a party, does not, and the consummation of any transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (i) its organizational documents, (ii) any material contract, lease, license, indenture, mortgage, note, bond, agreement, permit, concession, franchise or other instrument to which it is a party or by which any of its properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Buyer or the Parent or its properties or assets. Except to the extent it would not have a material adverse effect on the ability of the Buyer or the Parent, as the case may be, to consummate the transactions contemplated hereby, no Consent of, or Filing with any Governmental Entity is required to be obtained or made by or with respect to the Buyer or the Parent in connection with the execution, delivery and performance the Agreement or any other Transaction Agreement.

   SECTION 4.04. Brokers. Except for Antares International Partners, Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by any of the other Transaction Agreements based upon arrangements made by or on, behalf of the Buyer or any of its Affiliates. The Buyer shall be responsible for, and will indemnify the Buyer and all of its Affiliates for all Losses relating to, any and all fees payable to Antares International Partners, Inc. in connection with the transactions contemplated by this Agreement.

   SECTION 4.05. Financing. The Buyer's existing financial resources are sufficient to enable the Buyer to consummate the transactions contemplated by this Agreement and the payment of all fees and expenses to be incurred by the Buyer in connection herewith. The Notoriety Statement of Societe Generale, SA dated November 28, 2001 provided by the Parent to the Seller is true and correct in all material respects. Such statement shall be deemed to be Confidential Material for purposes of the Confidentiality Agreement.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   SECTION 5.01. Conduct of Business by the Seller. Except for matters permitted or contemplated by this Agreement, from the date of this Agreement to the Closing Date, the Seller agrees to use commercially reasonable efforts to conduct the Pet Business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, to preserve intact the current business organization of the Pet Business, keep available the services of the current officers and employees employed in connection with the Pet Business and keep their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Pet Business to the end that its goodwill and ongoing business shall be in all material respects unimpaired at the Closing Date. In addition, and without limiting the generality of the foregoing, except for matters set forth in Schedule 5.01 or otherwise permitted or contemplated by this Agreement, from the date of this Agreement to the Closing Date, the Seller agrees that it shall not undertake any of the following actions without the prior written consent of the Buyer (unless such action is required by Applicable Law, in which case the Seller shall promptly notify the Buyer of such action).

   (a) acquire any assets for use in connection with the Pet Business that are material, individually or in the aggregate, to the Pet Business, except purchases of Inventory or other assets in the ordinary course of business consistent with past practice;

   (b) make any change in accounting methods, principles or practices (other than pursuant to a change in U.S. GAAP or a statement of any appropriate accounting authority) materially affecting the reported combined consolidated assets, liabilities or results of operations of the Pet Business (including the Purchased Assets);

   (c) sell, lease, license, pledge or otherwise dispose of or subject to any material Lien or Encumbrance any Purchased Assets, except sales of Inventory and excess or obsolete assets in the ordinary course of business consistent with past practice, or enter into a legally binding commitment to do any of the foregoing;

   (d) make any material change, revision, amendment or other modification to any Product labeling;

   (e) except as set forth in Schedule 5.01(e), make any material change, revision or other modification to the formulation of any of the Products other than in the ordinary course of business consistent with past practice;

   (f) make any change (or announce any prospective change) in prices, sales discounts or allowances or any other sales incentives in connection with the sale of any of the Products to distributors or customers of the Pet Business other than in the ordinary course of business consistent with past practice;

   (g) (i) waive any material claims or rights related to the Pet Business and included in the Purchased Assets or (ii) waive the material benefits of, or agree to modify in any material manner, any confidentiality, standstill or similar agreement to which the Seller or any of its Subsidiaries is a party and relating to the Pet Business or any of the Products or the Purchased Assets; or

   (h) authorize any of, or cause, commit or agree to take any of, the foregoing actions.

   SECTION 5.02. Other Actions. The parties hereto shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue or inaccurate in any material respect or (ii) any condition set forth in Article VII not being satisfied.

   SECTION 5.03. Release of Liens. The Seller shall cause any and all Liens and Encumbrances recorded against or applicable to the Purchased Assets to have been released, and the Seller shall furnish the Buyer with reasonably satisfactory evidence thereof.

   SECTION 5.04. Advise of Changes.

   (a) The Seller shall promptly advise the Buyer in writing of any fact, occurrence, change or event prior to the Closing which was required to have been disclosed but was not disclosed or, if it occurred or existed on or prior to the date hereof, would have been required to have been disclosed, on any of the Schedules to be delivered by the Seller to the Buyer pursuant to Article III including, without limitation, the Disclosure Schedules.

   (b) The Buyer shall promptly advise the Seller in writing of any fact, occurrence, change or event prior to the Closing which was required to have been disclosed but was not disclosed or, if it occurred or existed on or prior to the date hereof, would have been required to have been disclosed, on any of the Schedules to be delivered by the Buyer to the Seller pursuant to Article IV.

   SECTION 5.05. Supplements to Disclosure Schedules. From time to time prior to the Closing, the Seller shall deliver to the Buyer information that arises from an event that occurs on or after the date hereof, or with respect to a representation or warranty qualified by the Seller's knowledge from an event that occurred prior to the date hereof but which was not a matter of the Seller's knowledge as of the date hereof, supplementing or amending the representations, warranties and disclosures (including the Disclosure Schedules hereto) in order to make such information therein timely, complete and accurate. Such supplemental information furnished by the Seller shall identify the specific event. Subject to Section 8.02, any covenant, representation or warranty of the Seller affected by such supplemental information shall be deemed to have been amended accordingly.

   SECTION 5.06. Maintenance of Plant. The Seller agrees that between the date of this Agreement and the Closing Date, the Seller shall (i) maintain the Plant in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (ii) operate the Pet Business in compliance with all Applicable Laws in all material respects, (iii) maintain in full force and effect all (or substantially similar) property and liability insurance policies on the Plant in effect as of the date hereof; and (iv) afford the Buyer and its representatives, reasonable access during normal business hours upon reasonable notice (and in a manner so as not to interfere with the normal business operations of the Seller and its Subsidiaries) to the Plant.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

   SECTION 6.01. Access to Information; Confidentiality. The Seller shall afford the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours (and in a manner so as not to interfere with the normal business operations of the Seller and its Subsidiaries) during the period prior to the Closing Date to all its properties, books, contracts, commitments, personnel and records to the extent relating to the Pet Business, the Products or any of the Purchased Assets and, during such period, the Seller shall furnish promptly to the Buyer (i) a copy of each material report, schedule and other document to the extent relating to any of the Products, the Pet Business or any of the Purchased Assets filed by it during such period with any Governmental Entity,
(ii) a copy of any and all material correspondence to or from any Governmental Entity to the extent relating to any of the Products, the Pet Business or any of the Purchased Assets, (iii) detailed monthly financial data for the Pet Business (in any event not later than twenty (20) days (or, in the case of the month ended December 31, 2001, sixty (60) days) after the close of such month) and (iv) all other information concerning the Pet Business, the Products or any of the Purchased Assets as the Buyer may reasonably request. All information reviewed by the Buyer or its officers, employees, accountants, counsel, financial advisors or other representatives or furnished by the Seller to the Buyer pursuant to this Section 6.01 shall be deemed to be Confidential Material for purposes of the Confidentiality Agreement. No investigation by the Buyer shall affect the representations and warranties of the Seller.

   SECTION 6.02. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Seller and the Buyer shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby or by the other Transaction Agreements, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary Filings including, without limitation, filings with Governmental Entities, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (including, without limitation, in connection with any of the Assumed Contracts), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby or by the other Transaction Agreements and to fully carry out the purposes of each of the Transaction Agreements.

   SECTION 6.03. Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Agreements shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated hereby or thereby are consummated.

   SECTION 6.04. Public Announcements. The parties hereto agree that, from the date of this Agreement through the Closing Date, except as contemplated by this Agreement, no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby or by any of the other Transaction Agreements shall be made or issued by any party hereto (without the consent of the Buyer (in the case of a disclosure by the Seller) or without the consent of the Seller (in the case of a disclosure by the Buyer)), except as the disclosing party reasonably believes such release, announcement or disclosure may be required by Applicable Law or stock market regulation, in which case, to the extent practicable under Applicable Law or stock market regulation, the party required to make the release, announcement or disclosure shall provide the other parties hereto with a copy of such release, announcement or disclosure in advance of such issuance or disclosure. Notwithstanding the foregoing, any Party may announce or disclose any matter which the other Party has previously publicly announced or disclosed in accordance with the terms of this Section.

   SECTION 6.05. Advertising and Promotional Materials. The Buyer shall be permitted to use any and all product labels and advertising and promotional materials included in the Purchased Assets bearing the Seller's corporate name, logo's and product identification numbers until such materials are exhausted so long as, and solely to the extent that, such materials are "stickered" or otherwise identified as the Buyer's in accordance with the requirements of Applicable Law or Governmental Entity. The Buyer agrees to maintain quality standards equal to those maintained by the Seller at the time of Closing for so long as the Buyer shall continue to use any product labels or any advertising or promotional materials bearing the Seller's corporate name, logo's, or product identification numbers. The Buyer will not order any new, or replenish any, product labels or advertising or promotional materials bearing the Seller's corporate name, logo's or product identification numbers.

   SECTION 6.06. Proxy Statement, Stockholders' Meeting.

   (a) The Seller shall use commercially reasonable efforts to prepare and file with the U.S. Securities and Exchange Commission (the "SEC") as promptly as practicable, a proxy statement relating to the solicitation of votes of the Seller's stockholders authorizing the sale of assets contemplated by this Agreement (the "Proxy Statement"). The Seller shall cause the Proxy Statement to be mailed to the Seller's stockholders as soon as practicable. The Buyer shall promptly provide the Seller with such information as it may reasonably request for inclusion in the Proxy Statement. The information provided and to be provided by the Seller and the Buyer, respectively, for use in the Proxy Statement shall be, as of the date of the stockholders' meeting contemplated therein, true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Seller and the Buyer each agree to correct any information provided by it for use in the Proxy Statement to the extent such information shall have become materially false or misleading.

   (b) The Seller will promptly notify the Buyer of (i) the receipt of any comments from the SEC and (ii) any request by the SEC for any amendments to the Proxy Statement or for additional information relating to the Proxy Statement. The Proxy Statement and any amendment thereto, and all mailings to the Seller's stockholders, in each case in connection with this Agreement and the transactions contemplated hereby shall be provided to the Buyer and its representatives prior to the filing or mailing thereof, as the case may be, in substantially the same form as proposed to be filed or mailed, as the case may be.

   (c) The Seller shall, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of authorizing the sale of assets contemplated by this Agreement. Subject to Section 6.07 and its fiduciary duties, the Seller's Board of Directors shall recommend to its stockholders authorization of such matters.

   SECTION 6.07. Nonsolicitation.

   (a) Except as set forth in this Section 6.07 and for any public release, announcement or any other disclosure in accordance with the provisions of
Section 6.04, from the date of this Agreement through the Closing Date, the Seller shall not, nor shall it authorize or permit any of its Subsidiaries or any of its directors or executive officers or any agent or representative to
(i) solicit, initiate or affirmatively encourage the submission of a Competing Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action designed to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Competing Proposal.

   (b) To the extent a bona fide Competing Proposal is made to or received by the Seller after the date of this Agreement and prior to the Final Proposal Date, which Competing Proposal did not result from a breach of Section 6.07(a), and which the Board of Directors of the Seller determines in good faith is likely to lead to a Superior Proposal, the Seller may (i) furnish information with respect to the Seller to the Person making such Competing Proposal pursuant to a customary confidentiality agreement and (ii) participate in discussions or negotiations (including solicitation of a revised Competing Proposal) with such Person regarding any Superior Proposal made by such Person; provided, that, the Seller may not take any of the actions described in clauses
(i) and (ii) of this Section 6.07(b) unless and until the Seller provides to the Buyer (x) contemporaneous written notice of the Seller's intent to furnish information or enter into negotiations or discussions with such Person, (y) a copy of the confidentiality agreement entered into between the Seller and such Person, and (z) a copy of the material terms and conditions of the initial Competing Proposal that the Seller receives from any third party.

   (c) To the extent a Superior Proposal is made to or received by the Seller after the date of this Agreement and prior to the date twenty-five (25) days subsequent to the date hereof (the "Final Proposal Date"), which Superior Proposal did not result from a breach of this Section 6.07 and with respect to which Superior Proposal the Seller intends to pursue negotiations or discussions with a third party, the Seller shall provide the Buyer with a written notice indicating such intent and indicating the material terms of the Superior Proposal (a "Superior Proposal Notice"). To the extent the Seller terminates such negotiations or discussions, the Seller shall provide the Buyer with written notice of such termination (the "Termination Notice"). The Seller shall be required to provide to the Buyer with only one Superior Proposal Notice with respect to any Superior Proposal (including any amendments, changes or revisions thereto). The Seller's obligations under Section 6.06 shall be tolled during any time which the Seller is involved in negotiations with a third party with respect to any Superior Proposal in accordance with the provisions of this Section 6.07. Beginning on the date twenty-five (25) days subsequent to the date the Buyer receives a Superior Proposal Notice and ending on the date the Buyer receives a Termination Notice, the Buyer shall be entitled to terminate this Agreement. Upon any termination of this Agreement by the

Buyer pursuant to this Section 6.07(c), (i) the Voting Agreement shall become void, will have no effect and terminate in its entirety and (ii) if such termination by the Buyer occurs after the date fourteen (14) days subsequent to the date the Buyer becomes entitled to terminate this Agreement pursuant to this Section 6.07(c), the Seller shall promptly pay to the Buyer the amount of any and all reasonable costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby.

   (d) The Board of Directors of the Seller, in response to a Superior Proposal that Seller receives on or before the Final Proposal Date, and which Superior Proposal did not result from a breach of Section 6.07(a), may (i) withdraw or modify its recommendation to the Seller's stockholders to authorize the sale of assets contemplated by this Agreement or (ii) authorize the Seller to terminate this Agreement; provided, that, the Board of Directors of the Seller may not take any of the actions described in clauses (i) and (ii) of this Section 6.07(d) unless (x) the Buyer receives from the Seller, on or prior to the Final Proposal Date, a Superior Proposal Notice; (y) the Buyer does not make, prior to five (5) Business Days after its receipt of the Superior Proposal Notice, a counteroffer to the Seller that the Board of Directors of the Seller determines in good faith is at least as favorable as the Superior Proposal (including any amendments, changes or revisions thereto) (a "Matching Offer"); and (z) the Board of Directors of the Seller determines in good faith after consultation with outside counsel, that with respect to the action described in clause (i), such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary obligations and, with respect to the action described in clause (ii), such action is in the best interests of the Seller's stockholders; provided further, that, prior to any termination of the Agreement pursuant to this Section 6.07(d), notwithstanding whether or not the Buyer makes any Matching Offer, the Seller shall pay to the Buyer a termination fee in the amount of $750,000 (Seven Hundred Fifty Thousand Dollars) in addition to any and all costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated herein. In the event that this Agreement is terminated pursuant to this Section 6.07(d) the Voting Agreement shall become void, will have no effect and will terminate in its entirety.

   (e) Nothing in this Agreement shall be deemed to prohibit the Seller from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, or from making any required disclosure to the Seller's stockholders if, in the good faith judgment of the Seller's Board of Directors, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under Applicable Law; provided, that, except as set forth in Section 6.07(d), in no event shall the Seller's Board of Directors withdraw or modify, or publicly propose to withdraw or modify, its position with respect to the authorization of the sale of assets contemplated by this Agreement.

   (f) For purposes of this Agreement:

      (i) "Competing Proposal" means any proposal made by a third party for a merger, consolidation, dissolution, sale of assets, tender offer, recapitalization, share exchange or other acquisition of, or business combination involving, the Pet Business, other than the sale of assets to the Buyer as contemplated by this Agreement; provided, that, no proposal made by a third party for a merger, consolidation, dissolution, sale of assets, tender offer, recapitalization, share exchange or other acquisition of, or business combination involving, the Pet Business shall be deemed to be a Competing Proposal if the Board of Directors reasonably believes that such proposal (an "Acquisition Proposal") contemplates of the Seller the assumption by such third party or an Affiliate thereof of all of the Seller's obligations under this Agreement (in which case, notwithstanding the provisions of Section 10.08, the Seller may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior approval (written or otherwise) of any other party hereto upon the consummation of such Acquisition Proposal and the written assumption thereof by such third party or Affiliate); and

      (ii) "Superior Proposal" means any bona fide written Competing Proposal made by a third party (i) on terms which the Board of Directors of the Seller determines in its good faith judgment to be more favorable to the Seller's stockholders than the sale of assets contemplated by this Agreement, taking into account all the terms and conditions of such proposal and this Agreement and (ii) that in the good faith judgment of the Seller's board of directors is reasonably capable of being completed on the material terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

   SECTION 6.08. Transferred Employees, Employee Matters. The Buyer shall offer employment, commencing on the Closing Date, to all of the Pet Business Employees, and to certain other employees of the Seller listed on Schedule 6.08 (such Pet Business and other employees being the "Transferred Employees"). Any such offer of employment made by the Buyer shall be at the same salary and commission rate paid as of the date hereof to such Transferred Employee (or, if the Transferred Employee is hired after the date hereof, at such Employee's salary and commission rate at his date of hire) and with substantially comparable medical, dental, life and long-term disability insurance, vacation, sick leave and 401(k) benefits offered by the Seller or any of its Subsidiaries to such employees, as set forth on Schedule 3.21. The Seller shall be solely responsible at the Closing for any and all accrued benefit costs or any other liability under Seller's Benefit Plans with respect to any Transferred Employees, regardless of whether or not such Transferred Employees accept the Buyer's offer of employment, except to the extent that any such accrued benefit costs or any other liability is accrued on the Final Statement of Working Capital (in which case, such accrued benefit costs and such other liabilities so accrued shall be the sole responsibility of the Buyer). The Seller and its Subsidiaries shall not for two (2) years after the Closing attempt to solicit or induce any Transferred Employee to terminate his or her employment with the Pet Business; provided, that this sentence shall not apply to any such individual whose employment with the Buyer has been terminated or to any such individual who did not accept the Buyer's offer of employment set forth in the first sentence of this Section 6.08.

   SECTION 6.09. Transfer Taxes and Fees. All transfer, stamp, documentary, sales, use, registration, withholding and other similar Taxes and related fees (including penalties, interest and additions to Tax) required to be paid in connection with this Agreement or the transactions contemplated hereby shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer. The Buyer shall bear all registration, filing and similar fees and expenses associated with the assignment, transfer or sale of the Intellectual Property and the Permits.

   SECTION  6.10. Intellectual Property Matters.

   (a) The parties hereto agree that the Buyer, in its sole discretion, shall be entitled to control the filing and recording of the assignments of the Intellectual Property contemplated by this Agreement.

   (b) Seller hereby grants and shall cause each of its Subsidiaries to grant, to the Buyer, as of the Closing Date, a royalty free, perpetual, non-exclusive license to use in the Pet Business any patents, trade secrets, know-how, processes and other technology other than the Novasome Technology which is not included in the Purchased Assets but is used as of the Closing Date both (i) in the Pet Business and (ii) in a business of Sellers and their Subsidiaries other than the Pet Business, which license may be assigned in whole or in part, without Seller's consent in connection with a sale or transfer of all or any portion of the Pet Business.

   SECTION 6.11. Accounts Receivable Collection. On the Closing Date or as soon thereafter as practicable, the Buyer shall send a letter from the Buyer, and to the extent commercially reasonable and reasonably acceptable to the Seller, to each of the obligors on the accounts receivable and other receivables included in the Purchased Assets (the "Purchased Receivables") informing each such obligor of the transfer of the Pet Business contemplated hereby and instructing them to remit all payments and other items in respect of the Purchased Receivables and all future accounts receivable of the Pet Business as directed in such letter. If the Buyer receives any payment with respect to any accounts receivable not included in the Purchased Assets (or, to the extent included in the Purchased Assets, if the Buyer receives any payment with respect to any accounts receivable in excess of the amount of accounts receivable (net of reserves therefor) set forth on the Final Statement of Working Capital), the Buyer shall reasonably promptly deliver such payment to the Seller; provided, that the Buyer shall not be required to deliver any such payment to the Seller more frequently than once per week. If the Seller or any of its Subsidiaries receives any payment with respect to any of the Purchased Receivables or any accounts receivable or other receivable for Products sold or services rendered after the Closing Date and included in the

Purchased Assets, the Seller shall reasonably promptly deliver such payment to the Buyer; provided, that the Seller shall not be required to deliver any such payment to the Buyer more frequently than once per week. For each of the Purchased Receivables, any amounts received by Seller from the account customer shall be applied first to reduce the Purchased Receivables and then to the other amounts owed by such customer, except for amounts of any receivables as to which the account customer is disputing.

   SECTION 6.12. Confidentiality. From and after the date of this Agreement, the Seller shall not, and shall cause its Affiliates not to, disclose, divulge, furnish or make accessible to any Person, any information of a confidential nature or not generally known to the public relating to the Pet Business (collectively, the "Confidential Information"). The obligations of the Seller under this Section 6.12 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Seller may have to the Buyer pursuant to the Confidentiality Agreement or under any legal or equitable principles.

   SECTION 6.13. Transition Services Agreement.

   (a) Following the execution of this Agreement and prior to the Closing Date, the Seller and the Buyer shall negotiate in good faith a mutually acceptable transition services agreement (the "Transition Services Agreement") detailing the terms and conditions of the services to be provided by the Seller to the Buyer and the terms and conditions (including, price and term) related to the provision of such services. The parties acknowledge that the transition services to be the subject of the Transition Services Agreement shall include computer and information technology support, telephone services and such other services as the Buyer and the Seller may mutually determine (collectively, the "Technical Services"). At the Buyer's election exercised no later than thirty
(30) days prior to the date scheduled for the meeting of the Seller's stockholders contemplated by Section 6.06(c), the Transition Services Agreement shall include the exclusive use and occupancy by the Buyer of the Plant; provided, that, such use and occupancy shall be under the Terms of Occupancy.

   (b) For purposes of this Agreement, the term "Terms of Occupancy" shall mean the exclusive use and occupancy of all of the Plant (except for storage and filing space consistent with the current use by the Seller and the room in which the Seller's autoclave is presently situated), which use and occupancy shall be consistent with the present use and occupancy thereof by the Seller, for the three-month period immediately following the Closing (with the option to continue such use and occupancy for up to two successive additional 6-month periods, upon the written notice of the Buyer to the Seller given no later than sixty (60) days prior to the end of the then current occupancy period), (i) at a price equal to $1.00 for each such occupancy period, (ii) where the Buyer reimburses the Seller on a monthly basis (within 10 days of the invoice therefor) for all costs incurred by the Seller with respect to the Plant during the Buyer's use and occupancy of the Plant that would customarily be paid by a tenant under a "triple net lease", other than those with respect to which the Buyer is entitled to indemnification pursuant to Sections 9.01(a)(iii), (iv) or
(v), and (iii) under such other terms and conditions as are commercially reasonable for a commercial lease of an industrial facility in Buena, New Jersey.

   (c) In the event that the Seller and the Buyer do not execute a Transition Services Agreement, the Seller agrees (i) to provide the Buyer with the Technical Services for a reasonable period following the Closing Date (not to exceed sixty (60) days) at reasonable prices and (ii) at the Buyer's election, exercised no later than thirty (30) days prior to the date scheduled for the meeting of the Seller's stockholders contemplated by Section 6(c), to permit the Seller to use and occupy the Plant under the Terms of Occupancy.

   (d) The execution of a Transition Services Agreement shall not be a condition to Closing hereunder.

   SECTION 6.14. Supply Agreement. The Buyer and the Seller shall enter into the Manufacturing and Supply Agreement, in the form attached hereto as Exhibit 1 (the "Supply Agreement") on or prior to the Closing.

   SECTION 6.15. Instrument of Assignment and Assumption. At the Closing, the Buyer shall execute and deliver the Instrument of Assignment and Assumption in the form attached hereto as Exhibit 2 (the "Instrument of Assignment and Assumption").

   SECTION 6.16. [Intentionally Omitted]

   SECTION 6.17. Technology Rights Agreement. On or prior to the Closing, the Buyer and the Seller shall enter into the Technology Rights Agreement.

   SECTION 6.18. Accessible Financial Records. For a period of six (6) years following the Closing Date, the Seller shall afford the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access during normal business hours (and in a manner so as not to interfere with the normal business operations of the Seller and its Subsidiaries) to all books, records, files and other data of the Seller or any of its Subsidiaries (including those stored electronically) of a financial nature relating to any of the Products, the Purchased Assets or the Pet Business (the "Accessible Financial Records") that have not been transferred to the Buyer pursuant to this Agreement because they do not relate solely to the Pet Business. Notwithstanding the foregoing, if the Seller's standard document retention policy would require or permit the Seller to destroy or dispose of any Accessible Financial Record prior to the 6th anniversary of the Closing Date, the Seller shall offer to deliver such Accessible Financial Record to the Buyer at the Buyer's sole cost and expense prior to such destruction or disposal. All information and data contained within Accessible Financial Records reviewed by the Buyer or its officers, employees, accountants, counsel, financial advisors or other representative and not relating to the Products, the Purchased Assets or the Pet Business shall be deemed to be confidential and shall be held in confidence by the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives.

   SECTION 6.19. Bulk Sales Laws. The Buyer and the Seller each hereby waives compliance with the provisions of the bulk transfer statute in each of the jurisdictions, if any, where such compliance would be required in connection with the transactions contemplated by this Agreement.

   SECTION 6.20. Noncompetition.

   (a) The Seller agrees that from the Closing Date through sixty (60) months after the date thereof, neither it nor any of its Subsidiaries shall, independently or through any other Person:

      (i) engage anywhere in the United States and Canada in any enterprise engaged in the business of manufacturing, packaging, marketing, selling or otherwise distributing animal health products (the "Restricted Business") (and, for the purpose of clarity, with respect to marketing, telemarketing, on-line services and other forms of marketing, this activity shall be deemed to be conducted in any place where the mail, telephone communication, computer signal or other marketing medium is received); or

      (ii) acquire or own any interest in any entity engaged in a Restricted Business and which derives sales from the Restricted Business in an amount greater than 20% of its total sales from all of its businesses (provided that the Seller or any of its Subsidiaries may hereafter acquire an interest in any enterprise engaged in a Restricted Business so long as the Seller causes, to the extent it can so cause, such enterprise to use reasonable commercial efforts to divest, as soon as reasonably practicable, a portion of its interest in such Restricted Business such that the 20% sales test set forth above would not be exceeded after such divestiture or, if the Seller cannot so cause, the Seller divests its interest in such entity as soon as reasonably practicable).

   (b) Anything to the contrary herein notwithstanding, in no event shall this
Section 6.20 prevent, or be deemed to prevent, the Seller or any Subsidiary of the Seller from:

      (i) engaging in any business anywhere in the world outside the United States and Canada;

      (ii) acquiring up to 10% (in the aggregate) of the outstanding common stock of any publicly traded company engaged in a Restricted Business;

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

      (iii) manufacturing, packaging, marketing, selling, distributing or otherwise using or licensing Novasome Technology and improvements thereto or other technology developed or acquired by the Seller or any of its Subsidiaries for use in products other than animal health products;

      (iv) exercising any of its rights or performing any of its obligations under the Supply Agreement; or

      (v) supplying (including the manufacture and packaging for) or licensing third parties with Novasome Technology (or products manufactured, formulated or otherwise made with or incorporating or containing Novasome Technology) for marketing, sale, distribution or other use by such third parties in products that are not Technology Products in the Field.

   (c) With respect to the restrictive covenants set forth in this Section 6.20, the Seller acknowledges and agrees that the restrictive covenants contained herein are reasonable as to time, scope and area and are not unduly burdensome on the Seller or its Subsidiaries.

   (d) The restrictive covenants contained herein are in addition to any rights the Buyer may have in law or at equity.

   SECTION 6.21. ISRA Compliance.

   (a) The Seller shall at its sole cost and expense obtain and provide to Buyer, as promptly as practicable but in no event later than the Closing Date, as to the transactions set forth in and to be made in accordance with the terms of this Agreement for the sale of the assets of the Pet Business, (i) a written determination from the New Jersey Department of Environmental Protection ("NJDEP") of the nonapplicability of the provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K, et seq., and the regulations promulgated thereunder (collectively "ISRA"), to the transactions set forth in this Agreement, issued by NJDEP in response to an Applicability Determination submitted to NJDEP by the Seller pursuant to N.J.A.C. 7:26B-2.2 (hereinafter referred to as a "Letter of Nonapplicability" or "LNA"), (ii) a Remediation In Progress Waiver pursuant to N.J.S.A. 13:1K-11.5 and N.J.A.C. 7:26B-5.4 issued by the NJDEP in response to a Remediation in Progress Application submitted by the Seller to NJDEP for the transactions set forth in this Agreement, (iii) NJDEP's written approval of a Negative Declaration Certificate submitted by the Seller to NJDEP for the transactions set forth in this Agreement, (iv) NJDEP's written approval of a Remedial Action Workplan (as defined by ISRA) submitted by the Seller to NJDEP, or (v) an executed Remediation Agreement (as defined by ISRA) between the Seller and NJDEP.

   (b) Under any Remediation Agreement or Remedial Action Workplan submitted by Seller and approved by NJDEP in compliance with its obligations under ISRA to the extent such is applicable to the transactions set forth this Agreement for the sale of the assets of the Pet Business, the Seller shall be solely responsible for obtaining NJDEP approval of a Remediation Funding Source (as defined by ISRA), to the extent such may be required. In addition, in any such Remediation Agreement or Remedial Action Workplan, Seller shall be identified as the sole party responsible for (and Seller shall pay for): (i) compliance with the Remediation Agreement or Remedial Action Workplan and (ii) obtaining from NJDEP a No Further Action Letter under ISRA with respect thereto.

   SECTION 6.22. Products Liability Insurance. During each Products Liability Period, Seller shall maintain one or more insurance policies providing coverage for up to an aggregate amount of One Million Dollars per occurrence/Two Million Dollars aggregate with a $25,000 deductible per claim with respect to any Products Liability Claims that may be made against the Seller or any of its Subsidiaries during such Products Liability Period. Notwithstanding the foregoing, if the Seller is not able to obtain a policy on the terms specified in the preceding sentence, the Seller may obtain one or more insurance policies upon substantially similar terms for per occurrence/aggregate and deductible amounts, which terms shall be commercially reasonable.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

   SECTION 7.01. Conditions to Each Party's Obligation to Effect the
Closing. The respective obligation of each party to effect and complete the Closing is subject to the satisfaction or waiver (by each party) on or prior to the Closing Date of the following conditions:

      (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or by the other Transaction Agreements shall be in effect.

      (b) Transaction Agreements. All the Transaction Agreements shall have been executed and delivered by and to the respective parties to such agreements.

      (c) Stockholders' Approval. The sale of assets contemplated by this Agreement shall have been authorized by the affirmative vote of holders of a majority (or such higher number as may be required by Seller's Charter or bylaws or Applicable Law) of the outstanding shares of the Seller's capital stock outstanding as of the record date for the meeting of stockholders of the Seller contemplated by Section 6.06 (the "Required Stockholder Vote").

   SECTION 7.02. Conditions to Obligations of the Buyer. The obligations of the Buyer to effect and complete the Closing are further subject to the satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct (i) as of the date of this Agreement and (ii) as of the Closing Date as though made on and as of the Closing Date, except in the case of each of the foregoing clauses (i) and (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date,
   (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct (without regard to any materiality qualifications contained therein) individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect. The Buyer shall have received a certificate of the Seller signed on behalf of such Seller by a duly authorized officer of such Seller to such effect.

      (b) Performance of Obligations of the Obligations of Other Parties. The Seller shall have performed in all material respects all of its covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date, specifically including all such covenants and obligations as set forth in Articles V and VI hereof. The Buyer shall have received a certificate of the Seller signed on behalf of the Seller by a duly authorized officer of the Seller to such effect.

      (c) Consents and Approvals. All Consents set forth in Schedule 7.02 shall have been obtained and be in full force and effect and all Filings set forth in Schedule 7.02 shall have been made with the appropriate Person, and the Buyer shall have been furnished with evidence reasonably satisfactory to it of the granting of such Consents or the submission of such Filings, as the case may be.

      (d) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or any other Person (other than a Person asserting a claim based on a business or stockholder relationship with the Buyer), in each case that has a reasonable likelihood of success,
   (i) challenging the purchase by the Buyer of any of the Purchased Assets or seeking to restrain or prohibit the consummation of the transaction contemplated hereby or by any of the other Transaction Agreements or seeking to obtain from any of the parties hereto any damages with respect to the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit the ownership or operation by the Buyer of the Pet Business or any portion of the Purchased Assets, or to compel the Buyer to dispose of or hold separate any portion of the Purchased Assets, as a result of the transaction contemplated hereby, or by any of the other Transaction Agreements, or (iii) seeking to prohibit the Buyer from effectively controlling any of the Purchased Assets.

      (e) Opinion of Counsel. The Buyer shall have received the opinion of Hale and Dorr LLP, counsel to the Seller, dated the Closing Date, addressed to the Buyer, substantially in the form attached hereto as Exhibit 3.

   SECTION 7.03. Conditions to Obligation of the Seller. The obligation of the Seller to effect and complete the Closing is further subject to the satisfaction waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date). The Seller shall have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

      (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

      (c) Consents and Approvals. All Consents set forth in Schedule 7.02 shall have been obtained and be in full force and effect and all Filings set forth in Schedule 7.02 shall have been made with the appropriate Person, and the Seller shall have been furnished with evidence reasonably satisfactory to it of the granting of such Consents or the submission of such Filings, as the case may be.

      (d) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or any other Person (other than a Person asserting a claim based on a business or stockholder relationship with the Seller), in each case that has a reasonable likelihood of success,
   (i) challenging the sale by the Seller of any of the Purchased Assets, (ii) seeking to prohibit or limit the ownership or operation by the Buyer of the Pet Business or any portion of the Purchased Assets, or to compel the Buyer to dispose of or hold separate any portion of the Purchased Assets, as a result of the transaction contemplated hereby, or by any of the other Transaction Agreements or (iii) seeking to prohibit the Buyer from effectively controlling any of the Purchased Assets.

      (e) Opinion of Counsel. The Seller shall have received the opinion of Bingham Dana LLP, counsel to the Buyer, dated the Closing Date, addressed to the Seller, substantially in the form attached hereto as Exhibit 4.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing:

      (a) by mutual written consent of the Buyer and the Seller;

      (b) by either the Buyer or the Seller upon written notice to the other

          (i) if the transactions contemplated hereby or by the other Transaction Agreements are not consummated on or before June 30, 2002 (the "Outside Date"), unless the failure to consummate the transactions contemplated hereby is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding sixty (60) days in the aggregate) during which time the Seller's proxy solicitation materials described in Section 6.06 hereof are subject to review by, and comments from, the SEC until the date the SEC grants the Seller permission to distribute such materials to its stockholders;

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

          (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby or by the other Transaction Agreements and such order, decree, ruling or other action shall have become final and nonappealable; or

          (iii) if the stockholders of the Seller do not by the Required Stockholder Vote authorize the sale of assets contemplated hereby in which event the Seller shall promptly pay all the reasonable costs and expenses of the Buyer incurred in connection with this Agreement and the transactions contemplated herein, but in no event more than $300,000;

      (c) by the Seller pursuant to Section 6.07(d)(ii) upon written notice to the Buyer;

      (d) by the Buyer pursuant to Section 6.07(c) upon written notice to the Seller and

      (e) as provided in Section 8.02.

   SECTION 8.02. Additional Termination Rights. In the event the Buyer receives notice under Section 5.05 of a supplement or amendment to any Disclosure Schedule which discloses, or which together with any prior supplements or amendments pursuant to such section discloses, any change or effect which constitutes a Material Adverse Effect measured against the Disclosure Schedules with respect to such representations and warranties as of the date hereof, the Buyer may, prior to the 10/th Business Day after its receipt of the applicable supplement pursuant to Section 5.05, terminate this Agreement. /

   SECTION 8.03. Effect of Termination. In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.01, this Agreement shall forthwith become void ab initio and have no effect, without any liability or obligation on the part of any party hereto, other than the confidentiality provisions of Section 6.01, Section 6.03, Section 6.04, the fees and expenses provisions of Sections 6.07 and 8.01(b)(iii), this Section
8.03 and Article X, and except to the extent that such termination results from the willful breach by a party of any covenant set forth in this Agreement.

   SECTION 8.04. Extension; Waiver. At any time prior to the Closing Date, the parties may agree to (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the agreements of the other party contained in this Agreement or
(d) waive any condition to such party's obligation to effect and complete the Closing. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX

                                INDEMNIFICATION

   SECTION 9.01.  Indemnification.

   (a) The Seller shall indemnify the Buyer and its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or actual out-of-pocket expense (including reasonable legal fees and expenses) (collectively, a "Loss") suffered or incurred by any such indemnified party to the extent arising from

      (i) any breach of any representation or warranty of the Seller which survives the Closing contained in this Agreement;

      (ii) any breach of any covenant or agreement of the Seller contained in this Agreement requiring performance after the Closing Date;

      (iii) any remediation, assessment or monitoring obligations or death or injury to persons or property relating to the presence of Hazardous Substances, other than those Hazardous Substances brought to or otherwise introduced at or introduced on the Plant by the Buyer or its agents, employees, representatives or independent contractors at any time during the period of Buyer's occupancy and use of the Plant, if any, (A) in, on, under or migrating from any property currently or formerly owned, operated or leased by the Seller or its Subsidiaries in connection with the Pet Business (including, without limitation, the Plant), whether known or unknown at Closing, or (B) at any other location if such Hazardous Substances were manufactured, generated, produced, used, stored, treated, recycled, transported, discharged, emitted or released by or on behalf of the Seller or any of its Subsidiaries at or from such location;

      (iv) any actual or alleged violation of any Environmental Law by the Seller or any of its Subsidiaries (A) with respect to the Plant other than a violation caused by an act or omission of Buyer or its agents, employees, representatives or independent contractors at the Plant during the period of Buyer's occupancy and use thereof, if any (other than violations which are a continuation of or arise as a result of conditions or violations which existed at the Plant at Closing) or (B) with respect to the Pet Business occurring prior to the Closing Date;

      (v) any breach by Seller of its obligations pursuant to Section 6.21 regarding ISRA compliance, and any liability or obligation of Buyer arising in connection with any ISRA filing required to be made by the Buyer upon the termination of the use and occupancy, if any, of the Plant by the Buyer unless such liability or obligation of the Buyer arises due to the handling, manufacturing, use, treatment, recycling, transporting, discharge, emission, generation, processing, storage, release or disposal of Hazardous Substances at or on the Plant by the Buyer or its agents, employees, representatives or independent contractors;

      (vi) any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller or any of its Subsidiaries; and

      (vii) the failure of the Buyer to obtain protections afforded by compliance with the notification and other requirements of the bulks transfer statutes in force in the jurisdictions, if any, in which such compliance would be required in connection with the transactions contemplated by this Agreement;

provided that, except in the case of fraud, (A) except for Losses attributable to a breach of a representation or warranty in Section 3.19, the Seller shall not be liable under Section 9.01(a)(i) unless and until the aggregate amount of Losses with respect to matters referred to in Section 9.01(a)(i) exceeds U.S. $200,000 (the "Deductible Amount") and thereafter shall be liable for any and all Losses under Section 9.01(a)(i) only to the extent they exceed the Deductible Amount and (B) the Seller's maximum liability under Section 9.01(a)(i) shall not exceed $8,350,000.

   (b) The Buyer shall indemnify the Seller and its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any Loss suffered or incurred by any such indemnified party to the extent arising from

      (i) any breach of any representation or warranty of the Buyer which survives the Closing contained in this Agreement;

      (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement requiring performance after the Closing Date;

      (iii) the Assumed Liabilities; and

      (iv) the operation of the Pet Business on and after the Closing Date;

provided that, except in the case of fraud, (A) except for Losses attributable to a breach of a representation or warranty in Section 4.04, the Buyer shall not be liable under Section 9.01(b)(i) unless and until the aggregate amount of Losses with respect to matters referred to in Section 9.01(b)(i) exceeds the Deductible Amount and thereafter shall be liable for any and all Losses under
Section 9.01(b)(i) only to the extent they exceed the Deductible Amount and (B) the Buyer's maximum liability under Section 9.01(b)(i) shall not exceed $8,350,000.

   SECTION 9.02. Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (i) pursuant to Sections 9.01(a)(i) and 9.01(b)(i) shall terminate when the applicable representation or warranty terminates pursuant to Section 10.01 and (ii) pursuant to the other clauses of Sections 9.01(a) and 9.01(b) shall continue indefinitely; provided, however, that as to clause (i) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

   SECTION 9.03. Procedures Relating to Indemnification for Third Party
Claims. In order for an indemnified party or any of its Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person (other than a party hereto) against such party (a "Third Party Claim"), such party must notify the indemnifying party (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly after receipt by the Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification obligations set forth in this
Article IX except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, reasonably promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

   If a Third Party Claim is made against the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses and acknowledges its obligation to indemnify the Indemnified Party therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnified Party within 15 days after the Indemnified Party is advised in writing as to the selection of such counsel by the Indemnifying Party. Should the Indemnifying Party so assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal fees, costs and/or expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.

   If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnified Party shall cooperate with the Indemnifying Party in the defense thereof. Such cooperation shall include, without limitation, the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, neither the Indemnifying Party nor the Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the other party's prior written consent (which consent shall not be unreasonably withheld); provided, that the consent of the other party will not be required if such admission of liability, settlement, compromise or discharge includes a complete release of such other party from further liability.

   SECTION 9.04. Procedures Related to Indemnification for Other Claims. In the event the Indemnified Party should have a claim against any Indemnifying Party under Section 9.01 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by such Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under Section 9.01, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure.

   SECTION 9.05. Exclusivity; Limitation; Reduction.

   (a) After the Closing, except in the case of fraud by the breaching party,
Section 9.01 shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement, or other claims arising out of this Agreement or the transactions contemplated hereby or the subject matter hereof.

   (b) In no event shall any party hereto be responsible for any Losses or other amounts that are damages to reputation or the like, or special, incidental, exemplary, consequential or punitive damages, except to the extent such Losses are components of awards or judgments in third party claims and except that the foregoing shall not restrict or limit any claim by the Seller for any diminution in the value of the Pet Business (including on a "multiple" basis) resulting from any misrepresentation, breach of warranty, covenant or other agreement by the Seller under this Agreement.

   (c) The amount of any Losses for which indemnification is provided under this Article IX shall be reduced by any related recoveries which the Indemnified Person has received under insurance policies or other related payments received from third parties (including defense, indemnity, contribution and setoff rights under the Assumed Contracts or by virtue of any of the other Purchased Assets).

                                   ARTICLE X

                              GENERAL PROVISIONS

   SECTION 10.01. Survival of Representations and Warranties. The representations and warranties in this Agreement or in any other document delivered in connection herewith shall survive the Closing and shall terminate as of the date which is fifteen (15) months after the Closing Date except for
(i) Section 3.06 which shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations (giving effect to any extension thereof); (ii) the representations and warranties set forth in Sections 3.01, 3.02, 3.23, 4.01 and 4.02 which shall not terminate. This
Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

   SECTION 10.02. Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by confirmed facsimile or email (with the original to follow by first class mail, postage prepaid) or sent, postage prepaid, by registered or certified mail or internationally recognized express courier service and shall be deemed given when so delivered by hand, email or facsimile or if mailed, five (5) days after mailing (two (2) business day in the case of overnight courier service) at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to the Buyer, to

          VETOQUINOL U.S.A., Inc.
          2000 Chemin Georges
          Lavaltrie, Quebec
          Canada J0K 1H0
          Attention: Normand Robichaud
          Telephone: 450-586-2252
          Facsimile: 450-586-2511
          Email: nrobichaud@vetoquinol.ca

          with a copy to:

          Bingham Dana LLP
          399 Park Avenue
          New York, NY      10022-4689
          Attention: Craigh Leonard, Esq.
          Telephone: 212-318-7700
          Facsimile: 212-752-5378
          Email: cleonard@bingham.com

          and to the Parent at the address set forth below.

      (e) if to the Seller, to

          IGI, Inc.
          Wheat Road & Lincoln Avenue
          P.O. Box 687
          Buena, NJ      08310-0687
          Attention: John Ambrose
          Telephone: 856-697-1441
          Facsimile: 856-697-2259
          Email: johnambrose@askigi.com

          With a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, MA      02109
          Attention: Jeffrey N. Carp, Esq.
          Telephone: 617-526-6468
          Facsimile: 617-526-5000
          Email: jeffrey.carp@haledorr.com

      (f) If to the Parent, to:

          VETOQUINOL S.A.
          Laboratoire Vetoquinol
          34, rue du Chene Sainte-Anne
          70200, Magny-Vernois, France
          Attention: Etienne Frechin
          Telephone: 011-333-8462-5555
          Facsimile: 011-333-8462-5509
          Email: etienne.frechin@vetoquinol.com

          with a copy to:

          Bingham Dana LLP
          399 Park Avenue
          New York, NY      10022-4689
          Attention: Craigh Leonard, Esq.
          Telephone: 212-318-7700
          Facsimile: 212-752-5378
          Email: cleonard@bingham.com

   SECTION 10.03. Definitions.

   (a) For purposes of this Agreement:

   "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

   "Assignment of Trademarks" means the Assignment of Trademarks and Domain Names, to be dated as of the Closing Date, in substantially the same form attached hereto as Exhibit 5.

   "Benefit Plan" means any employment bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, workers' compensation, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any of the Seller's or any of its Subsidiaries' current or former employees, officers or directors.

   "Bill of Sale" means the bill of sale to be delivered by the Seller to the Buyer on the Closing Date in substantially the same form attached hereto as
Exhibit 6.

   "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized to close.

   "Charter" means the Certificate of Incorporation of a corporation (for a Delaware corporation) or other similar document of any corporation or entity (for corporations or entities organized under the laws of other jurisdictions), as such document has been amended and restated to date.

   "Encumbrances" means all Liens, claims, rights of first refusal, assignments, preemptive rights, rights-of-way, easements, encroachments, restrictions, covenants, title retention agreements, indentures, security agreements or any other encumbrances of any kind, other than any Permitted Lien and other than any mechanic's, materialmen's, and similar liens, liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation and liens on goods in transit incurred pursuant to documentary letters of credit.

   "Environmental Laws" means the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, as each may be amended from time to time, or any federal, state or local law, statute, regulation, ordinance or order relating to (i) pollution or the protection, preservation or restoration of the environment, or (ii) exposure to or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, emission, discharge, release or disposal or threatened release of Hazardous Substances (as such term in defined herein below in this Section 10.03).

   "Field" means the manufacture, packaging, marketing, selling or other distribution of products for use in the animal health business.

   "Financial Statements" means the audited consolidated balance sheets of the Seller for each of the fiscal years ended December 31, 1998, 1999 and 2000, respectively, and the related statements of operations, cash flow and stockholders' equity for the years then ended, and the related notes thereto accompanied by the report of an independent auditor included therein.

   "Hazardous Substances" means any hazardous waste as defined by 42 U.S.C.
(S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or other hazardous materials or chemical (including, without limitation, asbestos in any form, urea formaldehyde or polychlorinated biphenyls) regulated by any Environmental Laws.

   "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, Inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all lease obligations of such Person capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(viii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) (other than forward or spot foreign currency exchange contracts entered into in the ordinary course of business consistent with past practice), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in thordinary course of business) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

   "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise), (a) any mortgage, lien, encumbrance, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Indebtedness, liability or obligation in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. For purposes of this Agreement, the term "Lien" shall not include any Permitted Liens nor any mechanic's, materialmen's nor similar liens, liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation nor liens on goods in transit incurred pursuant to documentary letters of credit.

   "Material Adverse Effect" means (i) a material adverse effect on the Pet Business, or Purchased Assets, operations, condition (financial or otherwise), or results of operations of the Pet Business, taken as a whole, (ii) a material adverse effect on the operation or use of any of the material Purchased Assets or the ability of the Seller to perform its material obligations under any of the Transaction Agreements, (iii) a material breach or cancellation of the Supply Agreement dated as of March 6, 2001 by and between Corwood Laboratory, Inc. and the Seller, or (iv) in the case of the Plant, the impairment of, or interference with, the present or continued use of the property subject thereto or affected thereby in any material respect, taken as a whole; provided, that in no event shall any of the following constitute a Material Adverse Effect:
(a) a change in the market price or the trading volume of the Seller's Common Stock, (b) failure of any one or more employees of the Seller or any of its Subsidiaries to accept employment with the Buyer, (c) conditions affecting the animal health industry generally or the United States or global economies, (d) conditions resulting from the announcement and the pendency of the transactions contemplated by this Agreement and the Transaction Agreements, or (e) the mere fact of the Seller's failure to meet internal projections or forecasts, analysts' expectations or published revenue or earnings predictions, for the Pet Business or otherwise.

   "Novasome Technology" means any technology, intellectual property, trade secrets, processes and other property licensed, provided or used or permitted to be licensed, provided or used under the Micro-Pak License Agreement, including any enhancements, advances, modifications and improvements to such technology, intellectual property, trade secrets, processes or other property made or developed by Micro-Pak or the Seller or any of its Subsidiaries to which (and to the extent) the Seller or any of its Subsidiaries has rights.

   "Parent" means Vetoquinol S.A., a societe anonyme organized under the laws of France.

   "Permitted Liens" means Liens for taxes, assessments or governmental charges which are not yet due and payable or that, subject to adequate security for payment, are being properly contested in good faith by the Seller.

   "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

   "Subsidiary" (including "Subsidiaries") means any corporation, joint venture, partnership, limited liability company or other entity of which the Seller, directly or indirectly, owns or controls a majority of the capital stock or other equity interests and that is engaged solely in any aspect of the Pet Business.

   "Technology Rights Agreement" means the Technology Rights Agreement, to be dated as of the Closing Date, by and between the Buyer and the Seller in the form attached hereto as Exhibit 7.

   "Technology Products" means all product lines or product categories in the field known as: (i) shampoos, if such products contain any of the active ingredients contained in any products of the Pet Business that are shampoos that exist on the date hereof or existed at any time prior hereto;

   (ii) creme rinses, if such products contain any of the active ingredients contained in any products of the Pet Business that are creme rinses that exist on the date hereof or existed at any time prior hereto;

   (iii) moisturizing sprays or ear cleansers, to the extent such sprays or ear cleansers, as the case may be, are formulated with 100% Novasome Technology; and

   (iv) hand cremes.

   A product which is a Technology Product shall cease to be a Technology Product if the Novasome Technology in its formulation is reduced to a de minimis amount compared to the amount of Novasome Technology in its formulation in effect on the date hereof (or, if the product has been discontinued prior to the date hereof, its formulation on the date that its use was discontinued).

   "Transaction Agreements" means, collectively, this Agreement, the Instrument of Assignment and Assumption, the Bill of Sale, the Assignment of Trademarks, the Technology Rights Agreement, the Transition Services Agreement (if entered into as contemplated by Section 6.13), the Supply Agreement and the Confidentiality Agreement.

   "Voting Agreement" means the Stockholder Voting Agreement by and among the Buyer and certain shareholders of the Seller as listed therein, in the form attached hereto as Exhibit 8.

   (b) The following terms have the meanings set forth in the Sections set forth below:

                 Term                                 Section
                 ----                               -----------
                 Accessible Financial Records          6.18
                 Affiliate                           10.03(a)
                 Affiliate Contracts                   3.19
                 Agreement                           Preamble
                 Applicable Law                        3.03
                 Arbiter                              1.06(c)
                 Assignment of Trademarks            10.03(a)
                 Assumed Contracts                  1.01(a)(v)
                 Assumed Liabilities                  1.02(a)
                 Benefit Plan                        10.03(a)
                 Bill of Sale                        10.03(a)
                 Business Day                        10.03(a)
                 Buyer                               Preamble
                 Buyer's Accountants                  1.06(b)
                 Charter                             10.03(a)
                 Claims                             1.01(a)(xv)
                 Closing                               2.01
                 Closing Date                          2.01
                 Closing Payment                       1.03
                 Code                               2.02(a)(v)
                 Competing Proposal                 6.07(f)(i)
                 Confidential Information              6.12
                 Confidentiality Agreement             6.01
                 Consent                               3.03
                 Contracts                             3.12
                 Current Assets                       1.06(a)
                 Current Liabilities                  1.06(a)
                 Deductible Amount                    9.01(a)
                 Disclosure Schedules               Article III
                 Encumbrances                        10.03(a)
                 Environmental Laws                  10.03(a)
                 Excluded Assets                      1.01(b)
                 FDA                                   3.20
                 Field                               10.03(a)
                 Filing                                3.03
                 Final Proposal Date                  6.07(c)
                 Final Statement of Working Capital   1.06(d)
                 Financial Statements                10.03(a)
                 Governmental Entity                   3.03
                 Hazardous Substances                10.03(a)

              Term                                       Section
              ----                                     -----------
              Indebtedness                              10.03(a)
              Indemnified Party and Indemnifying Party    9.03
              Igen                                        3.25
              Instrument of Assignment and Assumption     6.15
              Intellectual Property                      3.11(a)
              Intellectual Property Contracts            3.11(c)
              Inventory                                1.01(a)(i)
              ISRA                                        6.21
              ISRA Clearance                              6.21
              Judgment                                    3.03
              Lien                                      10.03(a)
              Loss                                       9.01(a)
              Manufacturing Equipment                  1.01(b)(ii)
              Matching Offer                             6.07(d)
              Material Adverse Effect                   10.03(a)
              Micro-Pak                                   3.25
              Micro-Pak License Agreement                 3.25
              Net Working Capital                        1.06(a)
              NJDEP                                       6.21
              Novasome Technology                       10.03(a)
              Objection Notice                           1.06(b)
              Outside Date                             8.01(b)(i)
              Parent                                    10.03(a)
              Permits                                  1.01(a)(vi)
              Permitted Liens                           10.03(a)
              Person                                    10.03(a)
              Pet Business                              Preamble
              Pet Business Employee                      3.21(a)
              Plant                                    1.01(b)(ii)
              Pre-Closing Tax Period                     3.06(a)
              Preliminary Statement of Working Capital   1.06(a)
              Proceeding                                  3.08
              Product Registrations                       3.15
              Products                                  Preamble
              Products Liability Claims                1.02(a)(v)
              Products Liability Period                1.02(a)(v)
              Proxy Statement                            6.06(a)
              Purchase Price                             1.02(a)
              Purchase Price Adjustment                  1.06(f)
              Purchased Assets                           1.01(a)
              Purchased Receivables                       6.11
              Reference Balance Sheet                    3.04(b)
              Retained Liabilities                       1.02(c)
              Restricted Business                      6.20(a)(i)
              Returns                                    3.06(a)
              Required Stockholder Vote                  7.01(c)
              SEC                                        6.06(a)
              Seller                                    Preamble
              Seller Common Stock                         3.26
              Seller Preferred Stock                      3.26

                  Term                             Section
                  ----                           ------------
                  Subsidiary and Subsidiaries      10.03(a)
                  Superior Proposal              6.07(f)(ii)
                  Superior Proposal Notice         6.07(c)
                  Supply Agreement                   6.14
                  Tax and Taxes                    3.06(a)
                  Technical Services               6.13(a)
                  Technology                     1.01(a)(iii)
                  Technology Products              10.03(a)
                  Technology Rights Agreement      10.03(a)
                  Termination Notice               6.07(c)
                  Terms of Occupancy               6.13(b)
                  Third Party Claim                  9.03
                  Transaction Agreements           10.03(a)
                  Transferred Employees              6.08
                  Transition Services Agreement    6.13(a)
                  Unaudited Financial Statements   3.04(b)
                  USDA                               3.20
                  U.S. GAAP                        1.06(a)
                  Voting Agreement                 10.03(a)

   SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or other provision will be interpreted so as to best accomplish the intent of the parties within the limits of Applicable Law.

   SECTION 10.05. Counterparts. This Agreement and each of the Transaction Agreements may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement and each of the Transaction Agreements may be executed via facsimile.

   SECTION 10.06. Entire Agreement; No Third-Party Beneficiaries.

   (a) Each of the representations, warranties, covenants and agreements of any party hereto contained in any Schedule or Exhibit (including, without limitation, the Disclosure Schedules) hereto or any certificate delivered by or on behalf of such party pursuant to Sections 7.02 or 7.03 of this Agreement will be deemed incorporated and contained in this Agreement and will constitute representations, warranties, covenants and agreements or qualifications thereto of such party. This Agreement together with the Confidentiality Agreement, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party with respect to the subject matter hereof; provided that, in the event that any provision of the Confidentiality Agreement conflicts with any provisions of this Agreement, the provisions of this Agreement shall prevail. This Agreement (including the Schedules and Exhibits hereto), together with the other Transaction Agreements, constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and there are no agreements or commitments by or among such parties or the Affiliates with respect to the subject matter hereof except as expressly set forth herein. No investigation or receipt of information by or on behalf of the Buyer will diminish or obviate any of the representations, warranties, covenants or agreements of the Seller under this Agreement or the conditions to obligations of the Buyer under this Agreement.

   (b) Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   SECTION 10.07. Amendments. No modification or amendment of this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and executed by all of the parties hereto (in the case of modification or amendment) or by the party giving such waiver (in the case of waiver).

   SECTION 10.08. Assignment, Successors in Interest. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Prior to the Closing, no party may assign either this Agreement or any of its rights, interests or obligation hereunder without the prior written approval of the other party. No assignment of this Agreement by any party without the consent of the other party shall release such party of its obligations hereunder. In no event under this Agreement shall the Seller ever be required to secure the consent of more than one (1) of the Buyer or the Parent.

   SECTION 10.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of New York.

   SECTION 10.10. Interpretation.

   (a) Unless the context otherwise requires, (i) all references made in this Agreement to a Section, Schedule or an Exhibit are to a Section, Schedule or an Exhibit of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, (iii) "or" is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and vice versa. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   (b) In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

   (c) All references to "$" or dollar amounts are to lawful currency of the United States of America.

   (d) All documents and correspondence relating to this Agreement and the other Transaction Agreements shall be in the English language.

   SECTION 10.11. Waiver. The failure of any of the parties to enforce at any time any of the provisions of this Agreement or the other Transaction Agreements shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any other Transaction Agreement or any part hereof or thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement or any other Transaction Agreement shall be held to be a waiver of any other subsequent breach or noncompliance.

   SECTION 10.12. Payments. Unless otherwise provided, all payments required to be made pursuant to this Agreement or the other Transaction Agreements shall be made in U.S. Dollars in the form of cash or by wire transfer or immediately available funds to an account designated by the party receiving such payment.

   SECTION 10.13. The Parent Guaranty. The Parent hereby unconditionally guarantees the due and punctual performance of all of the Buyer's obligations under this Agreement and under all of the Transaction Agreements. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement or any other act or event which might otherwise operate as a legal or equitable discharge of such guarantor under this Section 10.13. The Parent hereby waives all special suretyship defenses and notice requirements.

   SECTION 10.14. Submission to Jurisdiction; Waiver of Jury Trial. Except as provided in Section 1.06, each party hereto (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or the Transaction Agreements, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Transaction Agreements in any other court and (iv) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION AGREEMENTS. Each party hereto hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required to any other party hereto with respect thereto. Any party hereto may make service on another party hereto by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.02. Nothing in this Section 10.14, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

   SECTION 10.15. Specific Performance. The parties hereto acknowledge that the Buyer may be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Seller and its Subsidiaries set forth in Sections 6.01, 6.06, 6.07, 6.12, 6.13 and 6.20. Accordingly, it is agreed that, in addition to any other remedies that may be available to the Buyer upon any such violation, the Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Buyer at law or in equity. Nothing contained in this Section 10.15 shall release the Seller or any of its Subsidiaries from any liability arising from any breach by it of its representations, warranties, covenants or agreements in this Agreement.

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

                                          THE SELLER:

                                          IGI, INC.

                                          By   /s/  JOHN F. AMBROSE
                                              -----------------------------
                                              Name:  John F. Ambrose
                                              Title:   President and Chief
                                              Executive Officer


                                          THE BUYER:

                                          VETOQUINOL U.S.A., INC.

                                          By   /s/  NORMAND ROBICHAUD
                                              -----------------------------
                                              Name:  Normand Robichaud
                                              Title:   President

                                     THE PARENT:

                                     By its signature below, the Parent
                                     becomes a party to this Agreement
                                     with respect to Article X only.

                                          VETOQUINOL S.A.

                                          By   /s/  NORMAND ROBICHAUD
                                              -----------------------------
                                              Name:  Normand Robichaud
                                              Title:

                                                                        Annex B

                          TECHNOLOGY RIGHTS AGREEMENT

   Technology Rights Agreement made as of this        day of       , 2002 (the
"Agreement"), by and among IGI, Inc., a Delaware corporation ("IGI"), Igen, Inc., a Delaware corporation ("Igen") (IGI and Igen being each a "Seller" and, collectively, the "Sellers") on the one hand, and Vetoquinol U.S.A., Inc., a Delaware corporation (the "Purchaser"), on the other hand.

                             W I T N E S S E T H:

   WHEREAS, pursuant to and as further set forth in an Asset Purchase Agreement, dated as of February 6, 2002 between IGI and the Purchaser (the "Purchase Agreement"), the Purchaser agreed to purchase from the Sellers the Purchased Assets; and

   WHEREAS, the Sellers will realize good and valuable consideration as a result of the consummation of the transactions contemplated by the Purchase Agreement; and

   WHEREAS, Section 2.02 of the Purchase Agreement provides that IGI and the Purchaser will each execute and deliver to the other this Agreement at the Closing; and

   WHEREAS, included in the sale of the Purchased Assets is a sale and transfer of all of the Sellers' goodwill in the Pet Business; and

   WHEREAS, the Purchaser would suffer irreparable harm in the event the Sellers, or any of them, license or permit others to use Novasome Technology in Technology Products, except as provided herein.

   NOW, THEREFORE, in consideration of the conditions and covenants set forth herein and in the Purchase Agreement, it is agreed as follows:

   1. Definitions. Capitalized terms not otherwise defined herein or in the Purchase Agreement shall have the meanings set forth in Section 5 of this Agreement.

   2. Exclusive Rights in Field.

   (a) The Purchased Assets include the exclusive right (to the extent such right is held by the Sellers) to use Novasome Technology in Technology Products to the extent such Technology Products are sold or marketed in the business of animal health. Accordingly, subject to Section 2(c), each Seller hereby sells, assigns and grants to the Purchaser the exclusive (even as to such Seller), perpetual, world-wide, royalty-free, transferable, assignable, irrevocable right and license to use solely in the business of animal health (the "Field") any rights of such Seller in the Novasome Technology solely in connection with the business of marketing or selling products that are Technology Products. Except as provided in the Supply Agreement, each Seller agrees that it shall not, nor permit any of its Subsidiaries to, (i) use the Novasome Technology, or license others to use Novasome Technology, in products that are Technology Products in the Field or (ii) manufacture, package, market, sell or otherwise distribute or license others to manufacture, package, market, sell or otherwise distribute, IGI-Novasome Products for use in products that are Technology Products in the Field.

   (b) Nothing in this Agreement shall prohibit any Seller from (i) using or licensing others to use Novasome Technology in any products other than products that are Technology Products in the Field or (ii) from manufacturing, packaging, marketing, selling or otherwise distributing or licensing others to manufacture, package, market, sell or otherwise distribute IGI-Novasome Products for use in products that are not Technology Products in the Field.

   (c) The exclusive right and license granted to the Purchaser in Section 2(a) (the "Novasome Technology License") constitutes a sublicense of Igen's rights under the License Agreement to the extent of the rights granted to the Purchaser in Section 2(a). The Novasome Technology License and the other rights sold, assigned, granted, licensed or sublicensed by each Seller pursuant to this Agreement are so sold, assigned, granted, licensed or sublicensed solely to the extent each such Seller has the right to so sell, assign, grant, license or sublicense such rights for such purposes. Notwithstanding anything to the contrary in this Agreement, in no event does the Novasome Technology License or any other right sold, assigned, granted, licensed or sublicensed by either the Seller to the Purchaser under this Agreement permit the Purchaser to manufacture, formulate or otherwise produce any Novasome Technology including, without limitation, the IGI-Novasome Products, or any product (other than products that are Technology Products in the Field) containing any Novasome Technology. Moreover, nothing in this Agreement shall prevent, prohibit or inhibit in any respect any Seller or any Subsidiary (as defined in the Purchase Agreement) of such Seller from performing its obligations or exercising any of its rights under the Supply Agreement. The Purchaser agrees that, during any period during which the Supply Agreement is in effect, the Purchaser shall only use the Novasome Technology pursuant to its rights under this Agreement and the Purchase Agreement by purchasing IGI-Novasome Products from one or more of the Sellers pursuant to the Supply Agreement.

   3. Trademark License. Igen hereby grants to the Purchaser a worldwide, exclusive, royalty-free sublicense under the License Agreement with the right to grant sublicenses and the right of its sublicensees to grant further sublicenses to use any of the trademarks listed in Appendix B to the License Agreement (the "MP Marks") solely in connection with the sale or marketing of any product that is a Technology Product in the Field, subject to the restrictions set forth in Section 4.5 of the License Agreement and only to the extent Igen has the right to use the MP Marks for such purpose (the "MP Mark Sublicense"). The MP Mark Sublicense is hereby granted solely to the extent permitted by the License Agreement and with specific reference to the rights of Micro-Pak, Inc. under Section 4.5 of the License Agreement. The Purchaser acknowledges that it has read Section 4.5 of the License Agreement and understands its applicability to the Purchaser with respect to the MP Mark Sublicense. The Purchaser agrees that its use (and the use of its sublicensees and all further sublicensees of its sublicensees) of the MP Marks pursuant to the MP Mark Sublicense is subject to the oversight, control and inspection of Micro-Pak, Inc., as specified in Section 4.5 of the License Agreement. The Purchaser also agrees that its use (and the use of its sublicensees and all further sublicensees of its sublicensees) of the MP Marks pursuant to the MP Mark Sublicense is subject to the oversight, control and inspection of the Sellers to the same extent as it is subject to the oversight, control and inspection of Micro-Pak, Inc. under Section 4.5 of the License Agreement and that such oversight, control and inspection right of the Sellers shall continue notwithstanding any termination of such right of Micro-Pak, Inc.

   4. License Agreement.

   (a) Sellers agree to exercise the option in Section 2.2 of the License Agreement to cause the term of the License Agreement to be extended for an additional term of ten (10) years and to cause the payment required to be made to Micro-Pak, Inc. pursuant to Section 3.1 of the License Agreement (the "Option Fee") to be made on or prior to November 30, 2005 (the "Renewal Date"). The Sellers shall furnish the Purchaser with written evidence of such exercise and payment within five (5) days of the Renewal Date. At the Purchaser's reasonable request from time to time after June 2005, the Sellers shall discuss with the Purchaser their plans and ability to pay the Option Fee; provided that the Purchaser shall keep all information resulting from such discussions confidential and will, at Sellers' request, enter into a confidentiality agreement in a form reasonably agreeable to both parties relating to such discussions. In the event that the Sellers do not renew the License Agreement on or prior to the Renewal Date, Purchaser shall have the right, on behalf of the Sellers, to exercise Sellers' option under Section 2.2 of the License Agreement to extend the License Agreement for an additional term of ten (10) years and to pay the Option Fee required by Section 3.2 of the License Agreement, and Sellers hereby irrevocably designate and appoint Purchaser as their agent and attorney-in-fact to cause Sellers' said option to be exercised in accordance with the terms and provisions of this sentence. The Renewal Date shall be extended on a day-for-day basis for each day that any Seller's right to exercise the option set forth in Section 2.2 of the License

Agreement is extended. If Purchaser exercises such right to extend the term of the License Agreement, the Sellers shall either (i) repay to Purchaser the Option Fee on or prior to December 31, 2005 (which date shall be extended on a day-for-day basis for each day that the Renewal Date is extended hereunder) together with interest thereon at a rate equal to the lesser of (x) the prime lending rate of the Bank of Montreal plus 3% or (y) 10%, compounded annually, from the date of payment by Purchaser of the Option Fee to the date of repayment by Sellers or (ii) solely at the Sellers' written election, transfer to Purchaser all of Sellers' rights and obligations under the License Agreement free and clear of any liens or encumbrances (other than under this Section 4) on or prior to December 31, 2005 (which date shall be extended on a day-for-day basis for each day that the Renewal Date is extended hereunder); provided, that, in the case of the foregoing clause (ii), in connection with and upon the Seller's transfer to the Purchaser of its rights and obligations under the License Agreement, the Purchaser shall sublicense to the Seller all rights and obligations of the Purchaser (after the transfer contemplated by the foregoing clause (ii)) under the License Agreement other than Purchaser's rights in Sections 2 and 3 of this Agreement; provided, further, that if the Seller repays the Option Fee to the Purchaser (with interest thereon at a rate equal to the lesser of (x) the prime lending rate of the Bank of Montreal plus 3% or
(y) 10%, compounded annually) within two years after the date the Seller transfers its rights and obligations under the License Agreement to the Purchaser pursuant to the foregoing clause (ii), the Purchaser shall, upon such repayment, transfer to the Seller all of the Purchaser's rights and obligations under the License Agreement free and clear of any liens or encumbrances other than Purchaser's rights under Sections 2 and 3 of this Agreement.

   (b) Sellers shall not amend, modify or terminate any provision of the License Agreement in any manner so as to adversely affect the Purchaser's rights to use the Novasome Technology as provided herein or which would interfere with Sellers' obligations under the Supply Agreement.

   (c) Sellers shall not transfer, assign or otherwise convey the License Agreement except in connection with a Change of Control, and then only on condition that the assignee expressly agree in writing delivered to the Purchaser to be bound by the provisions of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prevent or inhibit the Seller from sublicensing any of its rights and obligations under the License Agreement other than those rights granted to Purchaser in Sections 2 and 3 hereof and no consent of or notice to the Purchasers shall be required with respect to any such sublicense.

   5. Definitions.  For purposes of this Agreement,

   (a) "Change of Control" means, with respect to any person (the "Target"), the sale, transfer or other disposition of all or substantially all of such Target's assets to one or more other persons (the "Acquiror") in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the Acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Target immediately prior to that transaction.

   (b) "IGI-Novasome Products" means those products by which Novasome Technology is included in the products that are Technology Products as of the date hereof (or in the case of Technology Products whose distribution was discontinued prior to the date hereof, on such date of discontinuance) including, but not limited to, those set forth on Exhibit A hereto.

   (c) "License Agreement" means that certain License Agreement, dated December 13, 1995, by and between Micro Pak, Inc., a Delaware corporation ("Micro-Pak") and Igen, attached hereto as Exhibit B.

   (d) "Novasome Technology" means any technology, intellectual property, trade secrets, processes and other property licensed, provided or used or permitted to be licensed, provided or used under the License Agreement that was used in any products of the Pet Business on or prior to the Closing Date of the Purchase Agreement.

   (e) "Technology Products" means all product lines or product categories in the Field known as: (i) shampoos, if such products contain any of the active ingredients contained in products of the Pet Business that are shampoos that exist on the date hereof or existed at any time prior hereto; (ii) creme rinses, if such products contain any of the active ingredients contained in products of the Pet Business that are creme rinses that exist on the date hereof or existed at any time prior hereof; (iii) moisturizing sprays or ear cleansers, to the extent such sprays or ear cleansers, as the case may be, are formulated with 100% Novasome Technology; and (iv) hand cremes. A product which is a Technology Product shall cease to be a Technology Product if the Novasome Technology in its formulation is reduced to a de minimis amount compared to the amount of Novasome Technology in its formulation in effect on the date hereof (or, if the Product has been discontinued prior to the date hereof, its formulation on the date that its use was discontinued).

   5.2. Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by confirmed facsimile or email (with the original to follow by first class mail, postage prepaid) or sent, postage prepaid, by registered or certified mail or internationally recognized express courier service and shall be deemed given when so delivered by hand, email or facsimile or if mailed, five (5) days after mailing (two (2) business day in the case of overnight courier service) at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to the Buyer, to

          VETOQUINOL U.S.A., Inc.
          2000 Chemin Georges
          Lavaltrie, Quebec
          Canada J0K 1H0
          Attention: Normand Robichaud
          Telephone: 450-586-2252
          Facsimile: 450-586-2511
          Email: nrobichaud@vetoquinol.ca

          With a copy to:

          VETOQUINOL S.A.
          Laboratoire Vetoquinol
          34, rue du Chene Sainte-Anne
          70200, Magny-Vernois, France
          Attention: Directeur General
          Telephone: 011-333-8462-5555
          Facsimile: 011-333-8462-5509
          Email: dg@vetoquinol.com

      (b) if to a Seller, to

          IGI, Inc.
          Wheat Road & Lincoln Avenue
          P.O. Box 687
          Buena, NJ 08310-0687
          Attention: John Ambrose
          Telephone: 856-697-1441
          Facsimile: 856-697-2259
          Email: johnambrose@askigi.com

          With a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109
          Attention: Jeffrey N. Carp, Esq.
          Telephone: 617-526-6468
          Facsimile: 617-526-5000
          Email: jeffrey.carp@haledorr.com

   6. No Waiver. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, of any part hereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

   7. Amendment; Interpretation. This Agreement may not be amended or extended in any respect except by a writing signed by all parties hereto. The subject matter and language of this Agreement has been the subject of negotiations between the parties hereto and their respective counsel, and this Agreement has been jointly prepared by them; accordingly, this Agreement shall not be construed against any party hereto on the basis that it was drafted by such party or its counsel.

   8. Governing Law; Jurisdiction; Specific Performance.

   (a) This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of New York.

   (b) Each party hereto (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (iv) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION AGREEMENTS. Each party hereto hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required to any other party hereto with respect thereto. Any party hereto may make service on another party hereto by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.2. Nothing in this Section 8(b), however, shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

   (c) Each of the parties hereto acknowledges that the other may be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth in this Agreement. Accordingly, it is agreed that, in addition to any other remedies that may be available to a party upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity. Nothing contained in this Section 8(c) shall release such party from any liability arising from any breach by it of its representations, warranties, covenants or agreements in this Agreement.

   (d) Each of the Sellers and the Purchaser hereby agrees to seek confidential treatment of all confidential matters relating to any suit, claim, action or proceeding brought in any court.

   9. Assignment. The Sellers shall not, without the Purchaser's prior written consent, in any way transfer, assign or otherwise convey either (i) this Agreement or any of the Sellers duties or obligations hereunder or (ii) the License Agreement except in either case in connection with a Change of Control and then only on condition that the assignee expressly agree in writing delivered to the Purchaser prior to the consummation of the Change of Control to assume all of the Seller's obligations hereunder. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.


                                          THE SELLERS:

                                          IGI, INC.


                                               By: -----------------------------
                                                   Name:
                                                   Title:

                                          IGEN, INC.


                                               By: -----------------------------
                                                   Name:
                                                   Title:

                                          THE PURCHASER:

                                          VETOQUINOL U.S.A, INC.


                                               By: -----------------------------
                                                   Name:
                                                   Title:

                                                                        Annex C

                      MANUFACTURING AND SUPPLY AGREEMENT

   This Manufacturing and Supply Agreement (the "Agreement"), dated as of
      , 2002, is entered into by and among IGI, Inc., a Delaware corporation ("IGI"), Igen, Inc., a Delaware corporation ("Igen") (IGI and Igen, collectively, the "Suppliers" and each a "Supplier"), and Vetoquinol, U.S.A., Inc., a Delaware corporation (the "Purchaser").

                                   RECITALS

   WHEREAS, the Suppliers are in the business of the production and marketing of products in the animal health business, such as pharmaceuticals, nutritional supplements and grooming aids and formulations under the names EVSCO Pharmaceuticals, Tomlyn and Luv'Em, among others (collectively, the "Pet Business");

   WHEREAS, the Purchaser and IGI have entered into that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of February 6, 2002, pursuant to which the Purchaser has agreed to purchase, and IGI has agreed to sell the Purchased Assets (as defined in the Purchase Agreement) as further set forth in the Purchase Agreement;

   WHEREAS, certain products manufactured, marketed or sold by the Pet Business incorporate Novasome Technology in a form manufactured by the Suppliers;

   WHEREAS, Section 2.02 of the Purchase Agreement provides that IGI, Igen and the Purchaser will each execute and deliver to each other this Agreement at the Closing (as defined in the Purchase Agreement);

   WHEREAS, the Suppliers desire to supply the Purchaser with certain products incorporating Novasome Technology on the terms and conditions set forth in this Agreement;

   WHEREAS, the Purchaser desires to have the Suppliers supply to it such products on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the above premises and the mutual agreement set forth herein, the parties agree as follows:

   1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

   "Change of Control" means, with respect to any person (the "Target"), the sale, transfer or other disposition of all or substantially all of such Target's assets to one or more other persons (the "Acquiror") in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the Acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Target immediately prior to that transaction.

   "Field" means the manufacture, packaging, marketing, selling or other distribution of products for use in the animal health business.

   "Force Majeure" means any event beyond the control of the parties, including, without limitation, fire, flood, riots, strikes, epidemics, war (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), acts of terrorism and responses thereto, shortages, scarcities, embargoes and governmental actions or decrees.

   "IGI-Novasome Products" means those products by which Novasome Technology is included by the Suppliers in the Technology Products as of the date hereof (or in the case of Technology Products whose distribution was discontinued prior to the date hereof, on such date of discontinuance), including, but not limited to, those set forth on Exhibit A attached hereto.

   "License Agreement" means that certain License Agreement, dated December 13, 1995 by and between Micro-Pak, Inc., a Delaware corporation ("Micro-Pak"), and Igen.

   "Novasome Technology" means any technology, intellectual property, trade secrets, processes and other property licensed, provided or used or permitted to be licensed, provided or used under the License Agreement that was used in any products of the Pet Business on or prior to the Closing Date of the Purchase Agreement.

   "person" (regardless of whether capitalized) means any natural person, entity, or association, including any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

   "Related Technology" means any new technology or product incorporating Novasome Technology developed solely by or for IGI or any of its wholly-owned subsidiaries (and no other person other than IGI or any of its wholly-owned subsidiaries), which technology IGI desires to use in the Field.

   "Technology Products" means all product lines or product categories in the field known as:

      (i) shampoos, if such products contain any of the active ingredients contained in any products of the Pet Business that are shampoos that exist on the date hereof or existed at any time prior hereto;

      (ii) creme rinses, if such products contain any of the active ingredients contained in any products of the Pet Business that are creme rinses that exist on the date hereof or existed at any time prior hereto;

      (iii) moisturizing sprays or ear cleansers, to the extent such sprays or ear cleansers, as the case may be, are formulated with 100% Novasome Technology; and

      (iv) hand cremes.

A product which is a Technology Product shall cease to be a Technology Product if the Novasome Technology in its formulation is reduced to a de minimis amount compared to the amount of Novasome Technology in its formulation in effect on the date hereof (or, if the product has been discontinued prior to the date hereof, its formulation on the date that its use was discontinued).

   2. Supply of Products; Forecasts and Orders.

   2.1. General. Subject to the terms and conditions of this Agreement, the Suppliers shall sell to the Purchaser, and the Purchaser shall purchase from the Suppliers, the IGI-Novasome Products, in such quantities and at such times as ordered by the Purchaser in accordance with Section 2 hereof. The Suppliers shall use commercially reasonable efforts to maintain manufacturing capacity sufficient to meet the Purchaser's needs on a timely basis. In the event of any shortage of any raw materials or supplies required by the Suppliers to manufacture the IGI-Novasome Products forecast under Section 2.2, the Suppliers shall assure that the Purchaser's Orders for the IGI-Novasome Products are fulfilled on a pro rata basis, based upon the available raw materials and supplies and the other needs, requirements and commitments of the Suppliers (including, without limitation, the manufacture, production and supply of products for the Suppliers' use in the Suppliers' businesses) for such raw materials and supplies.

   2.2. Forecasts. Promptly after the Effective Date, the Purchaser shall provide the Suppliers with a written forecast of its estimated purchases of each IGI-Novasome Product for the next three (3) months. Suppliers shall use reasonable commercial efforts to fill Orders that are consistent with such forecast. On the 15th day of every month commencing with the second month after the Effective Date, the Purchaser shall provide the Suppliers with a written forecast of the Purchaser's estimated purchases of IGI-Novasome Products during each month of the 3-month period beginning with the second month following the month in which the forecast is given. For example, on January 15th the Purchaser would give a forecast of the months of March, April and May. On February 15th the Purchaser would give a forecast for the months of April, May and June. The last forecast in which a month is included shall constitute a binding commitment to purchase in such month, at the minimum, 75% of the estimated purchases of each IGI-Novasome Product set forth in such forecast with respect to such month. For example, the month of May would be included in forecasts given on January 15th , February 15th and March 15th. The forecast for May included in the March 15th forecast would be binding on the Purchaser to the extent provided above. In no event will the Suppliers be required to supply, otherwise provide or sell to the Purchaser with respect to any month any IGI-Novasome Products in excess of the amount for such IGI-Novasome Products set forth in the binding forecast provided by the Purchaser to the Suppliers under this Section 2.2 for such month.

   2.3. Orders. Orders to purchase the IGI-Novasome Products under this Agreement ("Orders") shall be made in writing and submitted by mail, facsimile, electronic mail or other means agreed upon by the parties. Each order must specify the quantity of each IGI-Novasome Product being ordered and the delivery dates therefor. All orders shall reference and incorporate the terms and conditions set forth in this Agreement. The quantity for each IGI-Novasome Product ordered in any Order shall be set in whole number units of 2,000 kilogram batch sizes, with a minimum order of one 2,000 kilogram batch size. No Order shall set a delivery date for less than forty-five (45) days after the date that such Order is delivered to the Suppliers.

   2.4. Specifications. During the Term, the Suppliers shall assure that the IGI-Novasome Products shall conform in all material respects to those formulations and specifications for IGI-Novasome Products utilized by the Suppliers in their conduct of the Pet Business on the date of the Purchase Agreement and on the date hereof (collectively, the "Specifications"). The Specifications are described in Exhibit B attached hereto. Except as may be required by Sections 2.5 and 5, no change shall be made to the Specifications without the Purchaser's prior written consent.

   2.5. Compliance. The Suppliers shall comply with all applicable laws and regulations, and all approvals and permits maintained by it, if any, with respect to the manufacture, sale and delivery of IGI-Novasome Products under this Agreement.

   3. Delivery; Acceptance and Rejection; Payment.

   3.1. Deliveries. The Suppliers shall deliver all IGI-Novasome Products specified under each Order, f.o.b. the Suppliers' plant in Buena, New Jersey (or such other location in the United States as the Suppliers may designate to the Purchaser in writing). In the event that the Suppliers are, or may become, unable to timely fill any Order for any reason, the Suppliers shall promptly notify the Purchaser of such inability.

   3.2. Right to Reject Delivery. Upon receipt of any delivery of IGI-Novasome Products hereunder, the Purchaser shall make or cause to be made such inspection and tests of the IGI-Novasome Products as the Purchaser shall deem reasonably necessary to determine whether or not such IGI-Novasome Products conform to the Specifications and the Purchaser's Order. In the event any IGI-Novasome Product fails to so conform, before using the IGI-Novasome Product, the Purchaser shall give the Suppliers written notice of such failure (which notice shall describe the specific failure to conform) within sixty (60) days after the date of delivery of the IGI-Novasome Product to the Purchaser, and at the Purchaser's election, the Suppliers shall promptly either (i) replace the nonconforming IGI-Novasome Product(s) within thirty (30) days after receipt of such notice from the Purchaser, or (ii) issue to the Purchaser a credit in the amount of the Manufacturing Fee applicable to the of the nonconforming IGI-Novasome Product(s) plus applicable taxes and costs, to the extent such Manufacturing Fee, taxes and costs have been paid by the Purchaser. In the case of either replacement or credit pursuant to the preceding clauses
(i) and (ii), the Purchaser shall promptly return to the Suppliers the nonconforming IGI-Novasome Product at the Supplier's cost.

   3.3. Payment. During the Term, the Purchaser shall pay to IGI, within thirty (30) days of delivery of a shipment of IGI-Novasome Products under an Order, on an order-by-order basis, a manufacturing fee (the "Manufacturing Fee") for each IGI-Novasome Product as specified in Exhibit A attached hereto; provided, however, that the Purchaser shall not pay any Manufacturing Fee for any IGI-Novasome Product(s) that are rejected by the Purchaser pursuant to
Section 3.2 unless such IGI-Novasome Product(s) are replaced or credited by the Suppliers pursuant to Section 3.2. All payments made by the Purchaser under this Section 3.3 shall be made in U.S. Dollars. The Manufacturing Fee for each IGI-Novasome Product set forth in Exhibit A shall govern through the date three
(3) years subsequent to the date of this Agreement, subject to increase on an annual basis by a percentage equal to twenty percent of the percentage by which the Producer Price Index published by the United States Department of Labor as may be applicable to the State of New Jersey (the "PPI") has increased during such annual period. Thereafter such Manufacturing Fee shall be subject to increase on an annual basis by a percentage equal to the percentage by which the PPI has increased during such annual period. For any new products or reformulation of old products, the parties will negotiate in good faith a fee to be paid to IGI. In the event the parties are not able to come to terms on such a fee, the Suppliers shall have no obligation to supply, otherwise provide or sell to the Purchaser any such new products or reformulations of old products and shall have no liability to the Purchaser with respect thereto. Notwithstanding anything in this Agreement to the contrary, the Suppliers shall not be under any obligation to supply IGI-Novasome Products to the Purchaser during any period when any material portion of the Manufacturing Fee has not been paid when due, provided that any portion of the Manufacturing Fee as to which there exists a bona fide dispute between the Purchaser and the Suppliers shall not be deemed unpaid for the purposes of this sentence.

   4. Use of IGI-Novasome Products; Access to Related Technology.

   4.1. Use of IGI-Novasome Products. The Purchaser shall use the IGI-Novasome Products purchased from the Suppliers pursuant to this Agreement only in connection with the manufacture, packaging, marketing, sale or other distribution by the Purchaser, its successors, assigns or licensees of Technology Products in the Field. The Purchaser and the Suppliers shall negotiate in good faith the terms and conditions upon which Supplier will supply IGI-Novasome Products to the Purchaser for any other purpose. In the event the parties are not able to agree as to the supply of IGI-Novasome Products for another purpose, the Suppliers shall have no obligation to supply, otherwise provide or sell to the Purchaser IGI-Novasome Products for such purpose.

   4.2 Technology. Subject to the provisions of this Section 4.2, the Purchaser shall have the first right of negotiation to become the exclusive purchaser from the Suppliers of any Related Technology. Upon the determination by IGI or any of its wholly-owned subsidiaries to market for commercial use of any Related Technology, the Suppliers shall promptly notify the Purchaser in writing of the existence thereof (the "Related Technology Notice"), and the parties hereby agree to negotiate in good faith with respect to mutually acceptable terms, including distribution and pricing terms, relating to the potential marketing and/or use of such Related Technology. Any Related Technology Notice and the contents thereof shall be held by the Purchaser in the strictest confidence, and the negotiations described in the previous sentence shall be conducted only to the extent covered by a confidentiality agreement in a form reasonably agreeable to both parties. In the event that the Suppliers and the Purchaser are unable to reach a mutually satisfactory agreement regarding any Related Technology within 90 days of the Related Technology Notice, the Suppliers shall be free to offer such Related Technology to others and will have no liability to the Purchaser with respect thereto under this Agreement. Notwithstanding the foregoing, the Suppliers are not required to disclose to the Purchaser, or provide to the Purchaser any opportunity to negotiate to purchase or market, any technology developed by the Suppliers pursuant to a contract or venture or other understanding, arrangement or agreement with a third party (such technology, the "Unrelated Technology"). Any use or licensing of the Unrelated Technology, or the manufacture or supply of any products that contain or are based on the Unrelated Technology by the Suppliers shall not violate this Section 4.2.

   5. Regulatory, Trademark, Licensing and Patent Matters. The Suppliers hereby represent and warrant that they have obtained and will maintain all material regulatory approvals that are necessary for manufacturing the IGI-Novasome Products.

   6. Term and Termination.

   6.1. Term. The term of the Suppliers obligations to supply IGI-Novasome Products to the Purchaser hereunder will commence on the date hereof (the "Effective Date"), and, unless sooner terminated as provided in Section 6.2 hereof, will remain in force until December 13, 2015.

   6.2. Termination.  This agreement may be terminated as follows:

      (a) Either Supplier shall have the right to terminate this Agreement (including any pending orders placed by the Purchaser) immediately upon written notice to the Purchaser in the event the Purchaser files or has filed against it, any petition in a bankruptcy or similar proceeding.

      (b) The Purchaser shall have the right to terminate this Agreement (including any pending orders placed by the Purchaser) immediately upon written notice to either Supplier in the event that either Supplier files or has filed against it any petition in a bankruptcy or similar proceeding.

      (c) The Suppliers may only terminate this Agreement immediately if Purchaser fails to perform any of its material obligations under this Agreement and such nonperformance continues for more than sixty (60) days after written notice is received by Purchaser.

      (d) The Purchaser may terminate this Agreement immediately if any representation or warranty of any Supplier is materially inaccurate or if the Suppliers fail to perform any of their material obligations under this Agreement and such nonperformance continues for a period of sixty (60) days after written notice is received by the Suppliers.

      (e) If the manufacture, sale or distribution of any of the IGI-Novasome Products is prohibited by applicable laws, rules or regulations in effect from time to time, then either of the Suppliers, or the Purchaser, as the case may be, may immediately terminate this Agreement at any time; provided that if such prohibition relates to less than all of the Technology Products, any such termination shall relate only to the Technology Products with respect to which the manufacture, sale or distribution of IGI-Novasome Products is prohibited, and this Agreement shall remain in effect with respect to the Technology Products with respect to which the manufacture, sale or distribution of IGI-Novasome Products is not prohibited.

      (f) The Purchaser may terminate this Agreement for any other reason with a minimum of six (6) months notice of intent to terminate except as otherwise provided herein.

   6.3. Effects of Termination. On the date that this Agreement is terminated pursuant to any of the provisions of Section 6.2 (the "Termination Date"), the following shall occur: (i) the Purchaser shall be required to pay to the Suppliers, within a reasonable time following the Termination Date, any Manufacturing Fees incurred as a result of Orders placed prior to, but not after, the Termination Date, and (ii) any and all IGI-Novasome Products manufactured by the Suppliers in response to an Order made by the Purchaser prior to the Termination Date shall be delivered by the Suppliers to the Purchaser pursuant to the terms of such Order.

   7. Warranties. All products formulated by the Suppliers, and all labeling provided by the Suppliers shall be subject to IGI's standard warranty that the IGI-Novasome Products meet the Specifications, and are manufactured in accordance with approved processes and comply with all applicable bulk manufacturing, federal, state and local regulatory requirements. The warranty provisions in this Section 7 provide the exclusive warranties for any product supplied, otherwise provided or sold by the Suppliers to the Purchaser under this Agreement. No other warranty, express or implied, shall apply to any such products. The Suppliers specifically disclaim all implied warranties of merchantability, fitness for a particular purpose and noninfringement.

   8. Insurance. The Suppliers shall maintain general liability insurance, with products liability coverage, in such amounts and upon such terms as the Suppliers deem advisable, but in any event not less than two million dollars ($2,000,000) in coverage. Upon reasonable request from time to time, the Suppliers shall provide the Purchaser with evidence of such insurance.

   9. Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by confirmed facsimile or email (with the original to follow by first class mail, postage prepaid) or sent, postage prepaid, by registered or certified mail or internationally recognized express courier service and shall be deemed given when so delivered by hand, email or facsimile or if mailed, five (5) days after mailing (two (2) business day in the case of overnight courier service) at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to the Buyer, to

          VETOQUINOL U.S.A., Inc.
          2000 Chemin Georges
          Lavaltrie, Quebec
          Canada J0K 1H0
          Attention: Normand Robichaud
          Telephone: 450-586-2252
          Facsimile: 450-586-2511
          Email: nrobichaud@vetoquinol.ca

          With a copy to:

          VETOQUINOL S.A.
          Laboratoire Vetoquinol
          34, rue du Chene Sainte-Anne
          70200, Magny-Vernois, France
          Attention: Directeur General
          Telephone: 011-333-8462-5555
          Facsimile: 011-333-8462-5509
          Email: dg@vetoquinol.com

      (b) if to a Seller, to

          IGI, Inc.
          Wheat Road & Lincoln Avenue
          P.O. Box 687
          Buena, NJ 08310-0687
          Attention: John Ambrose
          Telephone: 856-697-1441
          Facsimile: 856-697-2259
          Email: johnambrose@askigi.com

          With a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, MA 02109
          Attention: Jeffrey N. Carp, Esq.
          Telephone: 617-526-6468
          Facsimile: 617-526-5000
          Email: jeffrey.carp@haledorr.com

   10. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.

   11. Entirety of Agreement; Amendment and Waiver. This Agreement sets forth the entire agreement between the parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. Neither this Agreement, nor any of the terms or provisions hereof or appendices hereto, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by the other party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of any subsequent or other failure.

   12. Assignment. The Suppliers shall not without the Purchaser's prior written consent in any way transfer, assign or otherwise convey either this Agreement or any of the Suppliers' rights, interests, duties or obligations hereunder, except in connection with a Change of Control and then only on condition that the assignee expressly agree in writing delivered to the Purchaser prior to the consummation of the Change of Control to assume all of the Suppliers' obligations hereunder. Notwithstanding anything to the contrary herein, the Suppliers may subcontract out any or all of their obligations under this Agreement. The Purchaser shall not, without the Suppliers' prior written consent, in any way transfer, assign or otherwise convey its rights under
Section 4.2 except in connection with a Change of Control and then only on condition that the assignee expressly agree in writing to assume all of the Purchaser's obligations hereunder.

   13. Actions by the Suppliers. Any action required to be taken by or that may be taken by, or any obligation of, the Suppliers under this Agreement shall be deemed taken or performed if taken or performed by any one or more of the Suppliers.

   14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   15. Independent Contractor. This Agreement shall not create an agency, partnership, joint venture or employer/employee relationship between the parties hereto. Each of the Purchaser and the Suppliers hereby agrees not to represent itself in any of such capacities in any manner whatsoever in reliance on the terms of this Agreement. The sole relationship established by this Agreement is that of independent contractors, and nothing hereunder shall be construed to give either party the power or authority to act for, represent, bind or commit the other party.

   16. Remedies. The parties acknowledge and agree that, in the event of a breach or a threatened breach by either party of this Agreement, the other party may suffer irreparable damage for which it will have no adequate remedy at law and, accordingly, shall be entitled to injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without the necessity of posting any bond or surety, in addition to any other remedy it might have at law or at equity. Unless otherwise provided in this Agreement, each right and remedy set forth in this Agreement is in addition to any other right and remedy, at law or in equity, and the exercise of one right or remedy shall not be deemed a waiver of any other right or remedy.

   17. Singular and Plural Forms. The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form, as in each case the context may require.

   18. Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

   19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

   20. Limitation on Damages. No party shall be liable to the other under strict liability or for any indirect special, exemplary or punitive damages or except as provided in the Uniform Commercial Code, for any incidental or consequential damages in connection with the subject matter of this Agreement or any Order.

   21. Force Majeure. Neither Party shall be liable for any failure or delay of performance under this Agreement due to any Force Majeure. Each party shall use all reasonable efforts to minimize the impact of a Force Majeure upon such party and its ability to perform any of its respective obligations under this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first written above.



                                               IGI, INC.

                                               By  -----------------------------
                                                   Name:
                                                   Title:

                                               IGEN, INC.

                                               By  -----------------------------
                                                   Name:
                                                   Title:

                                               VETOQUINOL U.S.A., INC.

                                               By  -----------------------------
                                                   Name:
                                                   Title:

                                                                Preliminary Copy
                                                         Filed on April 29, 2002


                                                                      Appendix A
                                                                      ----------


                                    IGI, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         Special Meeting of Stockholders

                                  May 31, 2002

The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Earl R. Lewis, John Ambrose and Domenic N. Golato, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote, in respect of all shares of capital stock of IGI, Inc. ("IGI") which the undersigned may be entitled to act or vote, at the special meeting of stockholders of IGI to be held on May 31, 2002 and at any adjournment of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                                                                SEE REVERSE SIDE

                 Please Detach and Mail in the Envelope Provided

[X] Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS. To vote in accordance with this recommendation, just sign this proxy; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the recommendation of the board of directors.

1. To authorize the sale of assets contemplated by the asset purchase agreement dated as of February 6, 2002 by and between Vetoquinol U.S.A., Inc. and IGI, Inc., a copy of which is set forth in Annex A to the board of directors' proxy statement for the special meeting.

      [_]  FOR        [_]  AGAINST       [_]  ABSTAIN


2. To adjourn the meeting upon motion by the presiding officer or his designee to allow additional time for solicitation of proxies.

      [_]  FOR        [_]  AGAINST       [_]  ABSTAIN


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]


Signature:_______________ Date:_______ Signature:_________________ Date:_______

NOTE: Please sign exactly as name(s) appear(s) on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.